Exhibit 8

Execution Version

MARGIN LOAN AGREEMENT

dated as of April 8, 2021

among

VALOR BUYER LP,

as Borrower,

VALOR BUYER GP LLC,

as Borrower’s General Partner,

THE LENDERS PARTY HERETO,

BANK OF MONTREAL, CHICAGO BRANCH,

as Administrative Agent

and

JPMORGAN CHASE BANK, N.A.,

as Calculation Agent

i

EXHIBITS
Exhibit A – Form of Officer’s Certificate
Exhibit B-1 – Form of Borrower Security Agreement
Exhibit B-2 – Form of GP Security Agreement
Exhibit B-3 – Form of LP Security Agreement
Exhibit B-4 – Form of GP Parent Security Agreement
Exhibit B-5 – Form of Control Agreement
Exhibit C –Form of Fund Representation Letter
Exhibit D – Form of Collateral Call Notice
Exhibit E-1 – U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-2 – U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-3 – U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4 – U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F – Form of Equity Commitment Letter
Exhibit G – Form of Capital Call Confirmation
Exhibit H – Form of Issuer Agreement
Exhibit I – Form of Borrowing Confirmation

This MARGIN LOAN AGREEMENT dated as of April 8, 2021 (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”), among Valor Buyer LP, a Delaware limited partnership, as borrower (“Borrower”), each lender as set forth in Schedule I to the Additional Terms Letter and each other lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Bank of Montreal, Chicago Branch, as Administrative Agent (as defined below), JPMorgan Chase Bank, N.A., as Calculation Agent (as defined below), and, solely for purposes of Articles 3, 5 and 6, Valor Buyer GP LLC, a Delaware limited liability company, as Borrower’s general partner (“GP”).

Borrower has requested that Lenders make Advances to it in an aggregate principal amount (excluding interest paid in kind) not exceeding the aggregate Commitments, and Lenders are prepared to make such Advances upon the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accelerating Lender” means any Lender that has accelerated any Advances owing to it pursuant to Section 7.01; provided that, if an Event of Default of the type specified in Section 7.01(f) has occurred and the Advances of all Lenders have automatically become due, each Lender shall be considered an “Accelerating Lender” hereunder.

“Acceptable Collateral” means any of the following assets of Borrower, if (x) held in or credited to any Collateral Account subject to a first priority Lien under the applicable Security Agreement and (y) the Collateral Requirement has been satisfied with respect thereto:

(a) Cash and Cash Equivalents held in the Collateral Accounts;

(b) security entitlements in respect of Collateral Shares that (x) in the case of Preferred Shares, were deposited into, or credited to, the Collateral Accounts on, and have remained Collateral in the Collateral Accounts since, the Closing Date and (y) in the case of Common Shares, were issued upon conversion of Collateral Shares that are Preferred Shares described in the immediately preceding clause (x) in accordance with the terms of the Series A Certificate of Designation or Series B Certificate of Designation, as applicable, as long as, in each case:

(i) such Collateral Shares are DTC Collateral Shares and, in the case of Collateral Shares that are Series A Preferred Shares or Common Shares issued upon conversion of Series A Preferred Shares, bear an unrestricted CUSIP;

(ii) such Collateral Shares and such security entitlements are not subject to (1) any Transfer Restriction (other than Permitted Transfer Restrictions) and, for the avoidance of doubt, are not subject to any restrictive legend other than any legend set forth in the Investment Agreement as in effect on the date hereof, (2) any Restrictive Conditions (other than Permitted Restrictive Conditions) or (3) any Lien (other than Permitted Liens); and

(iii) such Collateral Shares are duly authorized, validly issued, fully paid and non-assessable; and

(c) any Other Acceptable Collateral.

“Acceptable Letter of Credit Issuer” means, at any time, a financial institution organized under the laws of the United States whose (a) senior unsecured unsubordinated indebtedness is rated at least A3 by Moody’s and A- by S&P and (b) combined capital, surplus and undivided profits is not less than $500,000,000, in each case, at such time.

“Act” has the meaning specified in Section 9.15.

“Additional Terms Letter” means that certain Additional Terms Letter dated as of the date hereof among the Lenders and Borrower.

“Adjustment Determination Date” means, in respect of any Facility Adjustment Event or Potential Facility Adjustment Event, the date on which Calculation Agent has notified Borrower of (i) the adjustments that will be made to the terms of the Margin Loan Documentation on account thereof or (ii) its determination that no such adjustments under Section 9.01 are necessary.

“Adjustment Determination Period” means the period beginning on, and including, the date on which a Facility Adjustment Event or Potential Facility Adjustment Event occurs and ending on, and including, the earlier of (i) the related Adjustment Determination Date and (ii) the fifth Business Day following such occurrence.

“Administrative Agent” means Bank of Montreal, Chicago Branch, in its capacity as administrative agent under the Margin Loan Documentation, or any successor administrative agent hereunder (including, without limitation, any successor appointed under Section 8.05), subject to Section 2.12.

“Advance” means an Initial Advance or a Delayed Draw Advance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, the Person specified.

“Affiliated Lender” has the meaning specified in Section 9.07(a).

“Agent” means each of Administrative Agent and Calculation Agent, or either of them, as the context may require.

“Agented Lender” means any Lender who has taken an Advance hereunder by assignment, but has not yet entered into a Security Agreement and Control Agreement with respect to the Collateral securing the Obligations owing to it. Any reference in the Margin Loan Documentation to the Applicable Lender with respect to an Agented Lender shall be to the Lender who assigned an Advance to such Agented Lender, and vice versa.

“Aggregate Collateral Share Value” means, at any time, the sum of (a) the Preferred Share Collateral Value and (b) the Common Share Collateral Value.

“Aggregate Delayed Draw Maximum” has the meaning set forth in the Additional Terms Letter.

“Agreement” has the meaning specified in the preamble hereto.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and all rules or regulations promulgated thereunder, the U.K. Bribery Act of 2010, and any other applicable anti-bribery or anti-corruption law.

“Apax Entities” means each of the Fund Entities and any of their respective Subsidiaries or Affiliates, or any other Person that is Controlled by a general partner of a Fund Entity (or by an Affiliate of such general partner), including, for the avoidance of doubt, Borrower.

“Applicable Credit” has the meaning specified in Section 2.06(d)(iv).

“Applicable Lender” means any Lender other than an Agented Lender.

“Applicable Margin” has the meaning specified in the Additional Terms Letter.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, subject to Section 2.12, with respect to any Lender at any time, (a) the aggregate principal amount of such Lender’s Advances divided by (b) the aggregate principal amount of the Advances owed to all Lenders.

“Applicable Rate” means, with respect to any Interest Period, the LIBO Rate for such Interest Period plus the Applicable Margin; provided that, if the LIBO Rate cannot be determined for the relevant Interest Period for whatever reason, Applicable Rate shall mean, with respect to each day in such Interest Period, a rate per annum equal to the Base Rate in effect on such day plus the Applicable Margin less 1.00%. Any change in the Applicable Rate due to a change in the Base Rate shall be effective from and including the effective date of such change in the Base Rate.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Attributable Debt” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Authorized Representative” means, as applied to any Person, any authorized signatory or Responsible Officer appointed or designated in accordance with such Person’s Organization Documents.

“Available Dividend Amount” means, at any time, initially, zero Dollars, (i) as increased, from time to time, by the aggregate amount of Cash dividends received in the Collateral Accounts and (ii) as reduced, from time to time, but not below zero Dollars, by (a) the aggregate amount of any Collateral consisting of Cash withdrawn from the Collateral Accounts pursuant to Section 2.06(d)(ii), (b) the aggregate amount of any payments of interest on the Advances made with Cash withdrawn from, or that but for such payment would have been required to be credited to, the Collateral Accounts, and (c) the amount of any reduction to the Net PIK Amount pursuant to clause (ii) of the definition thereof.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the Applicable Rate pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Action” means any of the following, with respect to any Person: (a) to institute any proceedings to adjudicate such Person as bankrupt or insolvent, (b) to institute or consent to the institution of bankruptcy, reorganization or insolvency proceedings against such Person or file a bankruptcy petition or any other petition seeking, or consenting to, reorganization or relief with respect to such Person under any Debtor Relief Law, (c) to file or consent to a petition seeking liquidation, reorganization, dissolution, winding up or similar relief with respect to such Person, (d) to consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or conservator (or other similar official) of such Person or any part of its property, (e) to make any assignment for the benefit of such Person’s creditors, (f) to cause such Person to admit in writing its inability to pay its debts, or (g) to take any action in furtherance of any of the foregoing.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the purpose of this definition, the LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from, and including, the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.16 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.16(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement and the other Margin Loan Documentation.

“Basel III” means, collectively, those certain agreements on capital and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and “Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools,” as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time).

“Benchmark” means, initially, LIBO Rate; provided that, if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.16.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion; provided, further that, notwithstanding anything to the contrary in this Agreement or in any other Margin Loan Documentation, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for purposes of this Agreement and the other Margin Loan Documentation.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and other administrative matters, but expressly excluding changes to the frequency of making payments of interest) that Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and Borrower pursuant to Section 2.16(c); or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Margin Loan Documentation in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Margin Loan Documentation in accordance with Section 2.16.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Financial Statements” means, at any time, the financial statements of Borrower most recently delivered under Section 5.01.

“Borrower Security Agreements” means those certain Security Agreements, in each case, dated as of the date hereof (or any later date on which any Person becomes an Applicable Lender pursuant to the terms hereof), between the Borrower and an Applicable Lender, substantially in the form of Exhibit B-1.

“Borrowing Confirmation” means, with respect to any Collateral Shortfall or Mandatory Prepayment Event, a written confirmation by a Fund Entity substantially in the form of Exhibit I, stating that such Fund Entity has submitted a borrowing request under a Subscription Facility in an amount at least equal to the applicable Cure Amount (in the case of a Collateral Shortfall) or the Total Accrued Loan Amount (in the case of a Mandatory Prepayment Event) and attaching such executed borrowing request thereto.

“Borrowing Extended Cure Time” has the meaning specified in the Additional Terms Letter.

“Business Day” means any day on which commercial banks are open for business in New York City, United States, and, if such day relates to any interest rate setting for any Advance or any payments in respect of any Advance (other than, for the avoidance of doubt, for purposes of the definitions of “Borrowing Extended Cure Time”, “Capital Call Extended Cure Time” and “Cure Time”), means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Calculation Agent” means JPMorgan Chase Bank, N.A., or any successor calculation agent hereunder (including, without limitation, any successor appointed under Section 8.05), acting in accordance with Section 9.18, subject to Section 2.12.

“Capital Call Confirmation Package” means, with respect to any Collateral Shortfall or Mandatory Prepayment Event, the following:

(i) a written confirmation by the investment manager of the Fund Entities substantially in the form of Exhibit G, stating that such Fund Entities have called capital from their respective limited partners in an aggregate amount sufficient to fund each such Fund Entity’s pro rata share of the Capital Call Cure Amount;

(ii) an Equity Commitment Letter evidencing the commitment of the Fund Entities to transfer Cash in an aggregate amount necessary to, after giving effect to other measures taken as permitted by this Agreement, cure the relevant Collateral Shortfall or meet the payment obligations in respect of a Mandatory Prepayment Event, as applicable (such amount, the “Capital Call Cure Amount”) to the Unpledged Account of Borrower, who shall transfer such applicable Capital Call Cure Amount into the Collateral Accounts on a Pro Rata Basis as promptly as practicable; and

(iii) a copy of the most recently available NAV Statement, which NAV Statement demonstrates that the Fund Entities have sources of capital available in an amount that is at least equal to 1.25 times the applicable Capital Call Cure Amount, and a representation that the aggregate amount of its available capital commitments is at least equal to 1.25 times the applicable Capital Call Cure Amount (it being agreed that such NAV Statement shall be subject to the confidentiality provisions of this Agreement).

“Capital Call Cure Amount” has the meaning set forth in the definition of Capital Call Confirmation Package.

“Capital Call Extended Cure Period” means, in respect of a Collateral Shortfall or Mandatory Prepayment Event as to which a Capital Call Extended Cure Time applies, the period from the date of delivery of the related Capital Call Confirmation Package to the applicable Capital Call Extended Cure Time.

“Capital Call Extended Cure Time” has the meaning specified in the Additional Terms Letter.

“Capital Call Maximum Amount” means, in respect of any Collateral Shortfall or Mandatory Prepayment Event, the greater of (i) zero and (ii) the applicable Cure Amount minus $40,000,000

“Cash” means all cash in Dollars at any time and from time to time deposited or to be deposited in the Collateral Accounts.

“Cash Deposit Agreement” means the Cash Deposit Agreement dated as of June 11, 2020 between Custodian and Borrower, as amended as of the Closing Date.

“Cash Equivalents” means any readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 12 months from the date of issuance thereof.

“Certificates of Designation” means the Series A Certificate of Designation and Series B Certificate of Designation, collectively.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.07(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented; provided, further, that if any Lender determines, as a result of the foregoing, a Change in Law has occurred, such Lender shall only request compensation from Borrower under Section 2.07 herein to the extent such Lender makes or expects to make a similar request, to the extent applicable, under comparable credit agreements for margin lending transactions secured by common Equity Interests with other borrowers similarly situated to Borrower.

“Change of Control” means (i) in the case of Borrower, any event or transaction, or series of related events or transactions, the result of which is that the Apax Entities cease to hold and control 100% of the voting equity of Borrower, directly or indirectly or (ii) in the case of Issuer, a “person” or “group” becomes the “beneficial owner” of more than 50% of Issuer’s voting equity (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) or a Preferred Shares Change of Control occurs.

“Charges” has the meaning specified in Section 9.16.

“Closing Date” means the first Business Day on which the conditions set forth in Section 4.01 have been satisfied or waived in accordance with this Agreement.

“Closing Procedures Memorandum” means a memorandum setting forth transactions to take place on the Closing Date in form and substance satisfactory to the Agents and Lenders.

“Closing Sale Price” means, on any Scheduled Trading Day, the closing sale price (or, if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the last bid and the last ask prices, in each case, at the scheduled closing time) per Common Share as reported by the Exchange.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all Shares (and security entitlements in respect thereof), Cash, Cash Equivalents and other personal property over which Liens are purported to be granted under the Security Agreements.

“Collateral Accounts” means each of the “Collateral Accounts” specified in the Borrower Security Agreements and with respect to which a Control Agreement is in effect.

“Collateral Call Notice” has the meaning specified in Section 2.06(c).

“Collateral Call Notice Deadline” means 10:00 p.m.

“Collateral Requirement” means, at any time, that all steps required under applicable Law, if any, or reasonably requested by any Applicable Lender, shall have been taken to ensure that each Security Agreement and Control Agreement in favor of such Applicable Lender creates a valid, first priority Lien (subject only to Permitted Liens) on all the Collateral that is perfected by (i) control (within the meaning of the UCC), to the extent such Collateral is capable of perfection by control under the UCC or (ii) filing, to the extent such Collateral is not capable of perfection by control under the UCC.

“Collateral Shares” means (i) any Preferred Shares and/or (ii) any Common Shares issued upon conversion of the Preferred Shares, in each case held in or credited to any Collateral Account.

“Collateral Shortfall” means, on any date, that the LTV Ratio is greater than the LTV Margin Call Level; provided that (i) solely for the purpose of determining whether a Collateral Shortfall has occurred on any Scheduled Trading Day following the delivery of a Collateral Call Notice and prior to the Relevant Cure Time with respect to any portion of the applicable Cure Amount that has not then been cured, the LTV Ratio shall be determined as if such portion were subtracted from “Net Obligations” and (ii) if a Mandatory Prepayment Event occurs and a Mandatory Prepayment Event Notice is delivered, a Collateral Shortfall shall not be deemed to occur thereafter unless such Mandatory Prepayment Event and its consequences are waived in accordance with the terms hereof.

“Collateral Shortfall Demand Date” means, (x) in respect of any Collateral Shortfall, the Scheduled Trading Day on which the relevant Collateral Call Notice is received by Borrower and (y) in respect of any Mandatory Prepayment Event, the Scheduled Trading Day on which the related Mandatory Prepayment Event Notice is received by Borrower, in each case, in accordance with Section 9.02.

“Commitment” means, with respect to each Lender, its Initial Commitment and any Delayed Draw Commitment.

“Common Shares” means shares of common stock, par value $0.001 per share, of Issuer.

“Common Share Collateral Value” means, at any time, the product of (a) the number of Common Shares that constitute Acceptable Collateral, excluding any Common Shares that have been sold pursuant to any Free Release PST or any DVP PST for which, in the case of a DVP PST, the scheduled settlement date is no later than one then-standard settlement cycle on the Exchange following execution of such sale and, in each case remain in the Collateral Accounts pending settlement thereof, and (b) the Reference Price, in each case at such time; provided that any portion of the Common Stock Collateral Value attributable to any Common Shares that have been sold pursuant to any Permitted Sale Transaction and remain in the Collateral Accounts pending settlement thereof shall not exceed the net proceeds of such Permitted Sale Transaction to be received in the Collateral Accounts in respect of such Common Shares.

“Communication” has the meaning specified in Section 5.06.

“Competitor” has the meaning specified in the Additional Terms Letter.

“Concurrent” means, with respect to any release of Collateral from any Collateral Account pursuant to Section 2.06(d) and any deposit or crediting of Cash or Cash Equivalents into such Collateral Account and/or any prepayment of the Advances owing to the Applicable Lender (including any Agented Lender with respect to such Applicable Lender) to whom such Collateral Account has been pledged, that either (i) such deposit, crediting or prepayment is made on a delivery versus payment basis (on terms reasonably acceptable to Calculation Agent) against such release or (ii) the Cash or Cash Equivalents with which such deposit, crediting or prepayment is made constitute Proceeds (as defined in the Borrower Security Agreements) of such released Collateral with respect to which such Applicable Lender has a perfected, first-priority security interest (subject to Permitted Liens) under the relevant Borrower Security Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreements” means the Control Agreements, dated as of the date hereof (or any later date on which any Person becomes an Applicable Lender), executed by Borrower, Custodian and an Applicable Lender, substantially in the form of Exhibit B-5.

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“cure” or “cured” means, with respect to any Collateral Shortfall, that Borrower shall have caused the LTV Ratio (determined based on the Reference Price as in effect on the date that such Collateral Shortfall occurred) to be less than or equal to the LTV Maintenance Level pursuant to Section 2.06(c).

“Cure Amount” means, (x) in respect of any Collateral Shortfall, the aggregate amount of Cash necessary to cure such Collateral Shortfall by depositing Cash to the Collateral Accounts and/or prepaying the Advances, in each case pursuant to the terms hereof and (y) in respect of any Mandatory Prepayment Event, the Total Accrued Loan Amount.

“Cure Time” has the meaning specified in the Additional Terms Letter.

“Custodian” means Deutsche Bank Trust Company Americas, or any successor appointed by Borrower with the consent of each Applicable Lender.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Delayed Draw Advance” has the meaning specified in Section 2.01(b).

“Delayed Draw Commitment” has the meaning specified in Section 2.01(b).

“Delayed Draw Funding Date” means the Business Day specified by Borrower in accordance with Section 2.01(d) as the Business Day on which Borrower wishes to borrow Delayed Draw Advances, subject to satisfaction of the conditions set forth in Section 4.02, which shall be at least three Business Days after the date of notification to Administrative Agent of Borrower’s request for Delayed Draw Advances.

“Delisting” means that the Exchange announces that pursuant to the rules of the Exchange, the Common Shares have ceased or will cease to be listed, traded or publicly quoted on the Exchange for any reason (other than as a consequence of a Change of Control of Issuer), and no other Designated Exchange has announced that it has accepted the Common Shares for listing, trading or quotation, which shall be effective contemporaneously with, or prior to, such cessation.

“Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market, or (in each case) any successor thereto.

“Disrupted Day” means any Scheduled Trading Day on which due to any failure of the Exchange to open for trading during its regular trading session or the occurrence or existence of a Market Disruption Event or otherwise, Calculation Agent is unable to determine the Closing Sale Price.

“Dollars” and “$” mean the lawful money of the United States.

“Drop Dead Date” has the meaning specified in the Additional Terms Letter.

“DTC” means The Depository Trust Company or its successor.

“DTC Collateral Shares” means Collateral Shares that are registered in the name of DTC or its nominee, maintained in the form of book entries on the books of DTC, and allowed to be settled through DTC’s regular book-entry settlement services.

“DVP PST” means a Permitted Sale Transaction other than a Free Release PST.

“Early Closure” means the closure on any Scheduled Trading Day of the Exchange prior to its scheduled closing time for such day.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1)

a notification by Administrative Agent to (or the request by Borrower to Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by Administrative Agent and Borrower to trigger a fallback from LIBO Rate and the provision by Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Letter of Credit” means, at any time, an irrevocable letter of credit issued to an Applicable Lender by a Person that is, at such time, an Acceptable Letter of Credit Issuer in a stated amount of not less than $5,000,000 (provided that such Acceptable Letter of Credit Issuer has not provided to any Applicable Lender an aggregate stated amount of Eligible Letters of Credit hereunder that exceeds the product of (x) the aggregate Applicable Percentage of such Applicable Lender and any relevant Agented Lender and (y) $50,000,000) and (i) that has an initial expiration date at least 364 days after its issue date; (ii) that permits drawing thereunder if not renewed, extended or replaced within 30 days of its expiry date; (iii) the account party of which is a Person other than Borrower; and (iv) that is in a form that is reasonably acceptable to the Applicable Lender.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA.

“Equity Commitment Letter” means an equity commitment letter substantially in the form attached as Exhibit F hereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of such Loan Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party and with respect to liabilities arising after such period for which such Loan Party could be liable under the Code or ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default Notice” has the meaning specified in Section 7.01.

“Events of Default” has the meaning specified in Section 7.01.

“Exchange” means The Nasdaq Global Select Market, or its successor or, if not listed for trading on such exchange, the Designated Exchange that is the primary trading market for the Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Business Day” means any day on which the Exchange is open for trading during its regular trading session, notwithstanding the Exchange closing prior to its scheduled closing time.

“Exchange Disruption” means any event that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the Common Shares on the Exchange on any Scheduled Trading Day as determined by Calculation Agent, or the inability of Calculation Agent, on account of a trading suspension or otherwise, to determine the Reference Price by reference to transactions or bid or ask prices for the Common Shares on the Exchange on any Scheduled Trading Day.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office (other than pursuant to an assignment request by Borrower under Section 2.07(e)), except in each case to the extent that, pursuant to Section 2.08, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s or Agent’s failure to comply with Section 2.08(e) and (d) any Taxes imposed under FATCA.

“Existing Margin Loan Agreement” means the Series A Margin Loan Agreement dated as of June 11, 2020 among Borrower, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent.

“Existing Restrictive Condition” means any Restrictive Condition set forth in Issuer’s Amended and Restated By-Laws, the Investment Agreement and/or the Certificates of Designation, in each case as in effect on the Closing Date, as modified to the extent applicable by the Issuer Agreements.

“Existing Transfer Restrictions” means Transfer Restrictions on the Collateral Shares:

(i) on account of the fact that Borrower may be an “affiliate” of Issuer within the meaning of Rule 144;

(ii) on account of the fact that the Collateral Shares are “restricted securities” within the meaning of Rule 144, with a holding period for purposes of Rule 144(d) with respect to Borrower that began on the relevant original issuance date of such Collateral Shares;

(iii) as set forth in the Investment Agreement and the Certificates of Designation, in each case as in effect on the Closing Date, as modified to the extent applicable by the Issuer Agreements (it being understood and agreed, for the avoidance of doubt, that in the hands of any Lender with respect to an exercise of remedies under the Margin Loan Documentation, no such Transfer Restriction is applicable other than as set forth in the Issuer Agreements); and

(iv) as set forth in Article V of Issuer’s Amended and Restated By-Laws as in effect on the Closing Date, and as modified to the extent applicable by the Issuer Agreements.

“Extended MDE Day” means each Disrupted Day beginning on, and including, the third consecutive Disrupted Day.

“Extraordinary Distribution” means any dividend, issuance or distribution by Issuer of cash, securities or property to holders of the Shares other than an Ordinary Dividend, a Spin-off or a Split-off.

“Facility” means the credit facility contemplated by this Agreement.

“Facility Adjustment Event” has the meaning specified in the Additional Terms Letter.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any such amended or successor version), any intergovernmental agreement entered into to implement such Sections of the Code, and any laws, rules, regulations, guidance notes and practices adopted by a non-U.S. jurisdiction to effect the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement and the other Margin Loan Documentation.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free Float” means, as of any date of determination, the number of Common Shares equal to (i) the total number of Common Shares then issued and outstanding minus (ii) the total number of Common Shares “beneficially owned” within the meaning of Rule 13d-3 under the Exchange Act or otherwise held, without duplication, and only to the extent reflected in the total number of Common Shares then issued and outstanding in clause (i), by (a) any officer or director of Issuer, (b) Apax Entities or (c) any “person” or “group” that “beneficially owns” (in each case within the meaning of Section 13(d) of the Exchange Act) more than 10% of the total Common Shares issued and outstanding (excluding (1) any “person” or “group” that is an institutional investment manager within the meaning of Section 13(f) of the Exchange Act or (2) any “person” or “group” that has disclosed its holdings of Common Shares on a Schedule 13G), as determined by Calculation Agent by reference to any publicly available information issued by Issuer, any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority and/or any other publicly available information Calculation Agent reasonably deems relevant. For purposes of clause (ii) above, any Long Position relating to Common Shares held by any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) shall be deemed to be “beneficial ownership” of the full number of Common Shares underlying such Long Position; provided that, for the avoidance of doubt, for purposes of clause (ii) above, Common Shares that are “beneficially owned” by more than one officer, director, “person” or “group” shall be included only once in determining the total number of Common Shares “beneficially owned” by all officers, directors, “persons” and “groups”.

“Free Release PST” means a Permitted Sale Transaction with respect to which the PST LTV Condition is satisfied and that is executed at a time when no Mandatory Prepayment Event has occurred, excluding any such Permitted Sale Transaction with respect to which the Borrower shall have delivered a written representation to Administrative Agent and Calculation Agent to the effect that all of the net proceeds of such Permitted Sale Transaction will be delivered to the Collateral Accounts on a Pro Rata Basis and on a delivery versus payment basis against release of the relevant Collateral Shares.

“Fund Entities” means each of Apax X USD L.P., a Guernsey limited partnership, and Apax X EUR L.P., a Guernsey limited partnership.

“Fund Representation Letter” means the Fund Representation Letter, dated as of the Closing Date, by the Fund Entities in favor of the Borrower, substantially in the form set forth in Exhibit C hereto.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“GP” has the meaning specified in the preamble hereto.

“GP Parent” means Valor Topco Limited, a Guernsey non-cellular company limited by shares, and the sole member of GP.

“GP Parent Security Agreements” means those certain Security Agreements, in each case, dated as of the Closing Date (or any later date on which any Person becomes an Applicable Lender pursuant to the terms hereof), between GP Parent and an Applicable Lender, substantially in the form of Exhibit B-4.

“GP Security Agreements” means those certain Security Agreements, in each case, dated as of the Closing Date (or any later date on which any Person becomes an Applicable Lender pursuant to the terms hereof), between GP and an Applicable Lender, substantially in the form of Exhibit B-2.

“guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (v) as an applicant in respect of any letter of credit or letter of credit guaranty issued to support such Indebtedness, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “guarantee” as a verb has a corresponding meaning.

“IBA” has the meaning assigned to such term in Section 1.05.

“Indebtedness” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any Swap Contract; (d) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such

Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Margin Loan Documentation and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.11.

“Initial Advance” has the meaning specified in Section 2.01(a).

“Initial Commitment” means, with respect to each Lender, the commitment of such Lender to make the Initial Advances hereunder on the Closing Date, as set forth in Schedule I to the Additional Terms Letter, subject to reduction pursuant to Section 2.01(a).

“Initial LTV Level” has the meaning specified in the Additional Terms Letter.

“Initial Pledged Shares” has the meaning specified in the Additional Terms Letter.

“Insolvency Event” means, with respect to any Person, (i) the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding-up of, or any analogous proceeding affecting, such Person, (ii) such Person institutes or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, or consents to, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights with respect to such Person, or any other petition is presented by any such Person or any creditor of such Person or any Governmental Authority for such Person’s liquidation, bankruptcy, insolvency, dissolution or winding-up, or (iii) the occurrence of any event of the type set forth in Section 7.01(f) (with references therein to “Borrower” being deemed replaced by references to such Person).

“Interest Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2021, and the Scheduled Maturity Date; provided that, if any such date does not occur on a Business Day, then such Interest Payment Date shall mean the immediately preceding Business Day.

“Interest Period” means, for any Advance, each period (a) commencing on, and including, the calendar day immediately following any Interest Payment Date or, in the case of the initial such period for such Advance, the date on which such Advance is made and (b) ending on, and including, the next succeeding Interest Payment Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment Agreement” means the Investment Agreement, dated as of December 4, 2019, by and between Issuer and Valor Parent LP, a Delaware limited partnership.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuer” means Verint Systems Inc., a Delaware corporation.

“Issuer Agreements” means each Issuer Agreement dated as of the Closing Date (or any later date on which any Person becomes an Applicable Lender), executed by Issuer, Borrower and a Lender, substantially in the form of Exhibit H.

“Issuer’s Amended and Restated By-Laws” means the Amended and Restated By-Laws of Issuer, as amended as of March 19, 2015, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Issuer Share Repurchase” means a repurchase by Issuer or any Subsidiary thereof of Shares, whether the consideration is cash, securities or otherwise, but excluding (i) repurchases by Issuer in the ordinary course in connection with employee compensation matters, (ii) repurchases from any Apax Entity to the extent that such repurchases do not result in any reduction in the Free Float and (iii) ordinary course repurchases of Common Shares by Issuer or any Subsidiary thereof at fair market value not to exceed 1.00% of the then-issued and outstanding Common Shares in a calendar quarter.

“Issuer Trading Suspension” means the occurrence of seven (7) consecutive Disrupted Days.

“Judgment Currency” has the meaning specified in Section 9.14.

“Law” means, with respect to any Person, collectively, all international, foreign, U.S. Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case that is applicable to such Person or such Person’s business or operation and whether or not having the force of law.

“Lender” has the meaning specified in the preamble hereto, subject to Section 2.12.

“LIBO Rate” means, for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion); provided that, if the LIBO Screen Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement and the other Margin Loan Documentation.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or arrangement having substantially the same economic effect as any of the foregoing).

“Loan Communications” has the meaning specified in Section 8.03(c).

“Loan Party” means each of Borrower and GP.

“Long Position” means, with respect to Equity Interests of any type, any over-the-counter derivative instrument entered into with, or security or structured note issued by, a bank, dealer or other financial institution that, in each case, can reasonably be expected to hedge its equity price risk with respect to such Equity Interests, that is (i) a “call equivalent position” within the meaning of Rule 16a-1(b) of the Exchange Act, including any of the foregoing that would have been a “call equivalent position” but for the exclusion in Rule 16a-1(c)(6) of the Exchange Act, or (ii) otherwise constitutes an economic long position in respect of such Equity Interests, in each case as determined by Calculation Agent by reference to any publicly available information issued by Issuer, any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority and/or any other publicly available information Calculation Agent reasonably deems relevant.

“LP” means a limited partner of Borrower.

“LP Security Agreements” means those certain Security Agreements, in each case, dated as of the Closing Date (or any later date on which any Person becomes an Applicable Lender pursuant to the terms hereof), between an LP and an Applicable Lender, substantially in the form of Exhibit B-3.

“LTV Collateral Release Level” has the meaning specified in the Additional Terms Letter.

“LTV Maintenance Level” has the meaning specified in the Additional Terms Letter.

“LTV Margin Call Level” has the meaning specified in the Additional Terms Letter.

“LTV Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (i) the Net Obligations as of such date divided by (ii) the sum of (a) the Aggregate Collateral Share Value on such date and (b) the product, for each type of Other Acceptable Collateral, of (1) 100% less the applicable Other Acceptable Collateral Haircut and (2) the aggregate fair market value of the Other Acceptable Collateral of such type, as determined by Calculation Agent, in each case on such date.

“Make Whole Amount” means, with respect to (i) any voluntary prepayment of the Advances pursuant to Section 2.06 hereof or (ii) any prepayment of the Advances following acceleration of the Advances as a result of an Event of Default or a Mandatory Prepayment Event (other than an Event of Default or Mandatory Prepayment Event that is outside the control of Borrower and its Affiliates), in each case prior to the Make Whole End Date, an amount equal to the product of (a) the principal amount of the Advances being prepaid, (b) 50% of the Applicable Margin and (c) the number of calendar days from, and including, the date of such prepayment to, and including, the Make Whole End Date divided by 360.

“Make Whole End Date” means the one-year anniversary of the Closing Date.

“Mandatory Prepayment Date” means, in respect of a Mandatory Prepayment Event, the second Business Day immediately following the date on which the related Mandatory Prepayment Event Notice is received in accordance with Section 9.02.

“Mandatory Prepayment Event” has the meaning specified in the Additional Terms Letter.

“Mandatory Prepayment Event Notice” has the meaning specified in Section 2.06(b).

“Mandatory Prepayment Event Notice Deadline” means 10:00 p.m.

“Margin Loan Documentation” means, collectively, this Agreement, the Security Agreements, the Control Agreements, the Fund Representation Letter, the Additional Terms Letter, the Issuer Agreements and each agreement or instrument delivered pursuant to the foregoing or the Collateral Requirement.

“Margin Regulations” means Regulation U or X, as applicable.

“Market Disruption Event” means an Early Closure, an Exchange Disruption or a Trading Disruption, in each case, which Calculation Agent determines is material.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities and financial condition of Borrower, (b) the ability of Borrower to perform any of its monetary obligations under the Margin Loan Documentation, (c) the Collateral, the Lenders’ Liens on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to Lenders under the Margin Loan Documentation.

“Material Nonpublic Information” means information regarding Issuer and its Subsidiaries that is not generally available to the public that a reasonable investor would likely consider important in deciding whether to buy, sell or hold Shares.

“Material Status Change” means an amendment to or action taken under the Certificates of Designation, Issuer’s Organization Documents or the Investment Agreement, entry into a new agreement or modification to an existing agreement, or any other event or condition, in each case, that imposes a new Transfer Restriction or Restrictive Condition or modifies an Existing Transfer Restriction or Existing Restrictive Condition on the Shares (or beneficial interests therein) if, in any such case, Calculation Agent determines that there is a material risk that such imposition or modification would (v) materially affect the convertibility of Preferred Shares into Common Shares, including the time period in which such conversion would be effected or requirements to effect such conversion, (w) materially reduce the amount of proceeds an Applicable Lender would realize upon a foreclosure on the Shares (or beneficial interests therein), (x) materially delay the ability of an Applicable Lender to realize such proceeds upon a foreclosure on the Shares (or beneficial interests therein), (y) materially limit (1) the remedies that would be available to an Applicable Lender following an Event of Default, (2) the type of potential purchasers that are permitted to purchase Shares (or beneficial interests therein), or (3) the number of Shares (or beneficial interests therein) that any potential purchasers would be permitted to purchase (in each case, after giving effect to the terms of the Margin Loan Documentation) or (z) impose any material restriction or condition on the holding or transfer of securities entitlements in respect of Collateral Shares or upon Custodian as registered owner of any Collateral Shares.

“Maximum Loan Value of the Applicable Collateral” means, with respect to any Applicable Lender and any requested release of Collateral pursuant to Section 2.06(d) at a time when the Collateral includes any Common Shares, the sum of (i) 50% multiplied by the product of (a) the aggregate number of Common Shares that constitute Acceptable Collateral and are held in or credited to the Collateral Account that has been pledged to such Applicable Lender on the Release Date after giving effect to such requested release and (b) the Closing Sale Price (or, if there is no Closing Sale Price, Calculation Agent’s reasonable estimate of the market value of one Common Share as of the close of business) on the Scheduled Trading Day immediately preceding the Release Date plus (ii) 100% of the face amount of all Cash constituting Acceptable Collateral and held in or credited to such Collateral Account on the Release Date after giving effect to such requested release and any Concurrent deposit or crediting of Cash into such Collateral Account plus (iii) the “good faith loan value” (within the meaning of Regulation U) of any other Acceptable Collateral held in or credited to such Collateral Account on the Release Date, as determined by Calculation Agent on the Release Date, after giving effect to such requested release and any Concurrent deposit or crediting of Cash Equivalents into such Collateral Account.

“Maximum Rate” has the meaning specified in Section 9.16.

“Merger Event” means any transaction or event, or series of related transaction(s) and/or event(s), that is, or results in, or would, if consummated, result in, (i) a reclassification or change of the Common Shares that results in a transfer of or an irrevocable commitment to transfer all of the Common Shares outstanding (excluding any Common Shares held by Issuer) to another Person, (ii) (A) a consolidation, amalgamation, merger or binding equity exchange of Issuer with or into, or a sale or other disposition of all or substantially all of Issuer’s consolidated assets to, another Person (other than a consolidation, amalgamation, merger or binding equity exchange in which Issuer is the continuing Person and the Common Shares are not exchanged for, or converted into, any other securities or property), or (B) any acquisition or similar transaction (including pursuant to a consolidation, amalgamation, merger or binding equity exchange) by Issuer or any of its Subsidiaries, excluding (a) any transaction between Issuer and any of its wholly-owned Subsidiaries or among any such wholly-owned Subsidiaries and (b) any transaction for which (x) Issuer or the relevant Subsidiary is the continuing Person and the Common Shares are not exchanged for, or converted into, any other securities or property, and (y) the enterprise value of the Person or Persons being acquired (or, in the case of an acquisition of assets, the fair market value thereof) is less than 50% of the enterprise value of Issuer, in each case, as of the date on which the transaction is announced, as determined by Calculation Agent or (iii) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person in which such Person purchases or obtains, or, if such transaction or event were consummated, would purchase or obtain, 100% of the outstanding Common Shares of Issuer (other than such Shares owned or controlled by such other Person), in each case, as reasonably determined by Calculation Agent; provided that any merger of Issuer solely for the purpose, and with the sole effect, of changing Issuer’s jurisdiction of incorporation, that results in a reclassification, conversion or exchange of outstanding Common Shares solely into common Equity Interests of the surviving entity shall not be a Merger Event.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“NAV Statement” means an investment summary in respect of the Fund Entities in form and substance substantially consistent with the form of investment summary delivered to the Lenders on or prior to the Closing Date.

“Net Obligations” means, as of any date of determination, the Total Accrued Loan Amount on such date less the sum of (i) the face amount of all Cash credited to the Collateral Accounts on such date (excluding any Cash contributed to Borrower by the Fund Entities for the purpose of paying Operating Expenses), (ii) 99% of the aggregate fair market value of Cash Equivalents constituting Acceptable Collateral on such date, as determined by Calculation Agent, (iii) 99% of the aggregate amount available to be drawn under any Eligible Letters of Credit that have been provided to the Applicable Lenders and (iv) the aggregate net sale price to be deposited into the Collateral Accounts for all DVP PSTs that have been executed on or prior to such date (as notified to Administrative Agent and Calculation Agent by the delivery of trade tickets evidencing such DVP PSTs) as to which (A) the scheduled settlement date (or, if earlier, the actual settlement date) has not occurred as of such date and (B) the scheduled settlement date is no later than one then-standard settlement cycle on the Exchange following execution of such sale.

“Net PIK Amount” means, initially, zero Dollars, (i) as increased, from time to time, by the aggregate amount of any interest paid in kind pursuant to clause (i) of the proviso in the first sentence of Section 2.03(a), and (ii) as reduced from time to time, but not below zero Dollars, by the aggregate amount of any prepayment of Advances pursuant to Section 2.06(a) and any prepayment of the Net PIK Amount pursuant to Section 2.03(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement and the other Margin Loan Documentation.

“Obligations” means all Advances to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, Borrower owing to any Lender, its Related Parties or any Agent arising under any Margin Loan Documentation or otherwise with respect to the Advances (including, without limitation, any Risk Compensation Payment), in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Expenses” shall have the meaning specified in Section 2.06(g).

“Ordinary Dividend” means (i) any cash dividend on the Common Shares designated as an ordinary cash dividend by the board of directors of Issuer, (ii) any Series A Bi-Annual Distribution and (iii) any Series B Bi-Annual Distribution.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Acceptable Collateral” means any Collateral that does not constitute Acceptable Collateral pursuant to clause (a) or (b) of the definition thereof, and is satisfactory to Calculation Agent in its sole discretion (subject to Section 8.08).

“Other Acceptable Collateral Haircut” means a commercially reasonable discount to the value of any Other Acceptable Collateral, determined by Calculation Agent (subject to Section 8.08), taking into account any applicable Transfer Restrictions, liquidity, volatility and other factors that Calculation Agent deems appropriate, expressed as a percentage.

“Other Connection Taxes” means, with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Margin Loan Documentation, or sold or assigned an interest in any Advance or Margin Loan Documentation).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Margin Loan Documentation, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made under Section 2.07(e)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning specified in Section 9.07(c).

“Participant Register” has the meaning specified in Section 9.07(c).

“Payoff Letter” means a payoff letter in respect of the Existing Margin Loan Agreement in form and substance satisfactory to Administrative Agent and each Lender.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Loan Party or any of its ERISA Affiliates.

“Permitted Assignee” has the meaning specified in the Additional Terms Letter.

“Prohibited Assignee” has the meaning specified in the Additional Terms Letter.

“Permitted Liens” means (a) Liens imposed by Law for taxes that are not yet due or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been taken (so long as such Liens were not a result of any activity prohibited by Borrower’s Organization Documents or other Margin Loan Documentation and, in the case of Liens on the Collateral, only to the extent that such Liens are junior to the Liens granted pursuant to the Security Agreements), (b) Liens granted to the Applicable Lenders or Custodian pursuant to the Security Agreements, (c) Liens routinely imposed on all securities by Custodian, to the extent permitted under the Control Agreements and (d) with respect to any deposit account of Borrower that does not constitute, or contain, Collateral, any customary Lien in favor of the depositary bank.

“Permitted Lock-Up” means any lock-up agreement with respect solely to transfers of Shares by any Apax Entity entered into in connection with an underwritten offering of Shares, so long as, in each case, (a) such lock-up agreement does not in any way apply to or impair the pledge of Collateral Shares under the Security Agreements or any exercise of remedies by any Applicable Lender or its Affiliates and (b) such lock-up agreement contains a statement to the following effect: “Notwithstanding anything to the contrary herein, the restrictions herein shall not apply to any pledge or other granting of a security interest in any securities to one or more banks or financial institutions pursuant to any margin lending arrangements by the undersigned or any of its affiliates existing on the date hereof or to any transfer of such securities in connection with an exercise of remedies by any such bank or financial institution with respect to such margin lending arrangement.”

“Permitted Restrictive Condition” means (a) any Existing Restrictive Condition, (b) any Restrictive Condition arising under a Permitted Lock-Up and (c) any other Restrictive Condition; provided that, in the case of a Restrictive Condition under clause (c) imposed or modified by a Material Status Change, Borrower has notified Administrative Agent and Calculation Agent thereof (and, if any such Material Status Change constitutes Material Nonpublic Information, made public disclosure thereof) at least ten (10) Business Days prior to such Material Status Change becoming effective.

“Permitted Sale Transaction” has the meaning specified in Section 2.06(d)(i)(A).

“Permitted Transfer Restrictions” means (a) the Existing Transfer Restrictions, (b) any Transfer Restrictions arising under a Permitted Lock-Up and (c) any other Transfer Restrictions under Issuer’s Organization Documents, the Certificates of Designation or the Investment Agreement; provided that, in the case of a Transfer Restriction under clause (c) above imposed or modified by a Material Status Change, Borrower has notified Administrative Agent and Calculation Agent thereof (and, if any such Material Status Change constitutes Material Nonpublic Information, made public disclosure thereof) at least ten (10) Business Days prior to such Material Status Change becoming effective.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Amount” has the meaning specified in Section 2.03(a).

“Plan Asset Regulation” means Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Potential Facility Adjustment Event” means the announcement by any Person of any transaction or event that, if consummated, completed or effected, would constitute a Facility Adjustment Event, or of any material change therein or the termination thereof, all as determined by Calculation Agent.

“Portfolio Company” means any portfolio company in which any Fund Entity is, directly or indirectly invested, excluding, for the avoidance of doubt, Borrower.

“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares, collectively.

“Preferred Shares Change of Control” means a “Change of Control” as defined in any Certificate of Designation.

“Preferred Share Collateral Value” means, at any time, the product of (a) the number of Preferred Shares that constitute Acceptable Collateral, excluding any Preferred Shares that have been sold pursuant to any Free Release PST or any DVP PST for which, in the case of a DVP PST, the scheduled settlement date is no later than one then-standard settlement cycle on the Exchange following execution of such sale and, in each case, remain in the Collateral Accounts pending settlement thereof, (b) the number of Common Shares that would be deliverable to an Applicable Lender under the applicable Certificate of Designation upon conversion of such Preferred Shares in connection with any foreclosure (including in respect of dividend accrual), as determined by Calculation Agent and (c) the Reference Price, in each case, at such time; provided that any portion of the Preferred Share Collateral Value attributable to any Preferred Shares that have been sold pursuant to any Permitted Sale Transaction and remain in the Collateral Accounts pending settlement thereof shall not exceed the net proceeds of such Permitted Sale Transaction to be received in the Collateral Accounts in respect of such Preferred Shares.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Administrative Agent) or any similar release by the FRB (as determined by Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Basis” means (i) for purposes of determining the allocation of Collateral of any type among, or the allocation of Eligible Letters of Credit provided to, the Applicable Lenders and the respective Collateral Accounts controlled by them, in proportion to each Applicable Lender’s Applicable Percentage (in each case, taken together with the Applicable Percentages of all Agented Lenders with respect to such Applicable Lender), (ii) for purposes of determining the allocation of interest payments among Lenders, in proportion to the interest that has accrued and remains unpaid on each Lender’s Advances and (iii) for all other purposes, in proportion to each Lender’s Applicable Percentage, subject, in each case, to rounding to the nearest Share, USD 0.01 or item or unit of other securities or property, as applicable. For the avoidance of doubt, in the context of allocating Collateral of different types among the Applicable Lenders, Series A Preferred Shares shall be considered a different type of Collateral than Series B Preferred Shares and Preferred Shares shall be considered a different type of Collateral than Common Shares. Notwithstanding the above, the Collateral a security interest in which is granted pursuant to the GP Security Agreements, LP Security Agreements and GP Parent Security Agreements shall at all times be considered to be held on a “Pro Rata Basis”.

“PST LTV Condition” means, with respect to any Permitted Sale Transaction, that the pro forma LTV Ratio as of the time of the execution of such Permitted Sale Transaction is less than the LTV Maintenance Level; provided that such pro forma LTV Ratio shall be calculated as of the time of such execution (x) as if the Shares to be sold in such Permitted Sale Transaction were not Collateral Shares, (y) assuming none of the proceeds of such Permitted Sale Transaction will be delivered to the Collateral Accounts or applied to prepay any outstanding Advances and (z) based on a Reference Price equal to the lower of the Reference Price at the time of such execution and the price per Share to be received by Borrower in such Permitted Sale Transaction (which, in the case of a sale of Preferred Shares, shall be equal to the price per Preferred Share divided by the number of Common Shares issuable upon conversion of the Preferred Shares (without regard to any restrictions on conversion) at such time).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Reference Price” means, at any time on any date of determination, the Closing Sale Price (a) on that date of determination, in the event that such determination is made after 4:00 p.m. on any Scheduled Trading Day that is not a Disrupted Day and (b) otherwise, on the immediately preceding Scheduled Trading Day that is not a Disrupted Day. Notwithstanding the foregoing, the “Reference Price” on any Extended MDE Day shall be (i) the Reference Price on the immediately preceding Scheduled Trading Day that is not a Disrupted Day multiplied by (ii) (a) 100% less (b) an amount determined in good faith by Calculation Agent not to exceed the product of 7.5% and the number of Extended MDE Days that have occurred consecutively up to, and including, such Extended MDE Day.

“Reference Price Trigger Event” means, on any Exchange Business Day, that the Reference Price for such Exchange Business Day is less than the Reference Price Trigger Threshold. For the avoidance of doubt, if on any Extended MDE Day, the Reference Price has been reduced below the Reference Price Trigger Threshold, a Reference Price Trigger Event shall be deemed to have occurred.

“Reference Price Trigger Threshold” has the meaning specified in the Additional Terms Letter.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 9.07(b).

“Registration Rights Agreement” means the Registration Rights Agreement by and among Issuer and the purchasers named therein, dated as of May 7, 2020.

“Regulation U” means Regulation U issued by the FRB.

“Regulation X” means Regulation X issued by the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release Date” means, with respect to any requested release of Collateral pursuant to Section 2.06(d), the date of such requested release.

“Relevant Cure Time” means, in respect of any Collateral Shortfall or Mandatory Prepayment Event, as applicable, either (i) the applicable Cure Time for such Collateral Shortfall or Mandatory Prepayment Event, (ii) if a Borrowing Confirmation has been delivered to Administrative Agent and Calculation Agent at or prior to 2:00 p.m. on the Scheduled Trading Day immediately following the Collateral Shortfall Demand Date, the Borrowing Extended Cure Time or (iii) if (a) a Capital Call Confirmation Package has been delivered to Administrative

Agent and Calculation Agent on or prior to the applicable Cure Time for such Collateral Shortfall or Mandatory Prepayment Event, as the case may be, (b) the Capital Call Cure Amount with respect to such Capital Call Confirmation Package is equal to or less than the Capital Call Maximum Amount (it being understood that if the Capital Call Maximum Amount is zero, no Capital Call Extended Cure Time shall apply to such Collateral Shortfall or Mandatory Prepayment Event, as applicable) and (c) the aggregate amount available to be drawn under the Subscription Facility does not exceed $1,000,000 as of the date of such Capital Call Confirmation Package (after taking into account the borrowing base and pending borrowings at the time, including without limitation any such borrowings pending for purposes of application toward the relevant Cure Amount hereunder by the Cure Time), the Capital Call Extended Cure Time for such Collateral Shortfall or Mandatory Prepayment Event, as applicable, but only in respect of the related Capital Call Cure Amount.

“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders with Applicable Percentages that in the aggregate exceed 50%, subject to Section 2.12.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any of the chief executive officer, chairman, president, chief financial officer, chief strategy officer or any vice president, secretary, assistant secretary or director of such Person, or, (i) in the case of a limited partnership, such Person’s general partner and (ii) in the case of Administrative Agent, any officer of Administrative Agent with direct responsibility for the administration of this Agreement.

“Restrictive Condition” means (i) any shareholders’ agreement, voting agreement, investor rights agreement, lock-up agreement or any similar agreement relating to Shares, (ii) any restriction, condition or requirement (whether or not under any law, rule, regulation, regulatory order or Organization Documents or contracts) relating to Shares a holder thereof (whether beneficial, constructive or otherwise) or any pledgee thereof would be subject to, including without limitation, any registration requirement, ownership limitation, reporting or informational requirement or mandatory redemption or transfer and (iii) any restriction or requirement relating to Shares a holder thereof would be subject to that prohibits the conversion of Preferred Shares into Common Shares, including for a specified time period.

“Risk Compensation Payment” has the meaning specified in Section 2.17.

“Risk Compensation Percentage” has the meaning specified in the Additional Terms Letter.

“Rule 144” means Rule 144 under the Securities Act.

“S&P” means Standard & Poor’s Financial Services LLC, and any successor thereto.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country; or (c) any Person 50 percent or more owned by one or more Persons identified in clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority.

“Scheduled Maturity Date” has the meaning specified in the Additional Terms Letter.

“Scheduled Trading Day” means any day on which the Exchange is scheduled to be open for trading for its regular trading session or, in the event that the Common Shares are not listed, traded or quoted on any Designated Exchange, any Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreements” means the Borrower Security Agreements, the GP Security Agreements, the LP Security Agreements and the GP Parent Security Agreements.

“Series A Bi-Annual Distribution” means any dividend payment made in respect of the Series A Preferred Shares pursuant to Section 4 of the Series A Certificate of Designation at the applicable Dividend Rate specified in the Series A Certificate of Designation, as the Series A Certificate of Designation is in effect on the Closing Date (without giving effect to any amendment thereto thereafter).

“Series A Certificate of Designation” means the First Amended and Restated Certificate of Designation, Preferences and Rights of Series A Convertible Perpetual Preferred Stock, par value $0.001, of Issuer, dated as of May 7, 2020 (as may be amended from time to time).

“Series A Preferred Shares” means shares of “Series A Preferred Stock” as defined in the Series A Certificate of Designation.

“Series B Bi-Annual Distribution” means any dividend payment made in respect of the Series B Preferred Shares pursuant to Section 4 of the Series B Certificate of Designation at the applicable Dividend Rate specified in the Series B Certificate of Designation, as the Series B Certificate of Designation is in effect on the Closing Date (without giving effect to any amendment thereto thereafter).

“Series B Certificate of Designation” means the Certificate of Designation, Preferences and Rights of Series B Convertible Perpetual Preferred Stock, par value $0.001, of Issuer, dated as of April 6, 2021 (as may be amended from time to time).

“Series B Preferred Shares” means shares of “Series B Preferred Stock” as defined in the Series B Certificate of Designation.

“Set-off Party” has the meaning specified in Section 9.13.

“Share Hedging Transactions” has the meaning specified in Section 9.04(d).

“Shares” means Preferred Shares and Common Shares.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Special Purpose Provisions” has the meaning specified in each Loan Party’s Organization Documents, as applicable.

“Specified Right” has the meaning specified in Section 7.02(g).

“Spin-off” means any distribution, issuance or dividend to holders of the Common Shares of any capital stock or other securities of another issuer owned (directly or indirectly) by Issuer or any Subsidiary thereof.

“Split-off” means any exchange offer by Issuer or any Subsidiary thereof for its own Shares in which the consideration to be delivered to exchanging holders of the Shares is capital stock or other securities of another issuer owned (directly or indirectly) by Issuer.

“Subscription Facility” has the meaning specified in the Additional Terms Letter.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which the majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Swap Contract” means (a) any and all rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender or any Affiliate of any Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Series B Account” means the account of the Borrower established at the Custodian, with account number SF4910.1.

“Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person that results, or, if consummated, would result, in such Person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means (determined, for the avoidance of doubt, without regard to the beneficial ownership of such Person prior to initiation of such takeover offer, tender offer, exchange offer, solicitation, proposal or other event), greater than 30% of the Free Float (as measured prior to giving effect to such event), as determined by Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other publicly available information as Calculation Agent deems relevant.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by Administrative Agent to the Lenders and Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.16 that is not Term SOFR.

“Threshold Amount” has the meaning specified in the Additional Terms Letter.

“Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of all Advances (including, for the avoidance of doubt, the PIK Amount), together with accrued and unpaid interest thereon, accrued and unpaid fees, including the applicable Make Whole Amount (if any) and all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon to such time.

“Trading Disruption” means any suspension of or limitation imposed on trading by the Exchange on any Scheduled Trading Day (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) relating to the Common Shares.

“Transactions” means the execution, delivery and performance by the Loan Parties (and, in the case of (x) the Fund Representation Letter, by the Fund Entities and (y) the LP Security Agreements and the GP Parent Security Agreements, by each LP and GP Parent) of the Margin Loan Documentation, the grant of the security interest contemplated hereby or thereby and all transactions contemplated under the Margin Loan Documentation, including the borrowing of the Advances and use of proceeds thereof.

“Transfer Restrictions” means, with respect to any item of Collateral, any condition to or restriction on the ability of the owner or any pledgee thereof to pledge, sell, assign or otherwise transfer such item of Collateral (including any beneficial interest therein) or enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement for such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitation on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral, and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of Collateral pursuant to any federal, state, local or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such item of Collateral being a “restricted security” or Borrower being an “affiliate” of the issuer of such item of Collateral, as such terms are defined in Rule 144). References in this definition to any transfer shall be deemed to include any conversion of Preferred Shares into Common Shares.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.08(e)(ii)(B)(3).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“United States” and “U.S.” mean the United States of America.

“Unpledged Account” means the cash deposit account established pursuant to the Cash Deposit Agreement.

“Upfront Fee” has the meaning specified in Section 2.04(a).

“Upfront Fee Percentage” has the meaning specified in the Additional Terms Letter.

“Withholding Agent” means Borrower and Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.03. Terms Generally.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) except to the extent Agents’ or Lenders’ consent is required as provided herein, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, unless expressly specified otherwise, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b) Article and Section headings herein and in the other Margin Loan Documentation are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Margin Loan Documentation.

(c) Determinations, consents, approvals or any other actions or non-actions taken by or determined by any Agent or Lender shall be made in good faith and, unless otherwise stated herein, its sole discretion.

Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies Administrative Agent, who shall give to each Lender prompt notice thereof, that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent, upon the request of any Lender, notifies Borrower that such Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.05. Interest Rates; LIBOR Notification. The interest rate on the Advances is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on the Advances. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.16(b) and (c) provide the mechanism for determining an alternative rate of interest. Administrative Agent will promptly notify the Borrower, pursuant to Section 2.16(e), of any change to the reference rate upon which the interest rate on the Advances is based. However, Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.16(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to

Section 2.16(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

Section 1.06. Divisions. For all purposes under the Margin Loan Documentation, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01. The Advances.

(a) Initial Advances. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a loan in Dollars to Borrower on the Closing Date in the amount of such Lender’s Initial Commitment as set forth on Schedule I to the Additional Terms Letter by depositing such amount in immediately available funds into the Collateral Account pledged to such Lender (any such loan, an “Initial Advance”); provided that each Lender shall net any Initial Advance due to Borrower against any amount payable by Borrower hereunder in accordance with each Lender’s respective Applicable Percentage. Following the Closing Date, any unused portion of the Initial Commitments shall be permanently terminated. If the Closing Date shall not have occurred by 5:00 p.m. on the Drop Dead Date, the Initial Commitments shall be permanently terminated on the Drop Dead Date.

(b) Delayed Draw Advances.

(i) Borrower may seek to obtain commitments (“Delayed Draw Commitments”) from each Lender to make a single loan in Dollars to Borrower on the Delayed Draw Funding Date (any such loan, a “Delayed Draw Advance”) in an aggregate amount for all Lenders not to exceed the Aggregate Delayed Draw Maximum. If Borrower wishes to establish Delayed Draw Commitments, it shall, at least ten and not more than fifteen Business Days prior to the Delayed Draw Funding Date, offer each Lender the opportunity to establish a Delayed Draw Commitment in an amount corresponding to such Lender’s pro rata share of the aggregate Delayed Draw Commitments based on its Applicable Percentage. Each Lender may establish or decline to establish a Delayed Draw Commitment in its sole and absolute discretion. If any Lender wishes to establish a Delayed Draw Commitment, it must do so in writing no later seven Business Days after being offered the opportunity to establish such Delayed Draw Commitment. If any Lender does not establish a Delayed Draw Commitment in accordance with the immediately preceding sentence after being offered the opportunity to do so or does so in an amount that is less than its pro rata share of the aggregate Delayed Draw Commitments based on its Applicable Percentage, each other Lender shall have the opportunity to establish additional Delayed Draw Commitments based on such other Lender’s pro rata share of such additional Delayed Draw Commitments (determined based on each such other Lender’s Applicable Percentage determined for this purpose as if such other Lenders were the only Lenders hereunder).

(ii) Subject to the terms and conditions set forth herein, each Lender that establishes a Delayed Draw Commitment severally agrees to extend a Delayed Draw Advance to Borrower in the amount of its Delayed Draw Commitment on the Delayed Draw Funding Date. Upon fulfillment of the conditions set forth in Section 4.02, each such Lender shall deposit the amount of its Delayed Draw Advance into the Collateral Account pledged to such Lender in immediately available funds on the Delayed Draw Funding Date; provided that each Lender shall net any Delayed Draw Advance due to Borrower against any amount payable by Borrower hereunder to such Lender. Following the Delayed Draw Funding Date, any unused portion of the Delayed Draw Commitments shall be permanently terminated. Borrower shall not be permitted to borrow the Delayed Draw Advances unless the conditions set forth in Section 4.02 are satisfied.

(c) Any Advance or any portion thereof, once prepaid or repaid, may not be re-borrowed.

(d) At least one Business Day prior to the Closing Date, and at least three Business Days prior to the Delayed Draw Funding Date, Borrower shall notify Administrative Agent in writing of its request for Advances on such date.

Section 2.02. Repayment of Advances. Borrower hereby unconditionally promises to pay to Administrative Agent (or to an account designated by Administrative Agent) the Total Accrued Loan Amount on the Scheduled Maturity Date or any earlier date on which the Total Accrued Loan Amount becomes due and payable pursuant to the terms hereof. Administrative Agent shall promptly notify each Lender of the amount of such Lender’s Applicable Percentage of such repayment. After Administrative Agent’s receipt of the entire amount of the repayment, Administrative Agent shall transfer the repayment to each Lender, in accordance with such Lender’s Applicable Percentage with respect to the Facility.

Section 2.03. Interest.

(a) Ordinary Interest. The principal amount of each Advance shall accrue interest at a rate per annum equal to the Applicable Rate, and such interest shall be payable on each Interest Payment Date; provided that notwithstanding anything set forth herein to the contrary, unless Borrower elects, by written notice to Administrative Agent and Calculation Agent at least five Business Days’ prior to such Interest Payment Date, with respect to all or any portion of the interest that would otherwise be payable on such Interest Payment Date, to pay such interest in cash, such interest shall be paid in kind, in which case (i) the amount of such interest (or the portion thereof) that will be paid in kind will be added, as of such Interest Payment Date, to the outstanding principal amount of each Advance (the aggregate of such added amounts, the “PIK Amount”), and (ii) the portion of such interest (if any) so elected by Borrower to be in cash shall be payable in cash on such Interest Payment Date. The total amount of interest due on each Interest Payment Date shall be computed by Administrative Agent on the immediately preceding Business Day, calculated on the basis of the actual days elapsed and a year of 360 days and taking into account the Applicable Rate that applies for each such elapsed day.

(b) Mandatory Payment of PIK Amounts; Prepayment of Interest. Notwithstanding the foregoing, (A) not later than five (5) Business Days following the date Borrower receives Cash from any Permitted Sale Transaction (other than a Permitted Sale Transaction executed to cure a Mandatory Prepayment Event in accordance with Section 2.06(b)(ii)), and (B) not later than the Interest Payment Date immediately following the date Borrower receives Cash in respect of any dividends or distributions paid on the Collateral Shares, in each case, if, as of the date such Cash is received, any interest has accrued on the Advances (including with respect to the then-current Interest Period) and such interest remains unpaid, or the Net PIK Amount is greater than zero Dollars, Borrower shall cause such Cash (in the case of Cash dividends or distributions, net of any withholding taxes with respect to such Cash dividends actually incurred or that will be incurred by Borrower) to be contributed to Borrower, if applicable, and paid to Administrative Agent in accordance with Section 2.11, to the extent necessary to, first, pay such accrued and unpaid interest and, second, reduce the Net PIK Amount to zero Dollars.

(c) Default Interest. Notwithstanding the foregoing, if any amount is not paid when due hereunder, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal at all times to two percent (2%) above the Applicable Rate from the date such amount was due to but excluding the date that such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full).

Section 2.04. Fees.

(a) On the Closing Date and on the Delayed Draw Funding Date, Borrower shall pay an upfront fee (the “Upfront Fee”) to each Lender in an amount equal to the Upfront Fee Percentage multiplied by the principal amount of the Advances made by such Lender on such date (provided that each Lender shall net the Upfront Fee against the Advances to be paid to Borrower on such date). The Upfront Fee shall be fully earned when paid (or netted against the Advances) and shall not be refundable for any reason.

(b) Upon (i) any voluntary prepayment of the Advances pursuant to Section 2.06 hereof or (ii) any prepayment of the Advances following acceleration of the Advances as a result of an Event of Default or a Mandatory Prepayment Event (other than an Event of Default or Mandatory Prepayment Event that is outside the control of Borrower and its Affiliates), in each case, in whole or in part, prior to the Make Whole End Date, in addition to any amounts owed pursuant to Section 2.07(f), Borrower shall pay the related Make Whole Amount on the date such prepayment is due.

Section 2.05. Interest Rate Determinations. Administrative Agent shall give notice to Borrower and each Lender of the applicable interest rates for the purposes of Section 2.03 and any calculation related thereto.

Section 2.06. Prepayments of Advances; Collateral Shortfall; Withdrawal of Collateral.

(a) Borrower may prepay the outstanding principal amounts of the Advances (including with Cash held as Collateral), in whole or in part, together with accrued and unpaid interest thereon, the applicable Make Whole Amount (if any) and any amount due under Section 2.07(f) (and, in the case of a prepayment of all Advances, all other Obligations that are then due and payable or will become due and payable on account of such prepayment), at any time and from time to time upon notice thereof given to Administrative Agent and Calculation Agent (which notice shall be irrevocable), who shall give to each Lender prompt notice thereof, by Borrower not later than 12:00 p.m. on the date two (2) Business Days prior to the date of any such prepayment; provided, however, that (i) each prepayment shall be made on a Pro Rata Basis and (ii) each partial prepayment of the Advances shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Notwithstanding anything in this Section 2.06(a) to the contrary, the notice requirements and prepayment minimum amount requirements shall be waived with respect to any prepayment made pursuant to Section 2.06(c) and the requirement that the prepayment amount be a whole multiple of $1,000,000 shall be waived with respect to any prepayment made with the proceeds of any Permitted Sale Transaction within one Business Day of the settlement thereof.

(b) Following the occurrence of any Mandatory Prepayment Event, Calculation Agent may, or upon request of any Lender shall, provide written notice to Borrower (with a copy to the Lenders) that it is requiring a prepayment pursuant to this Section 2.06(b) in connection therewith (a “Mandatory Prepayment Event Notice”); provided that, if Calculation Agent does not deliver a Mandatory Prepayment Event Notice by 8:00 p.m. on the date such Mandatory Prepayment Event occurs, any Lender may deliver such Mandatory Prepayment Event Notice to Borrower, with a copy to Calculation Agent, Administrative Agent and each other Lender. In such event, Borrower shall, no later than the Relevant Cure Time with respect to such Mandatory Prepayment Event and in an aggregate amount equal to the Total Accrued Loan Amount, (i) pay Cash to Administrative Agent in accordance with Section 2.11 and/or (ii) execute one or more Permitted Sale Transactions (the net proceeds of which shall be paid to Administrative Agent in accordance with Section 2.11 promptly upon settlement).

(c) If a Collateral Shortfall occurs on any date on or after the Closing Date, Calculation Agent may, or upon request of any Lender shall, deliver a notice in the form set forth in Exhibit D hereto to Borrower (with a copy to the Lenders) of the occurrence of such Collateral Shortfall (such notice, a “Collateral Call Notice”); provided that, if Calculation Agent does not deliver a Collateral Call Notice by 8:00 p.m. on the date such Collateral Shortfall occurs, any Lender may deliver such Collateral Call Notice to Borrower, with a copy to Calculation Agent, Administrative Agent and each other Lender. Upon Borrower’s receipt of any Collateral Call Notice in accordance with Section 9.02, Borrower shall, prior to the Relevant Cure Time, in an aggregate amount sufficient to cause the LTV Ratio (determined based on the Reference Price as in effect on the date that the Collateral Shortfall occurred) to be less than or equal to the LTV Maintenance Level:

(i) post Cash, Cash Equivalents or Other Acceptable Collateral to the Collateral Accounts and/or provide Eligible Letters of Credit to the Applicable Lenders, in each case, on a Pro Rata Basis;

(ii) prepay all or any portion of the outstanding principal amount of the Advances on a Pro Rata Basis, and pay any related amounts, pursuant to Section 2.06(a); and/or

(iii) execute one or more Permitted Sale Transactions.

Borrower and each Applicable Lender shall use commercially reasonable efforts to ensure that Custodian provides online informational access (or, if such online access is not available, to timely deliver account statements and advices of transactions) for all Collateral Accounts to Calculation Agent and Administrative Agent.

Not later than 2:00 p.m. on the Scheduled Trading Day following the first Scheduled Trading Day on which Borrower has received (in accordance with Section 9.02) the relevant Collateral Call Notice by the Collateral Call Notice Deadline, Borrower shall deliver a notice to Calculation Agent and Administrative Agent (which notice may be given by email) (x) acknowledging Borrower’s receipt of such Collateral Call Notice, (y) confirming that Borrower will cure the relevant Collateral Shortfall prior to the Relevant Cure Time and (z) stating the manner in which Borrower will cure such Collateral Shortfall.

(d) Borrower shall only be permitted to request the release of Collateral if (x) Borrower delivers written notice of such release to Calculation Agent (who shall give to each Applicable Lender prompt notice thereof) on or before 12:00 p.m. on the second Business Day prior to the requested date of the release and (y) Calculation Agent is reasonably satisfied that the additional conditions set forth in one of clauses (i) through (iii) below are met and that, if applicable, the condition set forth in clause (iv) below is met (in which case Calculation Agent shall promptly so notify each Applicable Lender):

(i) Borrower may request the release of any Collateral Shares from the Collateral Accounts as long as:

(A) the Collateral Shares are being released on a Pro Rata Basis for the purpose of settling sales of such Collateral Shares for Cash, at a fair market value (taking into account any commercially reasonable block discount and underwriting or similar fees and related transaction expenses) on an arm’s-length basis where the scheduled settlement date for each such sale (excluding registered offerings that settle on a settlement cycle that is customary for registered offerings) is no later than (1) in the case of Collateral Shares that will be settled other than in book-entry form through the facilities of DTC, two then-standard settlement cycles on the Exchange following execution of such sale or (2) in the case of Collateral Shares that will be settled in book-entry form through the facilities of DTC, one then-standard settlement cycle on the Exchange following execution of such sale (unless each Lender consents, in its sole discretion, to a later settlement date) (any such sale satisfying the applicable conditions of clauses (A), (B) and (C) of this Section 2.06(d)(i), a “Permitted Sale Transaction”);

(B) except in the case of any Free Release PST, all of the net cash proceeds of such sale will be paid to the Collateral Accounts, on a Pro Rata Basis and on a delivery versus payment basis against the delivery of the relevant Collateral Shares or pursuant to escrow arrangements reasonably acceptable to each Applicable Lender and, immediately following execution of such transaction, the LTV Ratio is less than the LTV Maintenance Level; and

(C) no Default, Event of Default or Adjustment Determination Period shall have occurred and be continuing or would result from such release;

provided that Borrower may not request the release of any Collateral Shares bearing an unrestricted CUSIP from the Collateral Accounts if any Collateral Shares bearing a restricted CUSIP would remain in the Collateral Accounts after giving effect to such release.

To facilitate a sale of Collateral Shares pursuant to this clause (i), each Applicable Lender shall release its Lien over the Collateral Shares being sold immediately upon its receipt of the proceeds of such Permitted Sale Transaction (in the case of a DVP PST) or upon settlement of such Permitted Sale Transaction (in the case of a Free Release PST), and shall, if required, enter into any escrow or other arrangement reasonably satisfactory to such Applicable Lender with the broker or dealer through whom such Collateral Shares are being sold. Each Applicable Lender shall cooperate with Borrower in effecting any rebalancing pursuant to Section 2.14.

(ii) Borrower may request a release of Collateral from the Collateral Accounts on a Pro Rata Basis, as long as:

(A) the LTV Ratio before, and immediately after, giving effect to such release shall not exceed the LTV Collateral Release Level (or, in the case of (I) a release of Cash in an amount not greater than the then-current Available Dividend Amount or (II) a release of any Cash proceeds of any DVP PST within one Business Day of the settlement thereof, the LTV Maintenance Level);

(B) the Cash or Cash Equivalents remaining in the Collateral Accounts following such release will be sufficient to make any payment that is, or will become, due under Section 2.03(b) on account of a Permitted Sale Transaction or a dividend or distribution on the Collateral Shares that occurred on or before the date of such release; and

(C) no Mandatory Prepayment Event shall have occurred (unless such Mandatory Prepayment Event has been cured or waived) and no Default, Event of Default or Adjustment Determination Period shall have occurred and be continuing or would result from such release;

provided that Borrower may not request the release of any Collateral Shares bearing an unrestricted CUSIP from the Collateral Accounts if any Collateral Shares bearing a restricted CUSIP would remain in the Collateral Accounts after giving effect to such release.

(iii) Borrower may request a transfer of Collateral consisting of Cash on a Pro Rata Basis from the Collateral Accounts to Administrative Agent in accordance with Section 2.11 to make any payment required under Section 2.03.

(iv) Notwithstanding anything to the contrary in this Section 2.06(d), at any time when the Collateral includes Common Shares, no Collateral shall be released from any Collateral Account if such release, after giving effect to any Concurrent deposit or crediting of Cash or Cash Equivalents into such Collateral Account and/or prepayment of the Advances owing to the Applicable Lender (including any Agented Lender with respect to such Applicable Lender) to whom such Collateral Account has been pledged, would either (I) cause the aggregate outstanding principal amount of all Advances owing to such Applicable Lender and any Agented Lender with respect to such Applicable Lender, together with accrued and unpaid interest thereon (such outstanding principal amount and accrued and unpaid interest, the “Applicable Credit”), to exceed the Maximum Loan Value of the Applicable Collateral or (II) increase the amount by which the Applicable Credit exceeds the Maximum Loan Value of the Applicable Collateral.

(e) Borrower may request the release of any Collateral Shares that are Preferred Shares from the Collateral Accounts as long as such Collateral Shares are being released to Issuer for the purpose of converting such Collateral Shares into Common Shares pursuant to the Series A Certificate of Designation or Series B Certificate of Designation, as applicable, and any Common Shares issued upon conversion of such Collateral Shares are credited to the Collateral Accounts on a Pro Rata Basis.

(f) Posting Additional Collateral. On at least two (2) Business Days’ notice to Administrative Agent and Calculation Agent, Borrower may post Cash or Cash Equivalents constituting Acceptable Collateral to the Collateral Accounts, or provide Eligible Letters of Credit to the Applicable Lenders, at any time; provided that each type of Collateral shall be posted to the Collateral Accounts, and any Eligible Letters of Credit shall be provided to the Applicable Lenders, on a Pro Rata Basis; provided further that such Collateral to be posted under this Section 2.06(f) at any one time shall be in a minimum amount of $2,000,000, and such posted Collateral and Eligible Letters of Credit shall not be taken into account for purposes of determining the LTV Ratio on the Business Day on which such Collateral is posted or such Eligible Letters of Credit are provided unless (i) at least two (2) Business Days’ notice to Administrative Agent and Calculation Agent have elapsed and (ii) such Collateral is deposited into the Collateral Accounts, with a SWIFT code evidencing such posting to be furnished to Administrative Agent and Calculation Agent, and such Eligible Letters of Credit are provided to the Applicable Lenders, in each case prior to 2:00 p.m. New York City time on such Business Day; provided, further, that Borrower may receive contributions of Cash from the Fund Entities in the Collateral Accounts on a Pro Rata Basis for the purpose of paying Operating Expenses. If any Eligible Letter of Credit that is provided to an Applicable Lender is not renewed, extended or replaced with another Eligible Letter of Credit with an equivalent face amount at least 30 days prior to its expiry date, the Applicable Lender to which such Eligible Letter of Credit is provided is and shall be authorized to draw the full stated amount of such Eligible Letter of Credit and deposit the proceeds thereof into the applicable Collateral Account as Collateral. Borrower shall direct Issuer to deposit into or credit directly to the Collateral Accounts on a Pro Rata Basis, or, in the case of any property or assets other than Cash and securities entitlements, deliver to the relevant Applicable Lenders (subject to their reasonable delivery instructions) on a Pro Rata Basis, any Ordinary Dividend or Extraordinary Distribution paid or distributed on any Collateral Shares, or any securities or securities entitlements (x) exchanged for, or delivered upon conversion of, any Collateral Shares in a Merger Event or (y) delivered in respect of any Collateral Shares in connection with a Spin-off, and if any such Cash, securities, securities entitlements or other property or assets are received by Borrower or any Affiliate thereof for any reason, Borrower shall, or shall cause such Affiliate to, make such deposit or delivery as promptly as practicable and in any event no later than two (2) Business Days following such receipt (and pending such delivery, shall hold such property in trust for the Applicable Lenders), subject, in each case, to any subsequent release thereof in accordance with Section 2.06(d). Borrower shall not tender any Collateral Shares in any exchange offer (including, without limitation, a Split-off) without the consent of each Lender.

(g) Release of Advances. Borrower directs each Lender, and each Lender agrees, to give written instructions to the Custodian on the Closing Date to transfer the proceeds of the Initial Advances deposited into the Collateral Account pledged to such Lender on the Closing Date as follows: (i) such Lender’s Pro Rata Share of $49,205,611.03 shall be transferred to the collateral accounts of the lenders under the Existing Margin Loan Agreement on a delivery-versus-payment basis against receipt of such Lender’s Pro Rata Share of the Initial Pledged Series A Shares and (ii) the remainder of such proceeds shall be transferred as specified in the Closing Procedures Memorandum. Furthermore, Borrower directs each Lender, and each Lender agrees, to give written instructions to the Custodian on the Delayed Draw Funding Date to transfer the proceeds of the Delayed Draw Advances deposited into the Collateral Account pledged to such Lender on the Delayed Draw Funding Date pursuant to instructions reasonably acceptable to the Borrower and each Lender.

(h) Release of Proceeds for Borrower Operating Expenses. Notwithstanding anything set forth in this Section 2.06 or any other provision of this Agreement to the contrary, upon Borrower’s prior request, each Lender agrees to instruct the Custodian to release to Borrower (or to a third-party designated in writing by Borrower) up to its pro rata share (determined on a Pro

Rata Basis) of $100,000 each calendar year from the Collateral Account controlled by it for the purpose of enabling Borrower to pay its administrative fees and expenses in the normal course of business or to pay expenses in connection with keeping in full force and effect its legal existence (collectively, “Operating Expenses”); provided that in no event shall such amount at any time exceed the amount of Cash contributed to Borrower by the Fund Entities for such purpose (excluding, for the avoidance of doubt, any amount contributed to Borrower under any Capital Call Confirmation Package or following a Collateral Shortfall pursuant to Section 2.06(c)) and deposited into such Collateral Account prior to such time and not previously released pursuant to this Section 2.06(g); provided, further, that Borrower shall not be entitled to the release of any Cash from the Collateral Accounts if such release would not be permitted under Section 2.06(d)(iv) or if, after giving effect to such release, the LTV Ratio would exceed 50%.

Section 2.07. Increased Costs; Break Funding.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or participation therein; or

(iii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to any Lender of making or maintaining the Advances hereunder (or of maintaining its Commitments) or to reduce the amount of any sum received or receivable by any Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such reasonable additional costs incurred or reduction suffered.

(b) If a Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any actual losses with respect to such reduction.

(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts (and the calculation thereof) necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Administrative Agent, who shall deliver or cause to be delivered such certificate to Borrower. Such certificate shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.07 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate any Lender pursuant to this Section 2.07 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing, if any Lender requests compensation under this Section 2.07 or Borrower must pay increased amounts or any amounts for Indemnified Taxes pursuant to Section 2.08, then the applicable Lender will, if requested by Borrower, use commercially reasonable efforts to designate another lending office for any Advance, or portion thereof, affected by the relevant event if, in the judgment of such Lender, such designation would (i) avoid the requirement for or reduce the amount of such compensation, increased amounts or amounts for Indemnified Taxes, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that such efforts need only be made on terms that, in the commercially reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.07(e) shall affect or postpone any of the Obligations of Borrower or the rights of such Lender pursuant to Section 2.07(a) through (d) or Section 2.08. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.

(f) Borrower shall compensate each Lender, upon written request (in the form of a certificate) by such Lender (which certificate shall set forth in reasonable detail the basis for requesting such amounts and shall be conclusive absent manifest error), for all reasonable loss, cost or expense (excluding loss of anticipated profits or margin) deemed to be incurred by it (determined pursuant to the following paragraph) as a result of:

(i) any payment or prepayment of an Advance on a day other than an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(ii) any failure by Borrower to prepay or borrow any Advance on the date or in the amount notified by Borrower (for a reason other than the failure of such Lender to make an Advance in breach of its obligation hereunder).

Such loss, cost or expense for any Lender shall be deemed to be an amount determined by such Lender equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the reference interest rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then-current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Advance), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

(g) All of Borrower’s obligations under this Section 2.07 shall survive termination of the Facility and repayment of all other Obligations hereunder.

Section 2.08. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Margin Loan Documentation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.08) each Lender or Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.08, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(d) Indemnification by Borrower. Borrower shall indemnify Lenders and Agents, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.08) payable or paid by Lenders or Agents or required to be withheld or deducted from any payment to any Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Status of Lenders.

(i) If any Lender is entitled to an exemption from or reduction of withholding Taxes with respect to payments made under any Margin Loan Documentation, it shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.08(e)(ii)(A), (B) and (D) below) shall not be required if in a Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) if any Lender is a U.S. Person, it shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) if any Lender is a Foreign Lender, it shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by Borrower or Administrative Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Margin Loan Documentation, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Margin Loan Documentation, IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E (or an applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipients) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Margin Loan Documentation would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower or Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.08 (including by the payment of additional amounts pursuant to this Section 2.08), it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.08 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender or Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of such Lender or Agent, shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will any Lender or Agent be required to pay any amount to Borrower pursuant to this paragraph (f) the payment of which would place such Lender or Agent in a less favorable net after-Tax position than such Lender or Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender or Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.

(g) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Margin Loan Documentation, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Margin Loan Documentation or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (g).

(h)

(i) Borrower shall deliver to any Lender, Agent or Custodian at the time or times reasonably requested by such Lender, Agent or Custodian, such properly completed and executed documentation that it is legally, and pursuant to its Organization Documents and other confidentiality obligations, entitled to deliver and that is reasonably requested by such Lender, Agent or Custodian in order to permit such Lender, Agent or Custodian to exercise its rights under Article 7 and the applicable Security Agreement in a manner that will avoid or, to the extent possible, minimize withholding Tax upon a disposition of the Shares (including upon conversion of the Preferred Shares to Common Shares); provided that, notwithstanding anything to the contrary in this Section 2.08(h)(i), the preparation or delivery of such documentation shall not be required if in Borrower’s reasonable and good-faith judgment such preparation or delivery would subject Borrower (or its Affiliates) to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Borrower (or its Affiliates).

(ii) Without limiting Section 2.08(h)(i), Borrower shall deliver to each Lender, Agent or Custodian, on or before the Closing Date (and thereafter promptly from time to time upon the reasonable request of a Lender, Agent or Custodian), (A) a duly executed original IRS Form W-9. Borrower shall promptly notify each Lender, Agent or Custodian at any time it determines that it is no longer in a position to provide the IRS Form described in the preceding sentence.

Section 2.09. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify Borrower and Administrative Agent that any Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to perform its obligations to make or maintain Advances hereunder, the obligation of such Lender to make such Advances shall be terminated and the Advances, all interest thereon and all other amounts payable under this Agreement to such Lender shall become due and payable either on the last day of the then current Interest Period, if such Lender may lawfully continue to maintain the Advances to such day, or immediately, if such Lender may not lawfully continue to maintain the Advances to such date.

Section 2.10. Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Advance from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Advance made hereunder, the class and type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof; provided that the failure of Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms.

(c) The entries maintained in the accounts maintained pursuant to Subsection (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms.

(d) No promissory note shall be required to evidence the Advances by Lenders to Borrower. Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by Administrative Agent. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.07) be represented by one or more promissory notes in such form.

Section 2.11. Payments and Computations.

(a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 1:00 p.m. on the day when due (subject to Section 2.06(b) or (c), with respect to any payment made to cure a Collateral Shortfall or made with respect to a Mandatory Prepayment Event, as applicable) in Dollars to Administrative Agent in immediately available funds. Administrative Agent shall promptly distribute to each Lender its share, determined on a Pro Rata Basis (or other applicable basis as provided herein), of such payment in like funds as received by wire transfer to such Lender. All payments received by Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day (subject to Section 2.06(b) or (c), with respect to any payment made to cure a Collateral Shortfall or made with respect to a Mandatory Prepayment Event, as applicable) and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c) All payments (including prepayments and, subject to Section 2.12, any other amounts received hereunder in connection with the exercise of any Applicable Lender’s rights after an Event of Default, including any amounts that may be funded to the Unpledged Account (but, in the case of any such amounts that have not otherwise been transferred from the Unpledged Account, no earlier than 24 hours after such funds are deposited to the Unpledged Account) made by Borrower to Administrative Agent under any Margin Loan Documentation shall be applied to amounts then due and payable in the following order, ratably in accordance with the percentage of any such amounts owed to each Lender: (A) any expenses and indemnities payable by Borrower to Lenders under any Margin Loan Documentation; (B) to any accrued and unpaid interest and fees due under this Agreement; (C) to principal payments on the outstanding Advances; and (D) to the extent of any excess, to the payment of all other Obligations under the Margin Loan Documentation; provided that, in the case of an exercise of remedies, a Lender may elect the order in which different Advances are deemed to be paid.

Section 2.12. Accelerating Lenders.

(a) Notwithstanding anything to the contrary herein (but subject to clause (b) below), if one or more Lenders become Accelerating Lenders:

(i) each Accelerating Lender, solely for purposes of determining the rights and obligations of such Lender vis á vis Borrower, shall be deemed to be:

(A) Administrative Agent and Calculation Agent hereunder; and

(B) the sole Lender hereunder for all purposes and, for the avoidance of doubt, no other Lender’s consent shall be necessary for any modification of such rights and obligations; and

(ii) solely for purposes of determining the rights and obligations of all Lenders that are not Accelerating Lenders among themselves and vis á vis Borrower:

(A) each Accelerating Lender shall be deemed to no longer be a Lender hereunder and, for the avoidance of doubt, such Accelerating Lender’s consent shall not be necessary for any modification of such rights and obligations; and

(B) if Administrative Agent or Calculation Agent is an Accelerating Lender, a replacement therefor shall be selected from among the Lenders that are not Accelerating Lenders as if such Agent had resigned.

(b) Notwithstanding the foregoing, following one or more Lenders becoming Accelerating Lenders, Borrower, for the avoidance of doubt, shall not make any payments of its Obligations or post any Collateral or provide any Eligible Letter of Credit except on a Pro Rata Basis (without regard to clause (a) above). For the avoidance of doubt, the application of proceeds received by an Applicable Lender in respect of an exercise of its remedies under the Margin Loan Documentation shall not be considered a payment by Borrower for purposes of this Section 2.12(b).

Section 2.13. Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the Closing Date or the Delayed Draw Funding Date, as applicable, that such Lender will not make available to Administrative Agent such Lender’s Advance, Administrative Agent may assume that each Lender that has a Commitment hereunder has made the relevant Advance available on such date in accordance with Section 2.01 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made the relevant Advance available to Administrative Agent, then such Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrower, the Applicable Rate. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays such Advance to Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each Lender severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Obligations of Lenders Several. The obligations of Lenders hereunder to make Advances and to make payments pursuant to Section 9.04(e) are several and not joint. The failure of any Lender to make any Advance or to make any payment under Section 9.04(e) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance or to make its payment under Section 9.04(e).

Section 2.14. Periodic Rebalancing.

(a) Subject to Section 2.12, if, on any Interest Payment Date, any Applicable Lender gives written notice to Calculation Agent, or Calculation Agent otherwise becomes aware, that any posting or release of Collateral did not occur on a Pro Rata Basis or the Collateral is not held on a Pro Rata Basis for any reason, then on, or as promptly as practicable following, such date the Applicable Lenders shall cause any transfers of Collateral from the Collateral Accounts that they control to Collateral Accounts controlled by other Applicable Lenders as may be necessary, as determined by Calculation Agent, to ensure that the Collateral is held on a Pro Rata Basis. Each Applicable Lender agrees to cooperate in good faith with Calculation Agent to effect such rebalancing, including, for the avoidance of doubt, by submitting written instructions to Custodian to effect such transfers. Borrower hereby consents to such transfers.

(b) Solely for the purpose of determining whether Collateral is held on a Pro Rata Basis under clause (a) above, any Eligible Letter of Credit provided to an Applicable Lender shall be deemed to be an amount of Cash Collateral equal to 99% of the stated amount thereof, subject to clause (c) below.

(c) Subject to Section 2.12, if, on any date, any Applicable Lender gives written notice to Calculation Agent, or Calculation Agent otherwise becomes aware, that the aggregate stated amount of Eligible Letters of Credit provided to any Applicable Lender differs by more than $2,000,000 from the product of (x) the aggregate Applicable Percentage of such Applicable Lender and any relevant Agented Lenders and (y) the aggregate stated amount of Eligible Letters of Credit provided to all Applicable Lenders, then on, or as promptly as practicable following, such date Borrower shall replace Eligible Letters of Credit provided to the Applicable Lenders with Cash Collateral and vice versa to the extent necessary to ensure that Eligible Letters of Credit and Cash Collateral are held on a Pro Rata Basis (it being understood that the minimum stated amount of an Eligible Letter of Credit as set forth in the definition thereof shall not apply to the extent necessary to comply with this Section 2.14(c)). Each Lender hereby consents to, and agrees to cooperate in good faith to effect, such substitutions.

(d) In connection with any transfer of Collateral Shares to a Collateral Account pursuant to this Section 2.14 or otherwise, Borrower shall comply and use reasonable efforts to cause Custodian to comply with any request of the Applicable Lender that controls such Collateral Account to transfer such Collateral Shares to a separate sub-account under the relevant Collateral Account controlled by such Applicable Lender.

Section 2.15. Extension of Maturities.

(a) If (i) Borrower notifies each Lender no less than 30 nor more than 45 days prior to the third anniversary of the Closing Date that it wishes to extend the Scheduled Maturity Date pursuant to this Section 2.15(a) and (ii) each Lender consents to such extension in its sole and absolute discretion, then the Scheduled Maturity Date shall be extended to the fourth anniversary of the Closing Date.

(b) If (i) Borrower notifies each Lender no less than 30 nor more than 45 days prior to the fourth anniversary of the Closing Date that it wishes to extend the Scheduled Maturity Date pursuant to this Section 2.15(b) and (ii) each Lender consents to such extension in its sole and absolute discretion, then the Scheduled Maturity Date shall be extended to the fifth anniversary of the Closing Date.

Section 2.16. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.16, if, prior to the commencement of any Interest Period:

(i) Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate (including because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) Administrative Agent is advised by any Lender that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining its Advances for such Interest Period;

then Administrative Agent shall give written notice thereof to Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the Advances shall accrue interest at the Applicable Rate determined by reference to the Base Rate.

(b) Notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Margin Loan Documentation and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Margin Loan Documentation so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Margin Loan Documentation and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Margin Loan Documentation; provided that, this clause (c) shall not be effective unless Administrative Agent has delivered to the Lenders and Borrower a Term SOFR Notice. For the avoidance of doubt, Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d) In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Margin Loan Documentation.

(e) Administrative Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Margin Loan Documentation, except, in each case, as expressly required pursuant to this Section 2.16.

(f) Notwithstanding anything to the contrary herein or in any other Margin Loan Documentation, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such

Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Advances shall accrue interest from and after such time at the Applicable Rate by reference to the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 2.17. Risk Compensation Payment. As set forth in the Additional Terms Letter.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Lenders and each Agent as to itself, as of each date specified in ARTICLE 4, that:

Section 3.01. Organization; Powers. Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to enter into, and perform its obligations under, the Margin Loan Documentation to which it is a party, and consummate the Transactions, and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions are within the powers of and have been duly authorized by all necessary action by each Loan Party. Each document included in the Margin Loan Documentation to which it is a party has been duly executed and delivered by each applicable Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Margin Loan

Documentation, (ii) will not violate any Law applicable to any Loan Party, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its assets (including the Investment Agreement and Registration Rights Agreement), or give rise to a right thereunder to require any payment to be made by any such Person, (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created pursuant to the Margin Loan Documentation, (v) will not violate any trading policy of Issuer applicable to any Loan Party, including, but not limited to, Issuer’s “blackout” policy and (vi) will not violate or require any consent under the Organization Documents of Issuer or any Loan Party.

Section 3.04. Financial Condition. Borrower has no material assets other than the Collateral nor any Indebtedness or monetary obligations other than the Obligations.

Section 3.05. Litigation Matters. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened in writing against any Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Margin Loan Documentation or the Transactions.

Section 3.06. Compliance with Laws.

(a) Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

(b) Borrower is either (x) not subject to Sections 13 or 16 of the Exchange Act with respect to the Shares or (y) in compliance with its reporting obligations under Sections 13 and 16 of the Exchange Act with respect to the Transactions hereunder.

(c) The Transactions, including the use of proceeds of the Advances and all actions with respect to the Collateral, do not, and will not, violate the Margin Regulations.

Section 3.07. Investment Company Status. Each Loan Party is not, and after giving effect to the contemplated Transactions will not be, required to register as an “investment company” under the United States Investment Company Act of 1940.

Section 3.08. Taxes. Each Loan Party has timely filed (taking into account applicable extensions) all income Tax returns and other material Tax returns which are required to be filed by it in all jurisdictions and has paid all material Taxes, assessments, claims, governmental charges or levies imposed on it or its properties which are due and payable (other than any amount (i) the validity of which is currently being contested in good faith, (ii) with respect to which reserves have been provided for in accordance with GAAP and (iii) as to which such contest would not result in the forfeiture or loss of any Collateral or otherwise give rise to a Material Adverse Effect). There is no proposed Tax assessment asserted in writing against any Loan Party that would result in the forfeiture or loss of any Collateral or otherwise give rise to a

Material Adverse Effect. Borrower is properly treated as a partnership for U.S. federal income tax purposes and is not a tax resident of or subject to any material taxes in any jurisdiction other than the United States or any subdivision thereof. GP is properly treated as a disregarded entity for U.S. federal income tax purposes, and is not a tax resident of or subject to any material taxes in any jurisdiction other than the United States or any subdivision thereof.

Section 3.09. Disclosure. Borrower has disclosed to each Agent and Lender (x) all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, in each case in light of facts or circumstances present as of the Closing Date or Delayed Draw Funding Date, as applicable, would reasonably be expected to result in a Material Adverse Effect, and (y) any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction, including any lock-up agreement, relating to the Collateral Shares. All information provided by or on behalf of Borrower to the Agents and Lenders in connection with the negotiation, execution and delivery of this Agreement and the other Margin Loan Documentation or the Transactions is complete and correct in all material respects and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

Section 3.10. Agreements. No Loan Party is a party to, nor are its assets bound by, any agreement or instrument, other than those permitted under Section 6.10, and no Loan Party is in default under any provision of any such agreement or instrument.

Section 3.11. Solvency. (i) The present fair market value of each Loan Party’s assets exceeds the total amount of its liabilities (including contingent liabilities), (ii) each Loan Party has capital and assets sufficient to carry on its businesses, (iii) no Loan Party is engaged or is about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) no Loan Party intends to incur or believe that it will incur debts beyond its ability to pay as they become due. No Loan Party will be rendered insolvent by the consummation of the Transactions.

Section 3.12. Trading and Other Restrictions.

(a) Each Loan Party owns all of its assets (including all of the Collateral pledged pursuant to a Security Agreement) free and clear of Liens, other than Permitted Liens.

(b) No Loan Party has made nor consented to, nor is aware of, any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of its properties, including the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Liens granted to Lenders under the Margin Loan Documentation and Permitted Liens.

(c) Borrower acquired the Initial Pledged Shares and paid the full purchase price therefor, and the holding period (as determined in accordance with Rule 144) of Borrower as to the Initial Pledged Shares began, in each case, no later than the date of this Agreement.

(d) The Collateral Shares (i) are not subject to any Transfer Restrictions or Restrictive Conditions other than Permitted Transfer Restrictions or Permitted Restrictive Conditions, (ii) (x) do not contain any restrictive legends other than any legend set forth in the Investment Agreement as in effect on the date hereof and (y) do not require any opinions from counsel, or the removal of any “stop transfer order,” or the delivery of any documentation (other than as set forth in the Issuer Agreements), prior to the sale of such Collateral Shares and (iii) are not subject to any shareholders’ agreement, investor rights agreement or any other similar agreement or any voting or other contractual restriction, other than the Issuer Agreements, the Investment Agreement and the Registration Rights Agreement.

Section 3.13. Subsidiaries. Borrower does not have any Subsidiaries.

Section 3.14. Anti-Corruption Laws and Sanctions. Each Loan Party and its managers, officers and employees and to the knowledge of such Loan Party, its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party or any of its Responsible Officers, or (b) to the knowledge of such Loan Party, any managers, employees or agents of any Loan Party, is a Sanctioned Person.

Section 3.15. Material Nonpublic Information. Borrower is not in possession of any Material Nonpublic Information with respect to Issuer or the Shares.

Section 3.16. Employee Matters. No Loan Party (a) has or has ever had any employees, or has ever directly contracted with individuals who are independent contractors, (b) maintains, contributes to, or has any direct obligation to maintain or contribute to, any Employee Benefit Plan, or (c) has any actual or contingent liabilities with respect to any Pension Plan, including as a result of its affiliation with any of its ERISA Affiliates, that in the case of (c), individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

Section 3.17. No Plan Assets. The assets of each Loan Party do not constitute “plan assets” within the meaning of the Plan Asset Regulation.

Section 3.18. Conduct of Business. No Loan Party is engaged in any business or activity other than (a) in the case of Borrower, holding Shares (including, at Borrower’s discretion, exercising its rights under the Investment Agreement, the Registration Rights Agreement and any ancillary agreements or documents related to the foregoing), Cash and Cash Equivalents and any Other Acceptable Collateral, ministerial activities incidental thereto and otherwise expressly contemplated herein or in the Investment Agreement, (b) in the case of GP, holding Cash and Cash Equivalents and partnership interests in the Borrower, ministerial activities incidental thereto and otherwise expressly contemplated herein, and (c) in the case of each Loan Party, (I) performing its obligations under the Margin Loan Documentation, the Investment Agreement, the Registration Rights Agreement and any ancillary agreements or documents related to the foregoing to which it is a party and the Transactions and (II) payment of taxes (including Taxes required to be withheld on dividends received (or deemed received for U.S. federal income Tax purposes) from the Issuer) and administrative fees (including the payment of Operating Expenses) in connection with the business permitted under this Agreement and its Organization Documents.

Section 3.19. Special Purpose Entity. Each Loan Party is, and has at all times since its formation been, in compliance with the Special Purpose Provisions (other than, in respect of Borrower, its maintenance of a cash deposit account and the Temporary Series B Account in addition to the Unpledged Account, as disclosed to the Lenders prior to the date hereof; provided that Borrower represents and warrants it has closed such other cash deposit account).

Section 3.20. EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE 4

CONDITIONS OF LENDING

Section 4.01. Conditions Precedent to Initial Advances on the Closing Date. The obligation of Lenders to make Initial Advances hereunder on the Closing Date is subject to satisfaction, or waiver by each Lender hereunder, of the following conditions precedent:

(a) Administrative Agent and each Lender shall have received each of the following documents, duly executed, in each case, in form and substance reasonably satisfactory to Administrative Agent and each of the Lenders:

(i) duly executed counterparts of the Margin Loan Documentation, dated as of the Closing Date (except for this Agreement, the Additional Terms Letter, the Borrower Security Agreements and the Control Agreements, which are dated as of the date hereof);

(ii) (A) a certificate of each Loan Party, each LP and GP Parent, dated as of the Closing Date and executed by its Authorized Representative, which shall (1) certify the resolutions authorizing the execution, delivery and performance of the Margin Loan Documentation to which such Person is a party and the Transactions to be consummated by such Person on such date and (2) contain appropriate attachments, including such Person’s Organization Documents and, in the case of GP, the engagement letter for, or other reasonably satisfactory evidence of the engagement of, an independent manager for GP, and (B) a long form good standing certificate for Borrower from its jurisdiction of organization;

(iii) a solvency certificate of each Loan Party, each LP and GP Parent from an Authorized Representative thereof, dated as of the Closing Date;

(iv) a favorable opinion of Borrower’s counsel, addressed to each Agent and Lenders, in form and substance reasonably satisfactory to each Agent and each Lender, dated as of the Closing Date;

(v) the results of a recent Lien and judgment search in the jurisdiction of organization of each Loan Party, each LP and GP Parent (or in the District of Columbia in the case of any Person organized in Guernsey), and each such search shall reveal no Liens on any of the assets of, or judgments against, such Person, except for Permitted Liens and Liens released under the Payoff Letter;

(vi) proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreements;

(vii) FRB Form U-1 completed to satisfaction of each Lender and duly executed by Borrower; and

(viii) any information or documentation reasonably requested by any Lender pursuant to Section 9.15.

(b) On or prior to the Closing Date, the Collateral Accounts shall have been established by Borrower; Borrower shall have executed and delivered all account opening documentation required by Custodian; and security entitlements with respect to the Initial Pledged Series B Shares shall have been credited to the Collateral Accounts on a Pro Rata Basis as Acceptable Collateral free from all Transfer Restrictions and Restrictive Conditions (other than Existing Transfer Restrictions and Existing Restrictive Conditions) and the Collateral Requirement shall have been satisfied with respect thereto in all material respects.

(c) All reasonable and documented out-of-pocket fees or expenses required to be paid under the Margin Loan Documentation on or before the Closing Date, including the Upfront Fee with respect to the Initial Advances and Lenders’ and Agents’ respective counsel fees invoiced at least one Business Day prior to such date, shall have been paid on or before such date or netted against the Initial Advances hereunder.

(d) Each of the representations and warranties contained in the Margin Loan Documentation shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects as of such date).

(e) Borrower shall have delivered to Administrative Agent a certificate from a Responsible Officer of Borrower in the form set forth in Exhibit A hereto, dated as of the Closing Date, which shall contain representations that the conditions set forth in Subsections (b), (d), (f) and (g) of this Section 4.01 have been satisfied.

(f) On the Closing Date, immediately after giving effect to each of the Initial Advances and the transfer of the proceeds thereof out of the Collateral Accounts and the crediting of the Initial Pledged Series A Shares to the Collateral Accounts as Acceptable Collateral, the LTV Ratio shall not exceed the Initial LTV Level.

(g) No Mandatory Prepayment Event shall have occurred that has not been cured or waived, and no Default, Event of Default or Adjustment Determination Period shall have occurred and be continuing, in each case on the Closing Date, and none of the foregoing shall result from such Initial Advances or the application of the proceeds therefrom and any related Collateral deliveries.

(h) The Unpledged Account shall have been opened.

(i) Borrower shall have delivered to Administrative Agent and Lenders a duly executed amendment to the Cash Deposit Agreement in form and substance satisfactory to Administrative Agent and each Lender.

(j) Borrower shall have delivered to Administrative Agent and Lenders a duly executed Payoff Letter.

The borrowing of the Initial Advances shall be deemed to constitute a representation and warranty by Borrower on the date of such borrowing as to the matters specified in Subsections (b), (d), (f) and (g) above.

Section 4.02. Conditions Precedent to Delayed Draw Advances on the Delayed Draw Funding Date. The obligation of each Lender with a Delayed Draw Commitment to make Delayed Draw Advances hereunder on the Delayed Draw Funding Date is subject to satisfaction, or waiver by each Lender, of the following conditions precedent:

(a) Borrower shall have submitted (i) a written request for Delayed Draw Advances to Administrative Agent and the Lenders at least three Business Days prior to the Delayed Draw Funding Date and (ii) a commitment schedule setting forth the Delayed Draw Commitments of each participating Lender, which schedule of Delayed Draw Commitments shall supplement the schedule of Initial Commitments set forth in the Additional Terms Letter.

(b) Administrative Agent and each Lender shall have received a solvency certificate of Borrower from an Authorized Representative thereof, dated as of the Delayed Draw Funding Date.

(c) The funding of the Initial Advances shall have occurred on the Closing Date.

(d) All reasonable and documented out-of-pocket fees or expenses required to be paid under the Margin Loan Documentation on or before the Delayed Draw Funding Date, including the Upfront Fee with respect to the Delayed Draw Advances and Lenders’ and Agents’ respective counsel fees invoiced at least one Business Day prior to such date, shall have been paid on or before such date or netted against the Delayed Draw Advances hereunder.

(e) Each of the representations and warranties contained in the Margin Loan Documentation shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the Delayed Draw Funding Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date (unless any such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects as of such date).

(f) Borrower shall have delivered to Administrative Agent a certificate from a Responsible Officer of Borrower in the form set forth in Exhibit A hereto, dated as of the Delayed Draw Funding Date, which shall contain representations that the conditions set forth in Subsections (e), (g) and (h) of this Section 4.02 have been satisfied.

(g) On the Delayed Draw Funding Date, immediately after giving effect to each of the Delayed Draw Advances and the transfer of the proceeds thereof out of the Collateral Accounts, the LTV Ratio shall not exceed the Initial LTV Level.

(h) No Collateral Shortfall or Mandatory Prepayment Event shall have occurred that has not been cured or waived, and no Default, Event of Default or Adjustment Determination Period shall have occurred and be continuing, in each case on the Delayed Draw Funding Date, and none of the foregoing shall result from such Delayed Draw Advances or the application of the proceeds therefrom.

The borrowing of the Delayed Draw Advances shall be deemed to constitute a representation and warranty by Borrower on the date of such borrowing as to the matters specified in Subsections (e), (g) and (h) above.

ARTICLE 5

AFFIRMATIVE COVENANTS OF BORROWER

On and after the Closing Date and so long as any Obligations (other than unasserted contingent indemnification obligations) remain outstanding, each Loan Party covenants and agrees as to itself that:

Section 5.01. Financial Statements. Borrower shall furnish or cause to be furnished to Administrative Agent and Calculation Agent (which Administrative Agent shall promptly furnish to each Lender upon receipt), (i) within 45 days after the end of each calendar quarter, a certificate of Borrower’s Authorized Representative certifying (a) that Borrower’s only assets consist of the Collateral, Cash and Cash Equivalents, (b) the number of Shares Borrower owned as of the last day of such quarter and (c) that Borrower’s only Indebtedness for borrowed money and monetary obligations (other than the Obligations) is listed on a schedule to such certificate; and (ii) such additional information regarding the business or financial affairs of Borrower, or compliance with the terms of the Margin Loan Documentation, as Administrative Agent, Calculation Agent or Lenders may from time to time reasonably request.

Section 5.02. Notices of Material Events. Borrower shall furnish to Administrative Agent and Calculation Agent or cause to be furnished to Administrative Agent and Calculation Agent (which Administrative Agent shall promptly furnish to each Lender upon receipt), as promptly as reasonably practicable after obtaining actual knowledge thereof, notice of:

(a) the occurrence of (i) any Default, (ii) any matter which has resulted or would reasonably be expected to result in a Material Adverse Effect, (iii) the receipt of any notice of any governmental investigation or any litigation commenced or threatened against Borrower, where Borrower is specifically named in such investigation or litigation or (iv) the imposition or expected imposition of liability under Title IV of ERISA with respect to any Pension Plan that would reasonably be expected to result in a Material Adverse Effect;

(b) any transaction or event that constitutes, or that, if consummated, would constitute, a Change of Control of Borrower; or

(c) (i) the imposition of, or any event or transaction that, if consummated, would result in the imposition of, any Transfer Restriction (other than Existing Transfer Restrictions) or Restrictive Condition (other than Existing Restrictive Conditions) on the Collateral, (ii) any Facility Adjustment Event, Potential Facility Adjustment Event or Mandatory Prepayment Event or (iii) any Lien (other than Permitted Liens) or “adverse claim” (within the meaning of Section 8-502 of the UCC) made or asserted against any of the Collateral.

In addition, Borrower shall furnish to Administrative Agent and Calculation Agent (which Administrative Agent shall promptly furnish to each Lender upon receipt) at least five (5) Business Days’ prior written notice of any proposed change to GP’s “Independent Manager” (as defined in Borrower’s Organization Documents).

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Representative of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business. Borrower shall at all times preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, franchises, governmental authorizations, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Section 5.04. Payment of Obligations. Borrower shall pay and discharge, as and when the same shall become due and payable, all Taxes and any other liabilities imposed upon it or upon its property; provided that no such Tax or liability needs to be paid or discharged if (i) it is being contested in good faith by appropriate proceedings, (ii) reserves, in accordance with GAAP, have been provided for, and (iii) such Tax or liability would not result in the forfeiture or loss of any Collateral or otherwise give rise to a Material Adverse Effect.

Section 5.05. Compliance with Laws. Borrower shall comply with the requirements of all applicable Laws, all orders, writs, injunctions and decrees applicable to it or its property, its Organization Documents, the Organization Documents of Issuer and any Transfer Restriction applicable to the Collateral Shares. Borrower will maintain policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws and applicable Sanctions by Borrower and its managers, officers, and employees and, in the case of Anti-Corruption Laws, its agents (acting in their capacity as such).

Section 5.06. Provision of Public Information. Notwithstanding anything to the contrary in the Margin Loan Documentation, Borrower shall not, and shall cause all other Apax Entities not to, and Borrower shall not be obligated to, provide any Agent or any Lender with any Material Nonpublic Information with respect to Issuer, its Subsidiaries or its securities in any document or notice required to be delivered pursuant to this Agreement, any other Margin Loan Documentation or any communication pursuant to, or directly related to, this Agreement or any other Margin Loan Documentation (each a “Communication”) and in delivering, or permitting any other Apax Entity to deliver, any Communication, Borrower shall be deemed to have represented that any such Communication contains no such Material Nonpublic Information, in each case, unless such Communication is given to those employees of an Agent or Lender or their respective Affiliates so identified to Borrower in writing to be on the private side of such Agent’s or Lender’s (or their respective Affiliate’s) information barrier. Notwithstanding anything to the contrary in the Margin Loan Documentation, Borrower acknowledges and agrees that if any Agent, Lender or any of such Agent’s or Lender’s Affiliates (other than those employees of such Agent or Lender or their respective Affiliates so identified to Borrower in writing to be on the private side of such Agent’s or Lender’s (or their respective Affiliate’s) information barrier) receives from Borrower or any other Apax Entity any Material Nonpublic Information at any time in connection with this Agreement or any other Margin Loan Documentation, such Agent, Lender or such Affiliate may disclose such Material Nonpublic Information publicly, to any potential purchaser of the Collateral or to any other Person.

Section 5.07. Compliance with Exchange Act Requirements. Borrower shall comply in all material respects with its reporting obligations under Section 13 of the Exchange Act in respect of the transactions contemplated hereunder; provided that Borrower shall give prior notice to Administrative Agent, who shall give to each Lender prompt notice thereof, of any public filing regarding the Margin Loan Documentation by Borrower and its Affiliates and provide Administrative Agent with copies to be distributed to each Lender of any report a reasonable time prior to filing thereof, and shall comply (or cause its Affiliate to comply, as the case may be) with any reasonable request of Administrative Agent to seek confidential treatment of any information therein that Administrative Agent considers to be proprietary or sensitive business information.

Section 5.08. Further Assurances. Upon the request of any Applicable Lender through Calculation Agent, each Loan Party shall execute and/or deliver any additional agreements, documents and instruments, and take such further actions as the Applicable Lender may reasonably determine necessary in order to ensure that the Collateral Requirement is satisfied.

Section 5.09. Books and Records. Subject to Section 5.10 and Section 18 of the Organization Documents of Borrower, to the extent necessary for Borrower to satisfy its reporting obligations hereunder, Borrower shall keep proper books of record and account in which full, true and correct, in all material respects, entries are made of all dealings and transactions in relation to its respective business and activities.

Section 5.10. Special Purpose Entity; Maintenance of Separateness. Each Loan Party shall comply with the Special Purpose Provisions.

Section 5.11. Independent Director. GP shall ensure, at all times, that GP has an “Independent Manager” (as defined in Borrower’s Organization Documents, as in effect on the date hereof), and GP shall pay the fees and expenses under the engagement letter for such “Independent Manager” as and when they become due.

Section 5.12. ERISA Plan Assets. Borrower agrees to promptly notify Administrative Agent if it knows that the assets of any Loan Party constitute or may reasonably be expected to constitute “plan assets” within the meaning of the Plan Asset Regulation.

Section 5.13. Temporary Series B Account. Borrower agrees to close the Temporary Series B Account within five (5) Business Days of the Closing Date and to provide the Administrative Agent reasonably satisfactory evidence of the same concurrently therewith.

ARTICLE 6

NEGATIVE COVENANTS

On and after the Closing Date and so long as any Obligations (other than unasserted contingent indemnification obligations) remain outstanding, each Loan Party covenants and agrees as to itself that:

Section 6.01. Indebtedness. No Loan Party shall create, incur, assume or suffer to exist any Indebtedness, other than the Obligations under the Margin Loan Documentation or any obligations (contingent or otherwise) under the Investment Agreement, the Registration Rights Agreement and any ancillary agreements or documents related to the foregoing.

Section 6.02. Liens. No Loan Party shall create, incur, assume or suffer to exist any Lien upon the Collateral, except for Permitted Liens. No Loan Party shall create, incur, assume or suffer to exist any Lien on any other property or asset owned by it (including, without limitation, the Unpledged Account), except for Permitted Liens.

Section 6.03. Business Activities. No Loan Party shall engage in any business or activity other than (a) in the case of Borrower, holding Shares (including, at Borrower’s discretion, exercising its rights under the Investment Agreement, the Registration Rights Agreement and any ancillary agreements or documents related to the foregoing), Cash and Cash Equivalents and any Other Acceptable Collateral, ministerial activities incidental thereto and otherwise expressly contemplated herein, (b) in the case of GP, holding Cash and Cash Equivalents and partnership interests in the Borrower, ministerial activities incidental thereto and otherwise expressly contemplated herein, and (c) in the case of each Loan Party (I) exercising its rights and performing its obligations under the Margin Loan Documentation, the Investment Agreement, the Registration Rights Agreement and any ancillary agreements or documents related to the foregoing to which it is a party and the Transactions and (II) payment of taxes (including Taxes required to be withheld on dividends received (or deemed received for U.S.

federal income Tax purposes) from the Issuer) and administrative fees in connection with the business permitted under this Agreement and its Organization Documents. No Loan Party shall engage in any merger, consolidation, amalgamation or similar transaction. Borrower shall not maintain any bank accounts or securities accounts other than the Collateral Accounts, the Unpledged Account and the Temporary Series B Account (it being understood and agreed that Borrower shall close the Temporary Series B Account within five (5) Business Days of the Closing Date). Borrower shall not permit the Unpledged Account to be terminated or the Cash Deposit Agreement to be modified without, in each case, the consent of each Lender.

Section 6.04. Investments and Acquisitions. No Loan Party shall purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), other than Shares, Cash Equivalents and Other Acceptable Collateral and, in the case of GP, its partnership interest in Borrower.

Section 6.05. Distributions. No Loan Party shall make any dividend, distribution or other payment in respect of its Equity Interests (including in connection with any repurchase thereof), unless (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the property or assets delivered by Borrower in respect of such dividend, distribution or payment does not constitute Collateral; provided that, subject to compliance with the applicable provisions of Section 2.06(d), Borrower shall be permitted to make periodic distributions of assets other than Collateral Shares to its members to enable them (or their direct or indirect owners) to pay any Taxes imposed on income attributable to their ownership in Borrower (for the avoidance of doubt, other than any Taxes withheld by Borrower).

Section 6.06. Investment Company. No Loan Party shall be required to register as an “investment company” under the United States Investment Company Act of 1940, as amended.

Section 6.07. No Amendment of Organization Documents. No Loan Party shall consent to or permit any amendment, supplement, modification or waiver of any of the terms or provisions of its Organization Documents (i) (a) relating to the power to enter into, and perform its obligations under, the Margin Loan Documentation, (b) corresponding to the Special Purpose Provisions or the provisions set forth in this ARTICLE 6, or (c) relating to the “Independent Manager” (as defined therein), without the written consent of each Lender, or (ii) if such amendment, supplement, modification or waiver (a) would materially impair or diminish, or circumvent, any term or provision described in clause (i) above or (b) could reasonably be expected to result in a Material Adverse Effect, in each case as reasonably determined by Calculation Agent, without the written consent of each Lender.

Section 6.08. Transactions with Affiliates. Neither Borrower nor GP shall sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except transactions that (a) are incidental to holding the Shares, Cash, Cash Equivalents and Other Acceptable Collateral and exercising its rights and performing its obligations under the Margin Loan Documentation, the Investment Agreement and the Registration Rights Agreement, other ancillary agreements or documents related to the foregoing and the Transactions and (b) are on terms and conditions substantially as favorable to Borrower or GP, as applicable, as could be obtained on an arm’s-length basis from unrelated third-parties; provided that this Section 6.08 shall not prohibit (x) contributions of Cash, Cash Equivalents, Shares or any Other Acceptable Collateral from the Fund Entities or their respective Affiliates directly or indirectly to Borrower or (y) distributions which are permitted under Section 6.05.

Section 6.09. Formation of Subsidiaries. Neither Borrower nor GP shall form, create, organize, incorporate or acquire any Subsidiaries.

Section 6.10. Agreements. (i) No Loan Party shall enter into any agreement other than (w) its Organization Documents, (x) the Margin Loan Documentation, the Investment Agreement, the Registration Rights Agreement and agreements or documents and certificates related to the foregoing, (y) routine administrative agreements entered into in the ordinary course of Borrower’s or GP’s business (including agreements for the payment of Operating Expenses); provided that Borrower shall not have any monetary obligations under such administrative agreements exceeding, in the aggregate, the Threshold Amount per annum (excluding any fees or expenses paid on or around the Closing Date out of the proceeds of the Advances) and (z) any agreement or agreements relating to any Permitted Sale Transactions (including the payment of reasonable fees and expenses related thereto); provided that, in the case of clause (z), Borrower shall not have any obligations thereunder, other than the obligation to deliver Shares upon settlement thereof, obligations under a Permitted-Lock Up and as are otherwise customary for underwriting agreements and certificates and other documentation thereunder relating to such Permitted Sale Transactions (it being understood that any indemnity provided by Borrower therein shall only relate to information contained in the relevant offering document, if any, relating to Borrower and the Shares sold by Borrower), and (ii) no Loan Party shall enter into or suffer the existence of any shareholders’ agreement, investor rights agreement or any voting or other contractual restriction with respect to the Collateral Shares other than the Issuer Agreements, the Investment Agreement, the Registration Rights Agreement and agreements or documents related to the foregoing.

Section 6.11. No Impairment of Collateral Shares. No Loan Party shall take any action that would impair any Applicable Lender’s security interest in the Collateral or its ability to exercise remedies against such Collateral (including without limitation by imposing any Transfer Restrictions or Restrictive Conditions on the Collateral (other than Permitted Lock-Ups), or entering into any shareholders’ agreement), other than amendments to the Investment Agreement that give rise to Permitted Transfer Restrictions or Permitted Restrictive Conditions.

Section 6.12. Compliance with Margin Regulations. Borrower shall not, and shall cause its Affiliates not to, take any action with respect to the proceeds of any Advance or any Collateral that is in violation of the Margin Regulations.

Section 6.13. Sanctions and Anti-Corruption. Borrower shall not directly or knowingly indirectly request any Advance, and Borrower shall not directly or knowingly indirectly use the proceeds of any Advance (a) in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case except to the extent permitted for a Person required to comply with Sanctions, or (c) in any other manner that would result in a violation of Sanctions by any Person participating in this Agreement.

Section 6.14. Tax Matters. Without the written consent of each Lender (such consent not to be unreasonably withheld), Borrower shall not (a) change its status as a partnership that is a U.S. Person for U.S. federal income tax purposes, (b) change the jurisdiction of its organization or location of material business activities other than to the United States or any subdivision thereof or (c) become a resident for tax purposes in any jurisdiction other than the United States or any subdivision thereof.

Section 6.15. Future Financings. No Loan Party shall, and no Loan Party shall permit its Affiliates to, directly or indirectly, create, incur, assume or suffer to exist, any Lien on any Shares that do not constitute Collateral to secure any obligation of Borrower or its Affiliates, except for Permitted Liens.

Section 6.16. Employee Matters. No Loan Party shall establish, maintain or contribute to any Employee Benefit Plan, and, except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party shall incur any liability with respect to or obligation to contribute to any Employee Benefit Plan on account of an ERISA Affiliate.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) any principal of any Advance is not paid when and as the same shall become due and payable, including pursuant to Section 2.06(b), whether at the due date thereof or a date fixed for prepayment thereof, upon acceleration or otherwise, and, solely if such failure is due to an administrative or technical error, such failure shall continue unremedied for one (1) Business Day;

(b) a Collateral Shortfall occurs and Borrower does not cure such Collateral Shortfall prior to the Relevant Cure Time, as set forth in Section 2.06(c);

(c) any interest on any Advance or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under any Margin Loan Documentation is not paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(d) any representation or warranty made or deemed made by or on behalf of any Loan Party, any LP, GP Parent or any Fund Entity herein or in the other Margin Loan Documentation or any amendment or modification hereof or thereof or waiver hereunder or thereunder shall prove to have been materially incorrect (or any such representation or warranty that is qualified as to materiality, shall prove to have been incorrect) when made or deemed made and, solely if such misrepresentation (i) has not caused a Material Adverse Effect, (ii) has not caused and is not related to any other Event of Default, (iii) is not contained in any Borrowing Confirmation or Capital Call Confirmation Package and (iv) is reasonably capable of being remedied, such misrepresentation shall not have been remedied within thirty (30) Business Days following receipt by Borrower of written notice thereof from Administrative Agent;

(e) any Loan Party, any LP or GP Parent shall fail to perform or observe (A) any covenant, condition or agreement in Section 5.02(a)(i), Section 5.02(c)(ii), Section 5.03, Section 5.10, Section 5.11, Section 5.12 or ARTICLE 6 of this Agreement or Section 6 of any Security Agreement or (B) any other covenant, condition or agreement contained herein or in any other Margin Loan Documentation other than the Fund Representation Letter and any Equity Commitment Letter, and, in the case of this sub-clause (B), such failure shall continue unremedied for a period of 30 calendar days after the earlier of (x) the date on which Borrower receives notice of such failure from Administrative Agent (or, if Administrative Agent fails to deliver such notice by 6:00 p.m. on the date of the relevant breach, any Lender) and (y) the date on which Borrower otherwise becomes aware of such failure;

(f) (i) any Loan Party, any LP, GP Parent or any Fund Entity admits in writing its inability or fails generally to pay its debts as they become due; (ii) any Loan Party or Fund Entity institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property (excluding, for the avoidance of doubt, with respect to any Portfolio Company); (iii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Loan Party, any LP, GP Parent or any Fund Entity and the appointment continues undischarged or unstayed for 30 calendar days (or, in the case of any Fund Entity, 60 calendar days); (iv) any proceeding under any Debtor Relief Law relating to any Loan Party, any LP, GP Parent or any Fund Entity or to all or any material part of its property (excluding, for the avoidance of doubt, with respect to any Portfolio Company) is instituted without the consent of such Loan Party, such LP, such GP Parent or such Fund Entity and continues undismissed or unstayed for 30 calendar days (or, in the case of any Fund Entity, 60 calendar days), or an order for relief is entered in any such proceeding; or (v) any Loan Party, any LP, GP Parent or any Fund Entity or any other Apax Entity shall take any action to authorize any of the actions set forth above in this Section 7.01(f);

(g) any material provision of any Margin Loan Documentation for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party or any other Apax Entity shall challenge in writing the enforceability of any Margin Loan Documentation or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Margin Loan Documentation has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(h) any of the Security Agreements or Control Agreements shall for any reason (other than the failure of the Applicable Lender to take any action within its control) fail to create a valid and perfected first priority Lien in the Collateral to which it relates (subject to no other Lien, other than Permitted Liens), except as permitted by the terms of the Margin Loan Documentation, or any of the Security Agreements or Control Agreements shall fail to remain in full force or effect;

(i) (i)(A) one or more final judgments for the payment of money in an aggregate amount in excess of the applicable Threshold Amount shall be rendered against any Loan Party, any LP or GP Parent and (B) (a) the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, and the same is not subject to further appeal or (b) any legal action shall be taken by a judgment creditor to attach or levy upon any assets of any Loan Party, any LP or GP Parent to enforce any such judgment or (ii)(A) any final non-monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect shall be rendered against any Loan Party, any LP or GP Parent and (B) (a) such Loan Party, LP or GP Parent shall fail within 30 days, during which execution shall not be effectively stayed, to discharge such judgments or orders, and such judgments or orders are not subject to further appeal or (b) any legal action shall be taken to enforce such judgments or orders;

(j) the assets of any Loan Party, any LP or GP Parent constitute “plan assets” within the meaning of the Plan Asset Regulation and such condition results in a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(C) of the Code subjecting the Lenders to any tax or penalty on prohibited transactions imposed under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA; or

(k) Borrower fails to deposit any Cash received under any Equity Commitment Letter into the Collateral Accounts on a Pro Rata Basis by the time that is 24 hours after the time of receipt of such Cash by Borrower (or, if such Cash is received by Borrower after 1:00 p.m. on any day and the next succeeding day is not a Business Day, by 1:00 p.m. on the next succeeding Business Day), then, with the consent of the Required Lenders, Administrative Agent may (or at the request of (x) Required Lenders, or (y) in the case of an Event of Default of the type set forth in Section 7.01(a), Section 7.01(b), Section 7.01(c), Section 7.01(f), Section 7.01(h) or Section 7.01(k) or an Event of Default relating to a provision of the Margin Loan Documentation that would require the consent of each Lender to amend or waive under Section 9.01, any Lender, shall) notify Borrower thereof (such notice, an “Event of Default Notice”) with a copy to all other Lenders and, following the delivery of such Event of Default Notice, any Lender may declare such Lender’s Advances, together with all accrued and unpaid interest thereon and any fees or other amounts due under the Margin Loan Documentation to such Lender, to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of any event in Section 7.01(f), the Total Accrued Loan Amount shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and the continuance of an Event of Default of the type set forth in Section 7.01(f) or an Event of Default in respect of which Borrower has received an Event of Default Notice, any Lender may exercise any rights and remedies provided to such Lender under the Margin Loan Documentation (including the enforcement of any and all Liens created to such Lender pursuant to the Security Agreements) or at law or equity, including all remedies provided under the UCC.

Section 7.02. Lenders’ Rights with Respect to Collateral.

(a) For the avoidance of doubt, following the delivery of an Event of Default Notice or following the occurrence, and during the continuance, of an Event of Default of the type set forth in Section 7.01(f), each Lender may choose to exercise any remedies provided for herein or in any other Margin Loan Documentation, or refrain from exercising such remedies, in its sole discretion with respect to the Collateral subject to its control under a Security Agreement and a Control Agreement (including by virtue of an agency relationship with any Applicable Lender). No Lender shall have any fiduciary or other duties to the other Lenders in connection with the exercise of remedies against the Collateral securing the Obligations owing to such Lender or otherwise and no Lender shall interfere with such exercise of remedies or claim (or support any claim by any third-party) that a sale or other disposition of any Lender’s Collateral by or on behalf of such Lender was not commercially reasonable.

(b) In connection with any permitted assignment by a Lender, Borrower agrees to, as promptly as practicable, (i) establish a separate Collateral Account with Custodian, (ii) enter into a Security Agreement and a Control Agreement (in a form substantially identical to the other relevant Security Agreements and Control Agreements or, if such Lender, assignee or Custodian (including any proposed successor Custodian) requests that a separate agreement be entered into with respect to the control of such Collateral Account, in the form of a separate security agreement and separate control agreement, in each case, in form and substance reasonably satisfactory to such assignee and Custodian, as applicable) granting a Lien in favor of the assignee over such assignee’s Applicable Percentage of the Collateral of each type and granting such assignee control over such Collateral Account, (iii) if reasonably requested by Custodian, enter into a customer account agreement or other agreement with such intermediary, (iv) enter into, and use its good faith efforts to facilitate entry by Issuer into, an Issuer Agreement (in a form substantially identical to the other relevant Issuer Agreements) with the assignee, (v) make appropriate amendments to this Agreement and the other Margin Loan Documentation to reflect any administrative or technical changes as are reasonably requested by the assigning Lender, the assignee or any Agent, which do not adversely affect Borrower’s rights or obligations hereunder and (vi) in the event the assigning Lender cannot transfer its rights under any Eligible Letter of Credit without the consent of the issuing bank (which issuing bank has not provided consent), cause the termination or reduction in the stated amount, as the case may be, of such existing Eligible Letter of Credit, and the issuance of a new Eligible Letter of Credit in favor of the assignee, in each case, with respect to such proportion of the stated amount of the original Eligible Letter of Credit as the assigned portion of the Advances bears to all Advances held by the assignor. In connection with any assignment by a Lender of all of its Advances hereunder, Borrower agrees that such Lender’s rights and obligations under the other Margin Loan Documentation may be assigned to the assignee.

(c) Notwithstanding anything to the contrary contained in the Margin Loan Documentation, Borrower, each Agent and each Lender hereby agree that (i) during the continuance of an Event of Default and (except in the case of an Event of Default of the type set forth in Section 7.01(f)) following the delivery of an Event of Default Notice, such Lender shall have the right individually to require Custodian (or the Applicable Lender acting as agent of such Lender for purposes of perfection, if applicable) to realize upon any of the Collateral subject to such Lender’s control and to apply the proceeds thereof to the repayment of such Lender’s Advances outstanding and any other Obligations (other than unasserted contingent indemnification obligations) owing to such Lender and (ii) in the event of a foreclosure or similar enforcement action by such Lender on its Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), such Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition.

(d) Notwithstanding anything to the contrary contained in the Margin Loan Documentation, when all Obligations (other than unasserted contingent indemnification obligations) owing to any Lender have been paid in full, upon request of Borrower, such Lender shall (without notice to, or vote or consent of, any other Lender) take such actions as shall be reasonably required to release its security interest in all Collateral under such Lender’s control.

(e) Each Lender agrees that it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity, attachment, perfection or priority of any Lien of any other Applicable Lender under any Security Agreement or Control Agreement or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement.

(f) Each Lender agrees with, and solely for the benefit of, each other Lender that it will not take any Bankruptcy Action with respect to Borrower.

(g) Each Lender agrees with, and solely for the benefit of, each other Lender that (i) it will cooperate with each other Lender in good faith in the exercise of any authority, right or remedy granted to it pursuant to Section 9(d) of the Borrower’s limited partnership agreement or the applicable GP Security Agreement, GP Parent Security Agreement or any applicable LP Security Agreement or that it may have with respect to the Unpledged Account (any such authority, right or remedy, a “Specified Right”), (ii) any amounts recovered pursuant to any such exercise (including any amounts that may be funded to the Unpledged Account) shall either be delivered to the Collateral Accounts on a Pro Rata Basis or to Administrative Agent and applied pursuant to Section 2.11(c) and (iii) such Lender shall not exercise any Specified Right to waive, settle, compromise, terminate or amend any obligation of any party under any Equity Commitment Letter, the Fund Representation Letter or the Cash Deposit Agreement without the consent of each other Lender.

ARTICLE 8

AGENTS

Section 8.01. Authorization and Action. (a) Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the definition thereof and its successors and assigns to serve as the administrative agent under the Margin Loan Documentation and each Lender authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Margin Loan Documentation as are delegated to Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Each Lender hereby irrevocably appoints the entity named as Calculation Agent in the definition thereof and its successors and assigns to serve as the calculation agent under the Margin Loan Documentation. Without limiting the foregoing, each Lender hereby authorizes Administrative Agent and Calculation Agent to execute and deliver, and to perform its respective obligations under, each of the Margin Loan Documentation to which Administrative Agent or Calculation Agent, as applicable, is a party, and to exercise all rights, powers and remedies that Administrative Agent or Calculation Agent, as applicable, may have under such Margin Loan Documentation.

(b) As to any matters not expressly provided for herein and in the other Margin Loan Documentation (including enforcement or collection), each Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Margin Loan Documentation), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that each Agent shall not be required to take any action that (i) such Agent in good faith believes exposes it to liability unless such Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Margin Loan Documentation or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that each Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Margin Loan Documentation, each Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Margin Loan Documentation, each Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) each Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Margin Loan Documentation, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Margin Loan Documentation with reference to any Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against any Agent based on an alleged breach of fiduciary duty by such Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) where any Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to any Margin Loan Documentation expressed to be governed by the laws of the state of New York, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of such Agent to the secured parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii) nothing in this Agreement or any Margin Loan Documentation shall require any Agent to account to any Lender for any sum or the profit element of any sum received by any Agent for its own account;

(d) Each Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Margin Loan Documentation by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. Each Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) In case of the pendency of any proceeding with respect to any Loan Party, any LP or GP Parent under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim under Sections 2.03, 2.04, 2.07, 2.08 and 9.04) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other secured party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to each Agent any amount due to it, in its capacity as Agent, under the Margin Loan Documentation (including under Section 9.04). Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(f) The provisions of this Article are solely for the benefit of the Agents and the Lenders and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party (as defined in the Security Agreements), whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral provided under the Margin Loan Documentation, to have agreed to the provisions of this Article.

Section 8.02. Agent’s Reliance, Limitation of Liability, Etc. (a) Neither any Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, such Agent or any of its Related Parties under or in connection with this Agreement or any other Margin Loan Documentation (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Margin Loan Documentation) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Margin Loan Documentation or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Margin Loan Documentation or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Margin Loan Documentation (including, for the avoidance of doubt, in connection with such Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) Each Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to such Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to such Agent by the Borrower or a Lender. Further, each Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Margin Loan Documentation, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Margin Loan Documentation or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Margin Loan Documentation or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Margin Loan Documentation, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to such Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent, or (vi) the creation, perfection or priority of Liens on the Collateral or (vii) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders.

(c) Without limiting the foregoing, each Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.07, (ii) may rely on the Register to the extent set forth in Section 9.07(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Margin Loan Documentation, (v) in determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Advance and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Margin Loan Documentation by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in such Margin Loan Documentation for being the maker thereof).

Section 8.03. Posting of Communications. (a) The Borrower agrees that each Agent may, but shall not be obligated to, make any Loan Communications available to the Lenders by posting the Loan Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by such Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the applicable Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that each Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Loan Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE LOAN COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE LOAN COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE LOAN COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE LOAN COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL ANY AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Loan Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Margin Loan Documentation or the transactions contemplated therein which is distributed by any Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Loan Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Loan Communications to such Lender for purposes of the Margin Loan Documentation. Each Lender agrees (i) to notify each Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders and the Borrower agrees that each Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Loan Communications on the Approved Electronic Platform in accordance with such Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of any Agent or any Lender to give any notice or other communication pursuant to any Margin Loan Documentation in any other manner specified in such Margin Loan Documentation.

Section 8.04. The Agent Individually. With respect to its Commitment and Advances, the Person serving as any Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as any Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as an Agent and without any duty to account therefor to the Lenders.

Section 8.05. Successor Agent. (a) Any Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Agent has been appointed. Upon any such resignation, (i) such Agent may appoint one of its Affiliates acting through an office in the United States as a successor Agent and (ii) if such Agent has not appointed one of its Affiliates acting through an office in the United States as a successor Agent pursuant to clause (i) above, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, (other than if such Agent appoints one of its Affiliates acting through an office in the United States as a successor Agent pursuant to clause (i) above), such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent. Upon the acceptance of appointment as Agent by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Margin Loan Documentation. Prior to any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Margin Loan Documentation.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Margin Loan Documentation and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (A) all payments required to be made hereunder or under any other Margin Loan Documentation to Administrative Agent for the account of any Person other than Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to such Agent shall directly be given or made to each Lender. Following the effectiveness of any Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.04, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Margin Loan Documentation, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 8.06. Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Margin Loan Documentation sets forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon any Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Advances hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-

public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Margin Loan Documentation or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the date hereof, or delivering its signature page to an assignment and assumption or any other Margin Loan Documentation pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Margin Loan Documentation and each other document required to be delivered to, or be approved by or satisfactory to, any Agent or the Lenders on the Closing Date.

Section 8.07. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Advances or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of such Agent or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by such Agent under this Agreement, any Margin Loan Documentation or any documents related hereto or thereto).

(c) Each Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Commitments, this Agreement and any other Margin Loan Documentation (ii) may recognize a gain if it extended the Advances or the Commitments for an amount less than the amount being paid for an interest in the Advances or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Margin Loan Documentation or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.08. Other Acceptable Collateral. Calculation Agent shall not consent to any property or securities being included as Other Acceptable Collateral, and Calculation Agent shall not determine the Other Acceptable Collateral Haircut, without the written consent of each Lender.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Amendments; Adjustments. Neither this Agreement nor any of the other Margin Loan Documentation nor any provision hereof or thereof may be waived, amended, modified or supplemented, nor any consent granted to any deviation to the terms hereof or thereof, except pursuant to an agreement or agreements in writing entered into by the Required Lenders and Borrower, and acknowledged by Administrative Agent; provided that no such amendment, waiver, modification, supplement or consent shall, without the consent of each Lender party hereto:

(a) waive any condition set forth in ARTICLE 4 (including for purposes of the last sentence of Section 2.01(b)(ii));

(b) extend or increase the Commitment of any Lender or reinstate the terminated Commitment of any Lender;

(c) postpone any date on which any payment of principal, interest, fees or other amounts due to the Lenders or Agents is required to be made hereunder or under any other Margin Loan Documentation;

(d) change the principal amount of, or the rate at which interest accrues on, the Advances, or any fees payable hereunder;

(e) change the definition of “Acceptable Collateral,” “Acceptable Letter of Credit Issuer,” “Borrowing Confirmation”, “Borrowing Extended Cure Time,” “Capital Call Confirmation Package,” “Capital Call Extended Cure Time,” “Collateral Shortfall,” “Cure Time,” “Eligible Letter of Credit,” “Equity Commitment Letter,” “Facility Adjustment Event,” “LTV Ratio,” “Mandatory Prepayment Date,” “Mandatory Prepayment Event,” “Potential Facility Adjustment Event” or “Relevant Cure Time” or increase the Initial LTV Level, the LTV Collateral Release Level, the LTV Maintenance Level or the LTV Margin Call Level;

(f) permit the assignment or transfer by Borrower of any of its rights and obligations under any Margin Loan Documentation;

(g) modify the definition of “Applicable Percentage” or “Pro Rata Basis” or otherwise affect the manner in which payments are shared, or Collateral or Eligible Letters of Credit are allocated, ratably among the Lenders;

(h) modify Section 2.06 (other than clause (a) thereof), 2.12, 2.14, 5.11, 6.01, 6.02, 6.07, 6.11, 6.15, 7.01(a), 7.01(b), 7.01(c), 7.01(f), 7.01(h), 7.02(a), 7.02(e), 7.02(f), 7.02(g) or 8.08;

(i) modify this Section 9.01 or any other provision herein that expressly requires the consent of all Lenders or Required Lenders for any matter or the definition of Required Lenders;

(j) modify the second paragraph of the Fund Representation Letter, or terminate, or release the Fund Entities from their obligations under, the Fund Representation Letter; or

(k) permit the release of any Collateral other than in accordance with the Margin Loan Documentation.

provided, further, that (i) the provisions set forth in ARTICLE 8 shall not be waived, amended, modified or supplemented, nor any consent granted to any deviation thereto, without the consent of each Agent affected thereby and (ii) Section 2.07 or 2.08 shall not be amended or waived in a way that adversely affects any Lender without such Lender’s consent.

For purposes of the foregoing, any amendment, waiver or modification of any Margin Loan Documentation that would materially impair or diminish, or circumvent, or change the meaning or operation of any term or provision specified above in this Section 9.01 (including, without limitation, any amendment, waiver or modification of any defined term used therein or any provision referenced therein) shall be deemed to be an amendment, waiver or modification of such term or provision and shall require the consent specified above with respect to an amendment, waiver or modification of such term or provision.

Notwithstanding the foregoing, each Lender agrees with each other Lender and with Borrower that no amendment, termination or supplement shall be made to any Security Agreement, Control Agreement or Issuer Agreement, and no new Margin Loan Documentation shall be entered into with any Lender (subject, for the avoidance of doubt, to Section 2.12), unless a substantially identical amendment, termination or supplement is made to each other Security Agreement, Control Agreement or Issuer Agreement, or substantially identical Margin Loan Documentation is entered into with each other Lender, as the case may be.

Notwithstanding anything to the contrary herein, upon the occurrence of any Facility Adjustment Event or Potential Facility Adjustment Event, Calculation Agent shall (a) adjust one or more of the terms or provisions of the Facility (other than the Fund Representation Letter or any Equity Commitment Letter then outstanding) as Calculation Agent determines reasonably necessary to account for the effect of the Facility Adjustment Event or Potential Facility Adjustment Event on the Facility (unless Calculation Agent determines that no such adjustment is necessary), and (b) determine the effective time of the adjustment (and in the case of a Tender Offer, Spin-off, Split-off, Change of Control, Issuer Share Repurchase, Extraordinary Dividend or Material Status Change, may take into account, among other factors, volatility, correlation, liquidity and free float of the Shares or any other Collateral and Transfer Restrictions, in each case, relative to the Shares or, if applicable, any other Collateral prior to giving effect to the relevant event). Within two (2) Business Days following the occurrence of any Facility Adjustment Event or Potential Facility Adjustment Event, Calculation Agent shall notify each Lender of the adjustments to the terms or provisions of the Facility that it proposes to make in respect thereof, and the proposed effective time therefor (or its determination that no such adjustment is necessary). If, within three (3) Business Days of receiving such notice, Required Lenders notify Calculation Agent that they disagree with such proposed adjustments or effective time (or Calculation Agent’s determination that no such adjustment is necessary), and include in such notice an alternative set of adjustments that Required Lenders propose to make in respect of such Facility Adjustment Event or Potential Facility Adjustment Event that comply with the provisions set forth in Section 9.18(a) (which shall apply for this purpose as if the Lenders sending such notice were Calculation Agent), and a proposed effective time therefor, then Calculation Agent shall notify Borrower that such alternative adjustments apply as of such effective time. Except with the consent or at the direction of the Required Lenders, Calculation Agent shall not make any adjustment in respect of a Facility Adjustment Event or Potential Facility Adjustment Event or notify Borrower of its determination that no such adjustment is necessary prior to the earlier of (i) the fifth Business Day following the occurrence thereof and (ii) its receipt of notice from Required Lenders of any alternative adjustments (and a proposed effective time therefor) or that they agree with Calculation Agent’s proposed adjustments (and the effective time therefor). Subject to Section 9.18(a), any such adjustments pursuant to this paragraph shall be binding on all parties to the Margin Loan Documentation and all such parties shall enter into such documentation required or reasonably requested by Administrative Agent to reflect such adjustments; provided that Calculation Agent and Administrative Agent shall consult in good faith with Borrower and each Lender regarding any such adjustments; provided, further, that, for the avoidance of doubt, the ultimate determination of such adjustments shall be within the reasonable discretion of Calculation Agent and Administrative Agent, subject to Section 9.18 and subject to the rights of the Required Lenders described above in this paragraph, and in no event shall Calculation Agent or Administrative Agent be obligated to consult with Borrower or any Lender beyond the time by which Calculation Agent or Administrative Agent determines in good faith that it is prudent to make such adjustments.

Section 9.02. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except as otherwise provided below, all notices and other communications provided for herein (including, for the avoidance of doubt, any Collateral Call Notice) shall be in writing and shall be delivered (i) by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, or (ii) by electronic mail to the applicable e-mail address, as follows:

(i) if to Borrower, to:

Valor Buyer LP

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, NY 10022

Attn: Jason Wright, Umang Kajaria, Paul Chang and Mark Zubko

Email: Jason.Wright@apax.com, Umang.Kajaria@apax.com,

Paul.Chang@apax.com and Mark.Zubko@apax.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue,

New York, New York 10022

Attn: Nicholas M. Schwartz, P.C.

Email: nicholas.schwartz@kirkland.com

(ii) if to Administrative Agent, to:

Bank of Montreal, Chicago Branch

111 W. Monroe St.

Floor 25W

Chicago, IL 60603

Attn: Ahsan Hussain

416-274-6226

ahsan.hussain@bmo.com

Donovan Flynn

647-238-4221

donovan.flynn@bmo.com

Mouhib Nourallah

647-996-9486

mouhib.nourallah@bmo.com

Carolyn Mulholland

312-461- 2684

Carolyn.Mulholland@bmo.com

(iii) if to Calculation Agent, to:

JPMorgan Chase Bank, N.A.

Structured Equity Financing, 5th Floor

383 Madison Avenue

New York, NY 10179

Attn: SEF Trading / Jeffrey Davidovitch

Telephone No.: 212-834-4621

Facsimile No. : 917-849-1663

Email: US_PE_Fund_Financing@jpmorgan.com;

  Jason.Shrednick@jpmorgan.com

(iv) if to a Lender, to it at its address set forth in Schedule I to the Additional Terms Letter; provided that, if a facsimile number is not provided for a Lender in Schedule I to the Additional Terms Letter, such notices and other communications shall be delivered to such Lender first by electronic mail to the applicable e-mail addresses and followed by certified or registered mail to the applicable address.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, (x) other than in the case of a Collateral Call Notice or a Mandatory Prepayment Event Notice, if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (y) in the case of a Collateral Call Notice or a Mandatory Prepayment Event Notice, if not given by the Collateral Call Notice Deadline or the Mandatory Prepayment Event Notice Deadline, as the case may be, on any Scheduled Trading Day, such notice or communication shall be deemed to have been given at the opening of business on the next Scheduled Trading Day). Notices and other communications delivered through electronic communications shall be effective as provided in Subsection (b).

(b) Electronic Communications. (i) Notices and other communications sent to an e-mail address shall be deemed received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose), provided that (x) other than in the case of a Collateral Call Notice or a Mandatory Prepayment Event Notice, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, or (y) in the case of a Collateral Call Notice or a Mandatory Prepayment Event Notice, if such notice or other communication is not sent by the Collateral Call Notice Deadline or the Mandatory Prepayment Event Notice Deadline, as the case may be, on any Scheduled Trading Day, such notice or communication shall be deemed to have been given at the opening of business on the next Scheduled Trading Day and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of Borrower and each Agent may change its address, facsimile, telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile, telephone number or e-mail for notices and other communications hereunder by notice to Administrative Agent, who shall promptly notify Borrower thereof. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Reliance by Lenders. Each Agent and Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with any Agent or any Lender may be recorded by such Agent or such Lender, and each of the parties hereto hereby consents to such recording.

Section 9.03. No Waiver; Remedies.

(a) No failure or delay of any Lender or any Agent in exercising any right or power hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Agents and Lenders hereunder and under any other Margin Loan Documentation are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Margin Loan Documentation or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agents and Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Lenders may have had notice or knowledge of such Event of Default at the time.

(b) The Advances are made with full recourse to Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of Borrower.

(c) Borrower and Lenders acknowledge and agree that the Margin Loan Documentation collectively are intended to constitute a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. As a result of the foregoing, Borrower acknowledges and agrees that if Borrower or its property becomes subject to any proceedings under Debtor Relief Laws, any Lender may exercise remedies against the Collateral during the pendency of such proceedings without obtaining any order, judgment or other relief from the relevant bankruptcy court or any Governmental Authority, and Borrower agrees not to challenge any such exercise of remedies. In addition, all obligations under or in connection with the Margin Loan Documentation represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code. The parties further acknowledge and agree that the Margin Loan Documentation collectively constitutes a “master netting agreement” within the meaning of the Bankruptcy Code.

Section 9.04. Costs and Expenses; Indemnification; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay promptly (i) all actual, reasonable and documented costs and reasonable out-of-pocket expenses incurred by Lenders and each Agent, including the reasonable fees, charges and disbursements of one counsel for Lenders and Agents (x) in connection with the Facility, including the preparation and administration of the Margin Loan Documentation and (y) in connection with any amendments or modifications thereto or waivers of the provisions of the Margin Loan Documentation (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable costs and reasonable out-of-pocket expenses incurred by Lenders and each Agent, including the fees, charges and disbursements of any counsel for Lenders and each Agent, in connection with the enforcement, collection or protection of its rights in connection with the Margin Loan Documentation, including its rights under this Section, or in connection with the Advances made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Indemnification by Borrower. Borrower shall indemnify Lenders, each Agent (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third-party or by Borrower or any Related Party of Borrower arising out of, in connection with, or as a result of, (i) this Agreement, any other Margin Loan Documentation or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the enforcement or protection of their rights hereunder and thereunder or the consummation of the transactions contemplated by this Agreement (which, for the avoidance of doubt, shall not include any hedging activities by any Indemnitee), any other Margin Loan Documentation or any agreement or instrument contemplated hereby or thereby, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third-party or by Borrower or any other Related Party of Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (y) arise out of any dispute among Indemnitees (other than a dispute involving claims against Administrative Agent or Calculation Agent, in each case in their respective capacities as such) that did not involve actions or omissions of Borrower or its Affiliates. This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Margin Loan Documentation or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Indemnitee referred to in Subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Margin Loan Documentation or the transactions contemplated hereby or thereby, except to the extent such charges result from the willful misconduct, bad faith or gross negligence of such Indemnitee.

(d) Post-Default Hedging Costs. After (i) the occurrence of an Event of Default and (ii) acceleration of the Obligations of any Lender, Borrower shall pay, on demand, such Lender’s (or its Affiliate’s) costs (including the commercially reasonable costs of commercially reasonable Share Hedging Transactions effected at prevailing market rates), losses (including market losses with respect to Share Hedging Transactions), charges, fees, expenses or duties of any kind directly relating to its (x) Advances or (y) acquisition, establishment, re-establishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of, or any part thereof, any transaction(s) entered into by such Lender or its Affiliate to hedge the market risk of the Collateral. Borrower’s obligation under this Subsection (d) shall survive termination of the Facility and payment in full of all other Obligations. “Share Hedging Transactions” means “short sales” of Shares and option contracts, futures contracts, forward contracts, swap agreements or other derivative transactions relating to Shares, excluding, for the avoidance of doubt, any such transaction for which the underlier is a broad-based index or basket of securities.

(e) Reimbursement by Lenders. To the extent that Borrower for any reason fails indefeasibly to pay any amount required under Subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this clause (e) are subject to the provisions of Section 2.13.

(f) Payments. All amounts due under this Section shall be payable promptly and in any event not later than ten (10) Business Days after demand therefor (subject to acceleration under Section 7.01).

(g) Survival. The agreements in this Section shall survive the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.05. Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to any of Administrative Agent or Lenders (or Administrative Agent on behalf of the Lenders), or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 9.06. Governing Law; Submission to Jurisdiction.

(a) Governing Law. The Margin Loan Documentation shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or any other Margin Loan Documentation, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Margin Loan Documentation shall affect any right that Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Margin Loan Documentation against Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Margin Loan Documentation in any court referred to in Subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.02(a). Nothing in this Agreement or any other Margin Loan Documentation will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MARGIN LOAN DOCUMENTATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER MARGIN LOAN DOCUMENTATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06(e).

Section 9.07. Successors and Assigns. As set forth in the Additional Terms Letter.

Section 9.08. Severability. Any provision of any Margin Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Margin Loan Documentation constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by each of the parties hereto and when each of the parties hereto shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 9.10. Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of the Margin Loan Documentation and the making of any Advances, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any other Obligation under this Agreement is outstanding and unpaid or unsatisfied. The provisions of Section 2.07, Section 2.08, Section 9.04, Section 9.11 and Section 9.13 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances, the resignation or replacement of any Agent, the assignment of rights by any Lender or the termination of this Agreement or any other Margin Loan Documentation any provision hereof or thereof.

Section 9.11. Confidentiality. Subject to Section 5.06, each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over such Lender (in which case the disclosing party agrees to inform Borrower promptly of such disclosure, unless such notice is prohibited by applicable Law and except in connection with any request as part of a regulatory examination), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the disclosing party agrees to inform Borrower promptly of such disclosure to the extent permitted by law and except in connection with a regulatory examination of an audit or examination conducted by bank accountants), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Margin Loan Documentation, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or hedging transaction relating to Borrower and its obligations or the Collateral Shares, (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by such Lender, (ii) becomes available to such Lender on a non-confidential basis from a source other than Borrower or its Affiliates or (iii) is independently developed by such Lender without use of the Information. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business hereunder or pursuant hereto, other than any such information that is available to Lenders on a non-confidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, Borrower agrees that the obligations of Lenders and Agents in this Section 9.11 shall not be interpreted to restrict any such Lender or Agent or their Affiliates from transacting in Shares or related securities (it being understood that any transactions in Collateral Shares are subject to the terms of the Margin Loan Documentation).

Section 9.12. No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby and by the other Margin Loan Documentation (including in connection with any amendment, waiver or other modification hereof or of any other Margin Loan Documentation), Borrower acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by Lenders are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Lenders and their Affiliates, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Margin Loan Documentation; (b) (i) Lenders are and have been acting solely as principals and, except as expressly agreed in writing herein or otherwise by the relevant parties, have not been, are not, and will not be acting as advisors, agents or fiduciaries for Borrower or any of its Affiliates, or any other Person and (ii) Lenders have no obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Margin Loan Documentation; and (c) Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and Lenders have no obligations to disclose any of such interests to Borrower or any of its Affiliates. To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against Lenders or their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.13. Right of Setoff. If an Event of Default shall have occurred and be continuing, Lenders, Agents and each of their respective Affiliates (each, a “Set-off Party”) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Set-off Party to or for the credit or the account of Borrower against any of and all the obligations and liabilities of Borrower, irrespective of whether or not the relevant Set-off Party shall have made any demand under the Margin Loan Documentation and although such obligations may be unmatured. The parties agree that each of the Collateral Accounts is a general and not special account. The rights of each Set-off Party under this Section 9.13 are in addition to other rights and remedies (including other rights of setoff) which such Set-off Party may have.

Section 9.14. Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lenders under this Agreement or any other Margin Loan Documentation or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lenders’ receipt of any sum adjudged in the Judgment Currency, Lenders may purchase Dollars with the Judgment Currency, and (b) to indemnify and hold harmless Lenders against any deficiency in terms of Dollars in the amounts actually received by Lenders following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder, and shall survive the termination of this Agreement.

Section 9.15. USA PATRIOT Act Notice. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended (the “Act”), and each Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as the case may be, to identify Borrower in accordance with the Act. Borrower agrees to promptly provide any Lender with all of the information with respect to Borrower requested by such Lender (x) to the extent such Lender deems such information reasonably necessary to identify Borrower in accordance with the Act or (y) in connection with such Lender’s standard “on boarding” process (including, without limitation, pursuant to “know your customer” or anti-money laundering requirements).

Section 9.16. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 9.16 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.17. Disclosure. Borrower hereby acknowledges and agrees that Lenders and/or their Affiliates from time to time may hold investments in, make loans to or have other relationships with Issuer and its Affiliates.

Section 9.18. Calculation Agent Determinations; Required Lender Consultation.

(a) All calculations and determinations made by Calculation Agent shall be made in good faith and in a commercially reasonable manner. Upon receipt of written request from Borrower or any Lender, Calculation Agent shall promptly provide Borrower or such Lender with a written explanation describing in reasonable detail any calculation, adjustment or determination made by it (including any quotations, market data or information from internal or external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing Calculation Agent’s proprietary or confidential models or other information that may be proprietary or confidential or subject to contractual, legal or regulatory obligations to not disclose such information), and shall use commercially reasonable efforts to provide such written explanation within five (5) Business Days from the receipt of such request.

(b) If the Required Lenders notify Calculation Agent that they disagree with any calculation, adjustment or determination made by Calculation Agent hereunder (or any failure by Calculation Agent to make any calculation, adjustment or determination hereunder) and include in such notice a proposed alternative calculation, adjustment or determination that complies with Subsection (a) above (which shall apply for this purpose as if the Lenders sending such notice were Calculation Agent), Calculation Agent shall notify Borrower that such alternative calculation, adjustment or determination applies, and such alternative calculation, adjustment or determination shall be binding on all parties to the Margin Loan Documentation.

(c) For the avoidance of doubt, if any provision of the Margin Loan Documentation provides for an action, determination, notice or instruction on the part of the Required Lenders, the Lenders may consult with one another in considering such action, determination, notice or instruction.

Section 9.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Margin Loan Documentation or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Margin Loan Documentation, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Margin Loan Documentation; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.20. Qualified Financial Contract. Borrower and the Lenders agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement and each other Margin Loan Documentation, and for such purposes this Agreement and each other Margin Loan Documentation shall each be deemed a “Covered Agreement,” each party that is a Regulated Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Regulated Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Regulated Entity. In the event of any inconsistencies between this Agreement or any other Margin Loan Documentation and the Bilateral Terms, the Bilateral Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. § 252.2, §§ 252.81–8, 12 C.F.R. §§ 382.1-7 and 12 C.F.R. §§ 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

“Regulated Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

[END OF TEXT]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer or Authorized Representative as of the date first above written.

BORROWER:

VALOR BUYER LP, as Borrower

By: Valor Buyer GP LLC Its: General Partner

By:	/s/ Jason Wright
Name:Jason Wright
Title: President

VALOR BUYER GP LLC,
as GP, solely for purposes of Articles 3, 5 and 6

By:	/s/ Jason Wright
Name: Jason Wright
Title: President

[Signature Page to Margin Loan Agreement]

BANK OF MONTREAL, CHICAGO BRANCH, as Administrative Agent

By:	/s/ Carolyn Mulholland
Name: Carolyn Mulholland
Title: Director

BANK OF MONTREAL, CHICAGO BRANCH, as Lender

By:	/s/ Carolyn Mulholland
Name:Carolyn Mulholland
Title: Director

[Signature Page to Margin Loan Agreement]

JPMORGAN CHASE BANK, N.A., as Calculation Agent

By:	/s/ Jeffrey Davidovitch
Name: Jeffrey Davidovitch
Title: Managing Director

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Jeffrey Davidovitch
Name:Jeffrey Davidovitch
Title: Managing Director

[Signature Page to Margin Loan Agreement]

HSBC BANK plc, as Lender

By:	/s/ Timothy J Brown
	Name:	Timothy J Brown
	Title:	Head of Financial Exposure Centre, Markets and Securities Services

[Signature Page to Margin Loan Agreement]

UBS AG, LONDON BRANCH, as Lender

By:	/s/ Steve Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Alexander Li
Name: Alexander Li
Title: Director

SCHEDULE I – As set forth in the Additional Terms Letter

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

Reference is made to the Margin Loan Agreement, dated as of April 8, 2021 (as amended, restated supplemented or otherwise modified, refinanced or replaced from time to time, the “Loan Agreement”) among Valor Buyer LP, a Delaware limited partnership ( “Borrower”), the Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent. Terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

1. The undersigned, [Name], [Title] of Borrower, solely in his capacity as [____] of Borrower and not individually, hereby certifies, on [_______], 2021 as follows:

(a)

[Borrower has established the Collateral Accounts and has executed and delivered all account opening documentation required by Custodian; and 200,000 Series B Preferred Shares have been credited to the Collateral Accounts on a Pro Rata Basis as Acceptable Collateral free from all Transfer Restrictions and Restrictive Conditions (other than Existing Transfer Restrictions and Existing Restrictive Conditions);][1]

(b)

each of the representations and warranties contained in the Margin Loan Documentation is true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case it is true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date (unless any such representation or warranty is qualified as to materiality, in which case it is true and correct in all respects as of such date);

(c)

on the date hereof, immediately after giving effect to the Advances to be made on the date hereof and the transfer thereof out of the Collateral Accounts [and the crediting of the Initial Pledged Series A Shares to the Collateral Accounts as Acceptable Collateral][2], the LTV Ratio shall not exceed the Initial LTV Level; and

(d)

(i) no Mandatory Prepayment Event has occurred that has not been cured or waived as of the date hereof, (ii) no Default, Event of Default or Adjustment Determination Period has occurred and is continuing on the date hereof and (iii) none of the foregoing clauses (i) and (ii) will result from an Advance on the date hereof or the application of the proceeds therefrom and any related Collateral deliveries.

[Remainder of page intentionally left blank]

[1]	To be included only in the certificate delivered on the Closing Date.
[2]	To be included only in the certificate delivered on the Closing Date.

Exhibit A to Margin Loan Agreement

A-1

EXHIBIT B-1

FORM OF BORROWER SECURITY AGREEMENT

[Attached]

Exhibit B-1 to Margin Loan Agreement

B-1-1

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Security Agreement”) is entered into as of [_____], 2021, by and among [______], as secured party on its own behalf and on behalf of the

Perfection Parties (as defined below) (“Secured Party”), and Valor Buyer LP, a Delaware limited partnership, as pledgor (“Pledgor”).

Reference is made herein to that certain Margin Loan Agreement dated as of April 8, 2021, among Pledgor, as Borrower, Valor Buyer GP LLC, as Borrower’s general partner, the several Lenders from time to time party thereto (the “Lenders”), Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent (as such may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

WHEREAS, Secured Party has required, as a condition to the obligation of Secured Party to make loans to Borrower under the Loan Agreement, that Pledgor execute and deliver this Security Agreement; and

WHEREAS, Pledgor agrees to grant a security interest in, and pledge and assign as applicable, the Collateral (as defined below) to Secured Party, as herein provided.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby pledges, collaterally assigns and grants to Secured Party, on its own behalf and on behalf of (x) each Agented Lender and (y) all Related Parties of the foregoing to the extent of any Secured Obligations (as defined below) owing to such Related Party, a continuing first priority security interest in and lien on, and a right of set-off against, the Collateral to secure the payment and the performance of the Secured Obligations, subject to Permitted Liens.

2. Collateral. The security interest granted hereunder to Secured Party is in all of Pledgor’s right, title and interest in and to, or otherwise with respect to, the following property and assets, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(a) (i) the Collateral Shares (and security entitlements in respect of the Collateral Shares) credited to the Collateral Account (such Collateral Shares and/or security entitlements in respect thereof, the “Relevant Collateral Shares”); (ii) all dividends, shares, units, securities, cash, instruments, moneys or property (A) representing a dividend, distribution or return of capital in respect of any of the Relevant Collateral Shares (including, without limitation, any Ordinary Dividend or Extraordinary Distribution distributed thereon) or other property described in this definition, (B) resulting from a split-up (including, without limitation, a Split-off), revision, reclassification, recapitalization or other similar change with respect to any of the

Relevant Collateral Shares or other property described in this definition, (C) otherwise received in exchange for or converted from any of the Relevant Collateral Shares (including any Common Shares received upon conversion of any Preferred Shares that constitute Relevant Collateral Shares) or other property described in this definition and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any of the Relevant Collateral Shares or other property described in this definition or (D) in connection with a Spin-off; (iii) in the event of any Merger Event in which Issuer is not the surviving entity, all units or shares of each class of the ownership interest or capital stock (as applicable) in or of the successor entity formed by or resulting from such Merger Event and any other consideration that is exchanged for the Relevant Collateral Shares or into which the Relevant Collateral Shares are converted; and (iv) all general intangibles, rights and privileges related or appurtenant to any of the Relevant Collateral Shares, including any voting rights and any conversion rights, and any substitutions for any of the foregoing, in each case whether now existing or hereafter arising;

(b) the Collateral Account (as defined below) and any Cash, Cash Equivalents, securities (including the Relevant Collateral Shares), general intangibles, investment property, financial assets, and other property that may from time to time be deposited in, credited to, or held or carried in the Collateral Account or that is delivered to or in possession or control of Secured Party or any of Secured Party’s agents pursuant to this Security Agreement or the Loan Agreement; all security entitlements, as defined in §8-102(a)(17) of the UCC, with respect to any of the foregoing and all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing, all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights, and any substitutions for any of the foregoing, and any proceeds of any of the foregoing, in each case whether now existing or hereafter arising; and

(c) all Proceeds (as defined below) of the Collateral described in the foregoing clauses (a) and (b).

As used herein, the term “Collateral Account” means that certain securities account No. [____] of Pledgor established and maintained by Deutsche Bank Trust Company Americas (“Custodian”), including any subaccount, substitute, successor or replacement securities or deposit account, or any custodial or other such account in or to which any Collateral is now or hereafter held or credited. Any renumbering of the Collateral Account by Custodian shall not limit the rights of Secured Party hereunder, and, to the extent necessary, such renumbering shall be automatically incorporated into the definition of Collateral Account. “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, any Collateral, including, without limitation, the proceeds of any Permitted Sale Transaction, other than the proceeds of a Free Release PST following settlement thereof.

The security interest granted hereunder is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to any of the Collateral or any transaction in connection therewith.

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3. Collateral Maintenance and Administration.

(a) Promptly upon written demand of Secured Party, Pledgor shall pay to Secured Party the amount of (or shall indemnify and hold Secured Party harmless with respect to, as applicable) any Taxes that Secured Party may be required to pay with respect to the Collateral by reason of the security interest granted herein (including but not limited to any Taxes, including Taxes on Secured Party in its capacity as a withholding agent, with respect to (x) income earned with respect to the Collateral or (y) any proceeds or income from the sale, loan or other transfer of any Collateral) or to free any Collateral from any Lien thereon (other than Permitted Liens, unless the Collateral is being freed from a Permitted Lien in connection with foreclosure on the Collateral). For the avoidance of doubt, this provision does not apply to Taxes imposed on Secured Party in its capacity as beneficial owner of any assets formerly held as Collateral should Secured Party acquire such assets from Pledgor.

(b) Unless an Event of Default has occurred and is continuing, Secured Party shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Relevant Collateral Shares, except as contemplated by the Margin Loan Documentation or with Pledgor’s consent.

(c) At all times prior to the sale of any Relevant Collateral Shares pursuant to an exercise of remedies hereunder, subject to Section 6.11 of the Loan Agreement, Pledgor shall be entitled to exercise voting rights with respect to the Relevant Collateral Shares.

(d) The parties hereto agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder, Pledgor shall be treated as the owner of the Collateral for U.S. federal, state and local tax purposes.

4. Secured Obligations. All Obligations owed to Secured Party or any Agented Lender or their Related Parties (collectively, the “Secured Obligations”) are secured by this Security Agreement.

5. Pledgor’s Representations and Warranties. Pledgor hereby represents and warrants to Secured Party, as of the date hereof and any subsequent date on which Collateral is deposited into or credited to the Collateral Account or delivered to Custodian, that:

(a) The security interest in the Collateral granted to Secured Party pursuant to this Security Agreement is a valid and binding security interest in the Collateral (subject to no other Liens, other than Permitted Liens).

(b) Subject to the execution of the applicable Control Agreement, the security interest created in favor of Secured Party in the Collateral Account and the security entitlements constituting Relevant Collateral Shares and other financial assets credited thereto constitute a perfected first priority security interest (subject to Permitted Liens) securing the Secured Obligations, Secured Party has control (within the meaning of Sections 8-106 and 9-106 of the UCC) thereof and no action based on an adverse claim to such security entitlement or such financial asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against Secured Party (other than by Custodian to the extent expressly set forth in the applicable Control Agreement).

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(c) With respect to all Collateral a security interest in which may be perfected by filing a financing statement pursuant to the UCC, when a UCC financing statement in the form of Exhibit A hereto is filed in the appropriate office against Pledgor in the location listed on Schedule 1 (naming Pledgor as the debtor and Secured Party as the secured party), Secured Party will have a valid and perfected first priority security interest (subject to Permitted Liens) in such Collateral as security for the payment and performance of the Secured Obligations.

(d) (i) The Advances made by Secured Party or any Agented Lender under the Loan Agreement and the pledge of the Relevant Collateral Shares by Pledgor hereunder are not a device to secure the sale thereof, (ii) Pledgor has no expectation or intention that an Event of Default will occur under the Loan Agreement, (iii) Pledgor intends and expects to repay in full the Secured Obligations in a manner that will not result in a sale by Secured Party of such Relevant Collateral Shares, (iv) the pledge of such Relevant Collateral Shares hereunder constitutes a bona fide pledge and (v) Secured Party has full recourse to Pledgor with respect to the Secured Obligations. The representation and warranty set forth in this clause (d) shall be deemed repeated as of any date on which Collateral is released under the Loan Agreement.

6. Pledgor’s Covenants. During the term of this Security Agreement:

(a) Pledgor shall defend the Collateral against all claims and demands of all persons (other than another Lender or its Related Parties) at any time claiming any interest therein adverse to Secured Party. Pledgor shall not, at any time, file or suffer to be on file, or authorize to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Secured Party is not named as the sole secured party.

(b) Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, Secured Party at its option may, following notice to Pledgor when it may reasonably do so without prejudice, pay any such costs and reasonable expenses and discharge encumbrances on the Collateral. Pledgor agrees to reimburse Secured Party on demand for any payments of such costs and reasonable expenses and any payments to discharge such encumbrances, and any such reimbursement obligation shall be a part of the Secured Obligations.

(c) Pledgor shall take such other actions as Secured Party shall reasonably determine are necessary or appropriate to perfect and duly record the Lien created under this Security Agreement in the Collateral, including executing, delivering, filing and/or recording, in such locations and jurisdictions as Secured Party shall specify, any financing statement that may be necessary or desirable (in the reasonable judgment of

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Secured Party) to create, preserve or perfect the security interest granted pursuant hereto and the priority thereof or to enable Secured Party to exercise and enforce its rights under this Security Agreement with respect to such security interest, including, without limitation, executing and delivering or causing the execution and delivery of a control agreement with respect to the Collateral Account in form and substance reasonably satisfactory to Secured Party and/or, to the extent that any Collateral (other than Cash or Cash Equivalents) is not held through DTC or another clearing corporation (as defined in the UCC), causing any or all of the Collateral to be transferred of record into the name of Secured Party or its nominee.

(d) Pledgor shall (i) promptly furnish Secured Party any information with respect to the Collateral reasonably requested by Secured Party and (ii) allow Secured Party or its representatives to inspect and copy, or furnish Secured Party or its representatives with copies of, all records relating to the Collateral (other than, in each case, information or records Pledgor is prohibited from disclosing due to applicable Law, and Tax returns of Pledgor, Fund Entities or Affiliates of any of the foregoing, other than receipts or other evidence showing the payment of Taxes with respect to the Collateral), subject to Section 5.06 of the Loan Agreement. Notwithstanding the foregoing, to the extent any information requested by Secured Party is not then available, Pledgor will furnish to Secured Party or cause to be furnished to Secured Party such information as soon as reasonably practicable after such request.

(e) Without at least ten (10) days’ prior written notice to Secured Party, Pledgor shall not (i) maintain any of Pledgor’s books and records with respect to the Collateral at any office, or maintain Pledgor’s place of business (or, if Pledgor has more than one place of business, Pledgor’s chief executive office) at any place other than at the address indicated in Section 9.02(a) of the Loan Agreement or (ii) make or permit any change to Pledgor’s name, or the name under which Pledgor does business, or the form or jurisdiction of Pledgor’s organization from the name, form and jurisdiction set forth on the first page of this Security Agreement.

(f) Pledgor shall not close the Collateral Account or transfer any Collateral held therein or credited thereto (it being understood that Pledgor may require each Applicable Lender to direct Custodian to release Collateral in accordance with Section 2.06(d) of the Loan Agreement) without (i) obtaining the prior written consent of Secured Party and (ii) entering into such agreements as Secured Party may in its sole discretion require to ensure the continued priority and perfection of its lien on such Collateral.

(g) Pledgor shall instruct Issuer and its transfer agent to make all payments and distributions, and to issue any Common Shares that may be issuable (upon conversion or otherwise), in respect of the Relevant Collateral Shares owned by Pledgor directly to the Collateral Account and Pledgor shall maintain such instruction continuously in effect until this Security Agreement is terminated. Pledgor shall instruct Issuer and its transfer agent to register any Collateral that is not held through the facilities of DTC in the name of Secured Party or an Affiliate of Secured Party or such other name as Secured Party may instruct.

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7. Ownership and Bust-Up.

(a) Definitions. As used in this Section 7:

“Beneficial Ownership” means, in respect of Secured Party or any Agented Lender, the “beneficial ownership” (within the meaning of Section 13(d)) of the outstanding Voting Equity Interests (including Common Shares), without duplication, by Secured Party or such Agented Lender, as the case may be, together with any of its Affiliates or other Persons subject to aggregation with Secured Party or such Agented Lender, as the case may be, under Section 13(d) for purposes of “beneficial ownership” or under any Applicable Restriction (as defined below), or by any “group” (within the meaning of Section 13(d)) of which Secured Party or such Agented Lender, as the case may be, is, or is deemed to be, a part (Secured Party or such Agented Lender, as the case may be, and any such Affiliates, Persons and groups, collectively, with respect to such Secured Party, the “Secured Party Group,” or with respect to such Agented Lender, the “Lender Group,” as the case may be) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation for purposes of determining status as a beneficial owner under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder results in a different ownership level, such ownership level).

“Lender Person” means any Agented Lender or any Lender Group (as defined above) or any Person whose ownership position would be aggregated with that of such Agented Lender or any Lender Group.

“Qualifying Disposition” means a sale, transfer or other disposition of Relevant Collateral Shares:

(i) to any Person who acquires them in a broadly distributed public offering of the Relevant Collateral Shares (including the underwriter or placement agent of such offering, which may be Secured Party or an Affiliate of Secured Party);

(ii) effected on any securities exchange so long as neither Secured Party nor any Affiliate of Secured Party solicited or arranged for the solicitation of orders to buy such Relevant Collateral Shares in anticipation of or in connection with such sale;

(iii) made in compliance with the manner-of-sale requirements set forth in Rule 144(g) under the Securities Act;

(iv) to a Person that Secured Party believes in good faith is not, and after giving effect to such sale, transfer or other disposition, will not be, an Affiliate of Issuer;

(v) to a Person that is an Affiliate of Issuer prior to such sale, transfer or other disposition so long as the number of Voting Equity Interests represented by the Collateral Shares, or Shares that are collateral or other security for any other transaction to which Secured Party or any Affiliate thereof is party, sold, transferred or otherwise disposed of to such Person (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate exceed 9.0% of the outstanding Voting Equity Interests;

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(vi) to Issuer or any Subsidiary thereof; or

(vii) to Pledgor or an Affiliate thereof.

“Section 13(d)” means Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Secured Party Person” means Secured Party or any Secured Party Group (as defined above) or any Person whose ownership position would be aggregated with that of Secured Party or any Secured Party Group.

“Voting Equity Interests” means Equity Interests of Issuer that are entitled to vote as to any matter affecting “control” of Issuer within the meaning of Rule 405 under the Securities Act.

(b) Ownership Provision.

(i) Notwithstanding any other provision of the Margin Loan Documentation to the contrary, in no event shall Secured Party or any Agented Lender be entitled to acquire, receive, vote or exercise any other rights of a secured party in respect of any Relevant Collateral Shares to the extent (but only to the extent) that immediately upon giving effect to such acquisition, receipt or exercise of such rights:

(A) the Beneficial Ownership by any Secured Party Person or any Lender Person of (i) Common Shares would be equal to or greater than 9.0% of the number of the total outstanding Common Shares or (ii) Voting Equity Interests would be equal to or greater than 9.0% of the total outstanding Voting Equity Interests; or

(B) any Secured Party Person or Lender Person under any federal, state or local laws, rules, regulations or regulatory orders or any provisions of the Organization Documents of Issuer or any agreement to which Pledgor or any Affiliate thereof or Issuer is a party, in each case, (x) applicable to ownership of any type of Collateral and (y) as to which Secured Party has delivered irrevocable written notice to Pledgor of its election for this clause (B) to apply (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of units of such type of Collateral equal to: (i) the number of units of such type of Collateral that would give rise to any reporting or registration obligation or other requirement (including obtaining prior approval by any Person or entity) of such Secured Party Person or such Lender Person, as applicable, or would result in an adverse effect on such Secured Party Person or such Lender Person, as applicable, under any Applicable Restriction, as determined by Secured Party in its reasonable discretion, in each case minus (ii) 1.0% of the number of the total outstanding units of such type of Collateral; (each of paragraphs (A) and (B) above, an “Ownership Limitation”).

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(ii) The inability of Secured Party or any Agented Lender to acquire, receive or exercise rights with respect to any Relevant Collateral Shares as provided above at any time as a result of an Ownership Limitation shall not preclude Secured Party or any Agented Lender from taking such action at a later time when no such Ownership Limitation is then existing or would result under this provision. Notwithstanding any other provision of the Margin Loan Documentation to the contrary, each Secured Party Person and each Lender Person shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Collateral that Secured Party or the Agented Lender, as the case may be, is not entitled to acquire or receive, or exercise any other rights of a secured party in respect of, at any time pursuant to this Ownership Provision, until such time as Secured Party or such Agented Lender, as the case may be, is not prohibited from acquiring, receiving or exercising such rights in respect thereof under this Ownership Provision, and any such acquisition, receipt or exercise of such rights shall be void and have no effect to the extent (but only to the extent) that Secured Party or such Agented Lender, as the case may be, is so prohibited.

(c) Bust-up Provision. Notwithstanding any other provision of the Margin Loan Documentation to the contrary, any sale, transfer or other disposition of Relevant Collateral Shares by Secured Party must be a Qualifying Disposition.

8. Power of Attorney. Subject to Section 7 of this Security Agreement, Pledgor, in such capacity, hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of Pledgor or in its own name, to take upon the occurrence and during the continuance of an Event of Default that has not been waived, cured or deemed not to occur pursuant to Section 7.01 of the Loan Agreement, any and all action and to execute any and all documents and instruments that Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation, selling any of the Collateral on behalf of Pledgor as agent or attorney in fact for Pledgor, in the name of Pledgor and applying the proceeds received therefrom to the Secured Obligations and/or exercising rights with respect to any Relevant Collateral Shares; provided that nothing in this Section 8 shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Secured Obligations have been paid and performed in full (other than contingent indemnification obligations for which no claim as been asserted or accrued). Without limiting the generality of the foregoing, so long as Secured Party shall be entitled under Section 9 to make collections in respect of the Collateral, Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

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9. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, subject to Section 7, Secured Party may: take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to Pledgor, temporarily or otherwise; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use the same to reduce any part of the Secured Obligations and exercise all other rights that an owner of such Collateral may exercise; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for any act or omission arising out of their own willful misconduct, gross negligence, bad faith or fraud. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Security Agreement, the other Margin Loan Documentation or otherwise.

(b) Subject to Section 7, in addition to and not in lieu of the rights set forth in Section 9(a), upon the occurrence and during the continuance of an Event of Default, Secured Party may, without notice of any kind, which Pledgor hereby expressly waives (except for any notice required under this Security Agreement or any other Margin Loan Documentation that may not be waived under applicable Law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party’s option:

(i) Deliver or cause to be delivered from the Collateral Account, to itself or to an Affiliate, Relevant Collateral Shares and any other Collateral;

(ii) Exercise the conversion right in accordance with the Certificate of Designations with respect to Preferred Shares constituting Collateral and cause the related Common Shares received upon conversion to be delivered to Pledgor, to Secured Party or its Affiliate or to a third party designated by Secured Party;

(iii) Demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and otherwise exercise all of Pledgor’s rights with respect to any and all of the Collateral, in its own name, in the name of Pledgor or otherwise; provided that Secured Party shall have no obligation to take any of the foregoing actions; and

(iv) Sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable Law and cannot be waived), and Secured Party may be the purchaser, lessee, assignee or recipient of any or all of the

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Collateral so disposed of at any public sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(c)

(i) Pledgor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Security Agreement may be effected by Secured Party at times and in manners that could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners (including, without limitation, as a result of the provisions of Section 7 hereof), and Pledgor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, to the extent permitted under applicable Law. Without limiting the generality of the foregoing if, in the reasonable opinion of Secured Party, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, including without limitation, the Securities Act, Secured Party may offer and sell such Collateral in a transaction exempt from registration under the Securities Act, and/or limit purchasers to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) and/or to purchasers who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof and/or who will agree to comply with restrictions on transfer, and any such sale made in good faith by Secured Party shall be deemed “commercially reasonable”. Furthermore, Pledgor acknowledges that any such restricted or private sales may be at prices and on terms less favorable to Pledgor than those obtainable through a public sale without such restrictions, and agrees that such sales shall not be considered to be not commercially reasonable solely because they are so conducted on a restricted or private basis. Pledgor further acknowledges that any specific disclaimer of any warranty of title or the like by Secured Party will not be considered to adversely affect the commercial reasonableness of any sale of Collateral.

(ii) Pledgor agrees and acknowledges that the Common Shares are customarily sold on a recognized market within the meaning of Section 9-610 of the UCC. In the event that an Event of Default shall have occurred and be continuing and Secured Party shall desire to exercise any of its rights and remedies with respect to the Collateral, as provided above or otherwise available to it under the UCC, at law or in equity, as contemplated by Section 9-603 of the UCC, the parties hereto agree to the standards set forth herein for measuring the fulfillment of the obligations of Secured Party and the rights of Pledgor under the UCC. In the event that notification of disposition of the Collateral is required by

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applicable law (it being acknowledged and agreed that no such notice shall be required if any Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market), the parties hereto agree that notice sent to each of the persons specified in Section 9-611(c) of the UCC prior to (x) the date of any proposed public sale of the Collateral (or on such date but prior to any such sale) or (y) the date on or after which Secured Party intends to conduct a private sale of Collateral (or on such date but prior to any such sale), shall constitute a reasonable time for such notice. Notwithstanding any notification that Secured Party may provide or be required by applicable law to provide with respect to a disposition of Collateral, the parties hereto agree that it shall be deemed commercially reasonable for Secured Party to cause any or all Relevant Collateral Shares that are Preferred Shares to be converted into Common Shares without any prior notice to Pledgor.

(iii) In the event that Secured Party determines to sell Collateral in a sale that is a public sale for purposes of the UCC, the parties hereto agree that posting of notice of such sale, such notice to describe the Collateral being sold and the time and place of the sale as described below, through the Bloomberg Professional service or any other comparable on-line service widely used by sophisticated equity traders and/or investors after the close of trading on the Exchange on the day of, but prior to, such sale shall constitute sufficient public notice of any such sale and that no notice thereof in any newspaper or other written publication shall be required. The parties hereto agree that notification of the time and method of a sale of the Collateral conducted in such a manner shall constitute sufficient notice of the time and place of the public sale for purposes of the UCC. Any disposition pursuant to the foregoing procedures shall be deemed to be a public disposition for purposes of the UCC even if Secured Party is the only person who submits a bid for the Collateral. Each of the parties hereto has been advised by legal counsel and believes that the foregoing procedures and agreements for any disposition of the Collateral are in their mutual interest.

(iv) Pledgor hereby (A) acknowledges that, with respect to the Relevant Collateral Shares, selling or otherwise disposing of such Relevant Collateral Shares in accordance with the restrictions and other provisions set forth in this Section 9(c) may result in prices and terms less favorable to Pledgor and Secured Party than those that could be obtained by selling or otherwise disposing of such Relevant Collateral Shares in a single transaction to a single purchaser and (B) agrees and acknowledges that no method of sale or other disposition of Collateral shall be deemed commercially unreasonable because of any action taken or not taken by Secured Party to comply with such restrictions or otherwise comply with such provisions. Secured Party or any Agented Lender may purchase the Collateral for its own account at any public disposition within the meaning of the UCC. Secured Party shall give Pledgor such notice of any public or private sale as may be required by the UCC; provided that, if Secured Party fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law

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under the UCC. Pledgor further acknowledges that to the extent Secured Party exercises any of its rights or remedies through any bulk sale or private sale, (x) such bulk sale or private sale may result in a lower sale price than would be obtainable through a public sale and (y) such bulk sale or private sale shall not be considered not to be commercially reasonable solely because it is conducted as a bulk or private sale or results in a lower sale price than would be obtainable through a public sale. Pledgor further agrees that any exercise of the conversion right with respect to the Relevant Collateral Shares that are Preferred Shares shall be deemed a “commercially reasonable” exercise of remedies hereunder. Pledgor further agrees that any exercise of the conversion right with respect to any number of Relevant Collateral Shares that are Preferred Shares in accordance with the Certificate of Designations shall be deemed a “commercially reasonable” exercise of remedies hereunder, regardless of whether Secured Party subsequently disposes of the Common Shares issued in such conversion promptly thereafter or at all.

(d) If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 9 are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full of the Secured Obligations, Secured Party may continue to enforce its remedies under this Security Agreement and the other Margin Loan Documentation to collect the deficiency.

(e) Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Pledgor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

(f) If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 9, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

(i) execute and deliver, to any Person or Governmental Authority, or any of their agents, as Secured Party may choose, any and all documents and writings that, in Secured Party’s reasonable judgment, may be required by such Person or any Governmental Authority located in any city, county, state or country where Pledgor or Issuer engages in business, in each case in order to permit the transfer of, or to more effectively or efficiently transfer, the Collateral or otherwise enforce Secured Party’s rights hereunder; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.

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(g) Except as otherwise expressly provided in this Security Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other Cash held by Secured Party as Collateral, following the occurrence, and during the continuance, of an Event of Default, shall be applied by Secured Party to the Secured Obligations in such order as Secured Party shall determine.

(h) Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 9 may be specifically enforced.

10. Secured Party as Perfection Agent.

Solely for purposes of perfecting the Liens of any Agented Lender and any Related Parties of Secured Party or any Agented Lender (the “Perfection Parties”) in the Collateral, Secured Party hereby acknowledges, with respect to all of the Collateral that it controls, that it will also hold control over such property as gratuitous bailee for the benefit of such Perfection Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(b)(2) and 9-313(c) of the UCC, if applicable) until, in the case of any Agented Lender or any Related Parties of such Agented Lender, such time as such Agented Lender becomes an Applicable Lender under the Loan Agreement and has a separate Security Agreement and Control Agreement with respect to its Collateral; provided that Secured Party shall not have any fiduciary or other duty hereunder to any such Perfection Party.

11. General.

(a) Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Margin Loan Documentation without the prior written consent of Secured Party (and any attempted assignment or transfer by Pledgor without such consent shall be null and void) and (ii) Secured Party may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.07 of the Loan Agreement. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Perfection Parties and their respective successors and assigns permitted under the Loan Agreement) any legal or equitable right, remedy or claim under or by reason of this Security Agreement.

(b) No Waiver. No failure or delay by Secured Party in exercising any right or power hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder and under any other Margin Loan Documentation are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Margin Loan Documentation

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or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by Sections 9.01 and 9.03 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Secured Party or any Agented Lender may have had notice or knowledge of such Event of Default at the time.

(c) Continuing Agreement; Release of Collateral. This Security Agreement shall constitute a continuing agreement and shall continue in effect until the Secured Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been asserted or accrued), at which time the Collateral shall automatically be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Pledgor. At the request and sole expense of Pledgor following any such termination, Secured Party shall deliver to Pledgor any Collateral held by Secured Party hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination, including notice to any securities intermediary terminating the applicable Control Agreement. No Collateral shall be released prior to the payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued), except as set forth in Section 2.06(d) of the Loan Agreement. Notwithstanding the foregoing, if at any time any payment in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise, the rights and obligations of the parties hereunder and the Liens of Secured Party on the Collateral shall be automatically reinstated and Pledgor shall promptly deliver any documentation reasonably requested by Secured Party to evidence such reinstatement.

(d) Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

(e) Notice. Each notice to, or other communication with any party hereunder shall be given to such party as provided under Section 9.02 of the Loan Agreement.

(f) Modifications. No provision hereof shall be modified or limited except pursuant to Section 9.01 of the Loan Agreement. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade.

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(g) Financing Statement. Pledgor hereby irrevocably authorizes Secured Party (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the Law of any other applicable jurisdiction (in each case without the signature of Pledgor to the extent permitted by applicable Law), reasonably necessary or appropriate in the judgment of Secured Party to perfect or evidence its security interest in and lien on the Collateral. Pledgor agrees to provide to Secured Party (or its designees) any and all information required under the UCC or the Law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

(h) Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and the other Margin Loan Documentation constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Security Agreement shall become effective when it shall have been executed by Secured Party and when Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of such signature page. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Security Agreement or any document to be signed in connection with this Security Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(i) Severability. Any provision of any Margin Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(j) WAIVER OF MARSHALING. EACH OF PLEDGOR AND SECURED PARTY ACKNOWLEDGES AND AGREES THAT IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO THE COLLATERAL HEREUNDER OR UNDER ANY OTHER SECURITY AGREEMENT: (A) SECURED PARTY IS UNDER NO OBLIGATION TO MARSHAL ANY SUCH COLLATERAL; (B) SECURED PARTY MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON SUCH COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS; AND (C) SECURED PARTY SHALL APPLY THE PROCEEDS OF ANY OR ALL OF SUCH COLLATERAL TO THE SECURED OBLIGATIONS IN SUCH ORDER AS IT MAY DETERMINE. PLEDGOR WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY SUCH COLLATERAL.

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(k) Governing Law; Submission to Jurisdiction. This Security Agreement constitutes “Margin Loan Documentation” entered into in connection with the Loan Agreement. The provisions of Section 9.06 of the Loan Agreement shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein. As permitted by Article 4 of the Convention, the parties hereto agree that the law of the State of New York shall govern all of the issues specified in Article 2(1) of the Convention.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

PLEDGOR:

VALOR BUYER LP

By:	VALOR BUYER GP LLC, its general partner

By:
Name:
Title:

[Signature Page to Borrower Security Agreement]

SECURED PARTY:

[____________]

By:
Name:
Title:

[Signature Page to Borrower Security Agreement]

Schedule 1

UCC Filing Location

1. Delaware

Exhibit A

Form of UCC Financing Statement

[Attached]

EXHIBIT B-2

FORM OF GP SECURITY AGREEMENT

[Attached]

Exhibit B-2 to Margin Loan Agreement

B-2-1

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Security Agreement”) is entered into as of [_____], 2021, by and between [_________], as secured party on its own behalf and on behalf of the Perfection Parties (as defined below) (“Secured Party”), and Valor Buyer GP LLC, a Delaware limited liability company, as pledgor (“Pledgor”).

Reference is made herein to that certain Margin Loan Agreement dated as of April 8, 2021, among Valor Buyer LP, as Borrower, Pledgor, as Borrower’s general partner, the several Lenders from time to time party thereto (the “Lenders”), Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent (as such may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

WHEREAS, Secured Party has required, as a condition to the obligation of Secured Party to make loans to Borrower under the Loan Agreement, that Pledgor execute and deliver this Security Agreement; and

WHEREAS, Pledgor agrees to grant a security interest in, and pledge and assign as applicable, the Collateral (as defined below) to Secured Party, as herein provided.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1. Security Interest. Pledgor hereby pledges, collaterally assigns and grants to Secured Party, on its own behalf and on behalf of (x) each Agented Lender and (y) all Related Parties of the foregoing to the extent of any Secured Obligations (as defined below) owing to such Related Parties, a continuing first priority security interest in and lien on, and a right of set-off against, the Collateral to secure the payment and the performance of the Secured Obligations, subject to Permitted Liens.

2. Collateral. The security interest granted hereunder to Secured Party is in all of Pledgor’s right, title and interest in and to, or otherwise with respect to, the following property and assets, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(a) (i) Pledgor’s general partnership interest in, and its rights as general partner of, Borrower, including its rights under the limited partnership agreement of Borrower (the “Pledged Interest”); (ii) all of Pledgor’s interest in the capital of Borrower and in all profits and distributions to which Pledgor shall at any time be entitled in respect of such Pledged Interest or any other interest (whether general or limited) in Borrower owned by Pledgor; (iii) all other payments, if any, due or to become due to Pledgor in respect of the Pledged Interest, whether as contractual obligations, damages, insurance proceeds or otherwise; and (iv) all of Pledgor’s rights, powers and remedies, as a partner of Borrower or arising from its ownership of the Pledged Interest pursuant thereto or any other equity interest in Borrower owned by Pledgor; and

(b) all Proceeds (as defined below) of the Collateral described in the foregoing clause (a).

As used herein, “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, any Collateral.

The security interest granted hereunder is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to any of the Collateral or any transaction in connection therewith.

The security interest granted hereunder shall be limited to the largest aggregate amount of Collateral that would not render the grant of security hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provision of any other applicable law.

3. Collateral Maintenance and Administration.

(a) Promptly upon written demand of Secured Party, Pledgor shall pay or cause to pay Secured Party the amount of any Taxes that Secured Party may be required to pay with respect to the Collateral by reason of the security interest granted herein (including but not limited to any Taxes with respect to (x) income earned with respect to the Collateral or (y) any proceeds or income from the sale, loan or other transfer of any Collateral) or to free any Collateral from any Lien thereon. For the avoidance of doubt, this provision does not apply to Taxes imposed on Secured Party in its capacity as beneficial owner of any assets formerly held as Collateral should Secured Party acquire such assets from Pledgor. Pledgor shall indemnify and hold harmless Secured Party with respect to any Taxes to which this provision applies.

(b) Unless an Event of Default has occurred and is continuing, Secured Party shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Collateral.

(c) At all times prior to an exercise of remedies hereunder during the existence of an Event of Default, Pledgor shall be entitled to exercise voting and other rights with respect to the Collateral.

(d) The parties hereto agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder, Pledgor shall be treated as the owner of the Collateral for U.S. federal, state and local tax purposes.

4. Secured Obligations. All Obligations owed to Secured Party or any Agented Lender or their Related Parties (collectively, the “Secured Obligations”) are secured by this Security Agreement.

5. Pledgor’s Representations and Warranties. Pledgor hereby represents and warrants to Secured Party, as of the date hereof, that:

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(a) The security interest in the Collateral granted to the Secured Party pursuant to this Security Agreement is a valid and binding security interest in the Collateral (subject to no other Liens, other than Permitted Liens).

(b) With respect to all Collateral a security interest in which may be perfected by filing a financing statement pursuant to the UCC, when a UCC financing statement in the form of Exhibit A hereto is filed in the appropriate office against Pledgor in the location listed on Schedule 1 (naming Pledgor as the debtor and Secured Party as the secured party), Secured Party will have a valid and perfected first priority security interest (subject to Permitted Liens) in such Collateral as security for the payment and performance of the Secured Obligations.

(c) Set forth on Exhibit B hereto (as updated from time to time by Pledgor by written notice to Secured Party) are Pledgor’s exact name as it appears in its Organization Documents; the type of entity of Pledgor; its state of organization; its mailing address; and the location of its place of business (which is its only place of business). Such information with respect to Pledgor has not been different from the information set forth on Exhibit B (as updated from time to time by Pledgor by written notice to Secured Party) at any time within the past five years.

6. Pledgor’s Covenants. During the term of this Security Agreement:

(a) Pledgor shall defend the Collateral against all claims and demands of all persons (other than another Lender or its Related Parties) at any time claiming any interest therein adverse to Secured Party. Pledgor shall not, at any time, file or suffer to be on file, or authorize to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Secured Party (or another Lender) is not named as the sole secured party.

(b) Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, Secured Party at its option may, following notice to the Pledgor when it may reasonably do so without prejudice, pay any such costs and reasonable expenses and discharge encumbrances on the Collateral, and any payments of such costs and reasonable expenses and any payments to discharge such encumbrances shall become a part of the Secured Obligations. Pledgor agrees to reimburse Secured Party on demand for any payments of such costs and expenses and any payments to discharge such encumbrances.

(c) Pledgor shall take such other actions as Secured Party shall reasonably determine are necessary or appropriate to perfect and duly record the Lien created under this Security Agreement in the Collateral, including executing, delivering, filing and/or recording, in such locations and jurisdictions as Secured Party shall specify, any financing statement that may be necessary or desirable (in the reasonable judgment of Secured Party) to create, preserve or perfect the security interest granted pursuant hereto and the priority thereof or to enable Secured Party to exercise and enforce its rights under this Security Agreement with respect to such security interest.

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(d) Pledgor shall (i) promptly furnish Secured Party any information with respect to the Collateral reasonably requested by Secured Party and (ii) allow Secured Party or its representatives to inspect and copy, or furnish Secured Party or its representatives with copies of, all records relating to the Collateral (other than, in each case, information or records Pledgor is prohibited from disclosing due to applicable Law, and Tax returns of Pledgor, Fund Entities or Affiliates of any of the foregoing, other than receipts or other evidence showing the payment of Taxes with respect to the Collateral), subject to Section 5.06 of the Loan Agreement. Notwithstanding the foregoing, to the extent any information requested by Secured Party is not then available, Pledgor will furnish to Secured Party or cause to be furnished to Secured Party such information as soon as reasonably practicable after such request.

(e) Without at least ten (10) days’ prior written notice to Secured Party, Pledgor shall not (i) maintain any of Pledgor’s books and records with respect to the Collateral at any office, or maintain Pledgor’s place of business (or, if Pledgor has more than one place of business, Pledgor’s chief executive office) at any place other than at the address indicated in Section 9.02(a) of the Loan Agreement or (ii) make or permit any change to Pledgor’s name, or the name under which Pledgor does business, or the form or jurisdiction of Pledgor’s organization from the name, form and jurisdiction set forth on the first page of this Security Agreement.

(f) Pledgor shall not transfer any Collateral (it being understood that the Borrower may require each Applicable Lender to direct Custodian to release Collateral in accordance with Section 2.06(d) of the Loan Agreement) without (i) obtaining the prior written consent of Secured Party and (ii) entering into such agreements as Secured Party may in its sole discretion require to ensure the continued priority and perfection of its lien on such Collateral.

(g) Pledgor shall at all times preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises and governmental authorizations material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

7. Power of Attorney. Pledgor, in such capacity, hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of Pledgor or in its own name, to take, upon the occurrence and during the continuance of an Event of Default that has not been waived, cured or deemed not to occur pursuant to Section 7.01 of the Loan Agreement (in the case of clause (b) below, subject to the proviso thereto), any and all action and to execute any and all documents and instruments that Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation, (a) exercising the right and power of Pledgor to cause

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Borrower to exercise and enforce its rights under any Equity Commitment Letter or the Fund Representation Letter, including, without limitation, the right to cause Borrower to request the funding of the Commitment (as defined in such Equity Commitment Letter) of each entity party to such Equity Commitment Letter with a Commitment thereunder (each, a “Commitment Party”), to provide directions as to the account(s) to which such funding shall be made (subject to the final sentence of this Section 7) and to exercise all remedies available to Borrower upon the failure of any Commitment Party to fund its Commitment or upon the breach of the Fund Representation Letter, including to institute and prosecute legal proceedings by and in the name of Borrower against each such Commitment Party or party to the Fund Representation Letter; (b) directing the disposition of any funds deposited in the Unpledged Account; provided that, in no event shall the delegation under this clause (b) be effective until the time that is 24 hours following the deposit of the relevant funds into such account; (c) exercising the right and power of Pledgor to appoint and remove officers of Borrower; (d) selling any of the Collateral on behalf of Pledgor as agent or attorney in fact for Pledgor, in the name of Pledgor and applying the proceeds received therefrom to the Secured Obligations; (e) in the name of Pledgor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under or with respect to any Collateral whenever payable; (f) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (g) to ask or demand for, collect, receive and give acquittance for payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (h) to commence, compound and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (i) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (j) to settle, compromise, compound, prosecute, defend or adjust any suit, action or proceeding and, in connection therewith, to give such discharges or releases or to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto as Secured Party may deem appropriate; (k) to cause Pledgor to intervene in any suit, action or proceeding with respect thereto; and (l) generally, to sell, charge, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and Pledgor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Pledgor might do; provided that nothing in this Section 7 shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Secured Obligations have been paid and performed in full. Notwithstanding anything to the contrary set forth in this Agreement, (i) in connection with the exercise of the power-of-attorney granted by Pledgor to Secured Party pursuant to this Section 7 or any exercise of remedies under Section 8 hereof by Secured Party,

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in each case following an Event of Default under the Loan Agreement, Secured Party may not direct any Commitment Party to fund its obligation under any Equity Commitment Letter to any Collateral Account (as defined in the Loan Agreement) or any other account subject to a security interest or lien granted by Pledgor to Secured Party and (ii) the requirement set forth in the foregoing clause (i) may not be amended, modified or waived without the prior written consent of Valor Topco Limited (Guernsey).

8. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Secured Party may: take control of proceeds; release the Collateral in its possession to Pledgor, temporarily or otherwise; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use the same to reduce any part of the Secured Obligations and exercise all other rights that an owner of such Collateral may exercise; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for any act or omission arising out of their own willful misconduct, gross negligence, bad faith or fraud. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Security Agreement, the other Margin Loan Documentation or otherwise.

(b) In addition to and not in lieu of the rights set forth in Section 8(a), upon the occurrence and during the continuance of an Event of Default, Secured Party may, without notice of any kind, which Pledgor hereby expressly waives (except for any notice required under this Security Agreement or any other Margin Loan Documentation that may not be waived under applicable Law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party’s option:

(i) Demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and otherwise exercise all of Pledgor’s rights with respect to any and all of the Collateral, in its own name, in the name of Pledgor or otherwise; provided that Secured Party shall have no obligation to take any of the foregoing actions; and

(ii) Sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable Law and cannot be waived), and Secured Party may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

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(c)

(i) Pledgor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Security Agreement may be effected by Secured Party at times and in manners that could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, to the extent permitted under applicable Law. Pledgor further acknowledges that any specific disclaimer of any warranty of title or the like by Secured Party will not be considered to adversely affect the commercial reasonableness of any sale of Collateral.

(ii) In the event that an Event of Default shall have occurred and be continuing and Secured Party shall desire to exercise any of its rights and remedies with respect to the Collateral, as provided above or otherwise available to it under the UCC, at law or in equity, as contemplated by Section 9-603 of the UCC, the parties hereto agree to the standards set forth herein for measuring the fulfillment of the obligations of Secured Party and the rights of Pledgor under the UCC. In the event that notification of disposition of the Collateral is required by applicable law (it being acknowledged and agreed that no such notice shall be required if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market), the parties hereto agree that notice sent to each of the persons specified in Section 9-611(c) of the UCC prior to (x) the date of any proposed public sale of the Collateral (or on such date but prior to any such sale) or (y) the date on or after which Secured Party intends to conduct a private sale of Collateral (or on such date but prior to any such sale), shall constitute a reasonable time for such notice.

(iii) In the event that Secured Party determines to sell Collateral in a sale that is a public sale for purposes of the UCC, the parties hereto agree that posting of notice of such sale, such notice to describe the Collateral being sold and the time and place of the sale as described below, through the Bloomberg Professional service or any other comparable on-line service widely used by sophisticated equity traders and/or investors after the close of trading on the Exchange on the day of, but prior to, such sale shall constitute sufficient public notice of any such sale and that no notice thereof in any newspaper or other written publication shall be required. The parties hereto agree that notification of the time and method of a sale of the Collateral conducted in such a manner shall

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constitute sufficient notice of the time and place of the public sale for purposes of the UCC. Any disposition pursuant to the foregoing procedures shall be deemed to be a public disposition for purposes of the UCC even if Secured Party is the only person who submits a bid for the Collateral. Each of the parties hereto has been advised by legal counsel and believes that the foregoing procedures and agreements for any disposition of the Collateral are in their mutual interest.

(iv) Secured Party or any Lender may purchase the Collateral for its own account at any public disposition within the meaning of the UCC. Secured Party shall give Pledgor such notice of any public or private sale as may be required by the UCC; provided that, if Secured Party fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. Pledgor further acknowledges that to the extent Secured Party exercises any of its rights or remedies through any bulk sale or private sale, (x) such bulk sale or private sale may result in a lower sale price than would be obtainable through a public sale and (y) such bulk sale or private sale shall not be considered to be commercially unreasonable solely because it is conducted as a bulk or private sale or results in a lower sale price than would be obtainable through a public sale.

(d) If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 8 are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full of the Secured Obligations, Secured Party may continue to enforce its remedies under this Security Agreement and the other Margin Loan Documentation to collect the deficiency.

(e) Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Pledgor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

(f) If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 8, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

(i) execute and deliver, to any Person or Governmental Authority, as Secured Party may choose, any and all documents and writings that, in Secured Party’s reasonable judgment, may be required by any Governmental Authority located in any city, county, state or country where Pledgor or Issuer engages in business in order to permit the transfer of, or to more effectively or efficiently transfer, the Collateral or otherwise enforce Secured Party’s rights hereunder; and

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(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.

(g) Except as otherwise expressly provided in this Security Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto following the occurrence, and during the continuance, of an Event of Default, shall be applied by Secured Party to the Secured Obligations in such order as Secured Party shall determine.

(h) Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 8 may be specifically enforced.

9. Secured Party as Perfection Agent.

Solely for purposes of perfecting the Liens of any Agented Lender and any Related Parties of Secured Party or any Agented Lender (the “Perfection Parties”) in the Collateral, Secured Party hereby acknowledges, with respect to all of the Collateral that it controls, that it will also hold control over such property as gratuitous bailee for the benefit of such Perfection Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(b)(2) and 9-313(c) of the UCC, if applicable) until, in the case of any Agented Lender or any Related Parties of such Agented Lender, such time as such Agented Lender becomes an Applicable Lender under the Loan Agreement and has a separate Security Agreement with respect to its Collateral; provided that Secured Party shall not have any fiduciary or other duty hereunder to any such Perfection Party.

10. Unconditional Grant of Security Interest. The obligations of Pledgor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Borrower under the Loan Agreement, by operation of law or otherwise;

(b) any modification or amendment of or supplement to the Loan Agreement;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of Borrower under the Loan Agreement;

(d) any change in the existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting release or discharge of any obligation of Borrower contained in the Loan Agreement;

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(e) the existence of any claim, set-off or other rights which Pledgor may have at any time against Borrower, Secured Party or any other entity, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against Borrower for any reason of the Loan Agreement or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of any Obligations; or any other act or omission to act or delay of any kind by Borrower, Secured Party or any other person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense (other than defense of payment) to Pledgor’s obligations hereunder.

11. General.

(a) Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Margin Loan Documentation without the prior written consent of Secured Party (and any attempted assignment or transfer by Pledgor without such consent shall be null and void) and (ii) Secured Party may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.07 of the Loan Agreement. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Perfection Parties and their respective successors and assigns permitted under the Loan Agreement) any legal or equitable right, remedy or claim under or by reason of this Security Agreement; provided that Valor Topco Limited (Guernsey) is an express third party beneficiary of the final sentence of Section 7 hereof and shall be entitled to enforce the provisions thereof.

(b) No Waiver. No failure or delay by Secured Party in exercising any right or power hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder and under any other Margin Loan Documentation are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Margin Loan Documentation or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by Sections 9.01 and 9.03 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a

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waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Secured Party or any Agented Lender may have had notice or knowledge of such Event of Default at the time.

(c) Continuing Agreement; Release of Collateral. This Security Agreement shall constitute a continuing agreement and shall continue in effect until the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued) have been paid in full, at which time the Collateral shall automatically be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Pledgor. At the request and sole expense of Pledgor following any such termination, Secured Party shall deliver to Pledgor any Collateral held by Secured Party hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. No Collateral shall be released prior to the payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued), except as set forth in Section 2.06(d) of the Loan Agreement. Notwithstanding the foregoing, if at any time, any payment in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise, the rights and obligations of the parties hereunder, and the Liens of Secured Party on the Collateral shall be automatically reinstated and Pledgor shall promptly deliver any documentation reasonably requested by Secured Party to evidence such reinstatement.

(d) Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

(e) Notice. Each notice to, or other communication with Secured Party or Pledgor hereunder shall be given to such party as provided under Section 9.02 of the Loan Agreement (as if Pledgor were the Borrower for purposes of such Section 9.02).

(f) Modifications. No provision hereof shall be modified or limited except pursuant to Section 9.01 of the Loan Agreement. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade.

(g) Financing Statement. Pledgor hereby irrevocably authorizes Secured Party (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the Law of any other applicable jurisdiction (in each case without the signature of Pledgor to the extent permitted by applicable Law), reasonably necessary or appropriate in the judgment

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of Secured Party to perfect or evidence its security interest in and lien on the Collateral. Pledgor agrees to provide to Secured Party (or its designees) any and all information required under the UCC or the Law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

(h) Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and the other Margin Loan Documentation constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Security Agreement shall become effective when it shall have been executed by Secured Party and when Secured Party shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of such signature page. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Security Agreement or any document to be signed in connection with this Security Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(i) Severability. Any provision of any Margin Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(j) WAIVER OF MARSHALING. EACH OF PLEDGOR AND SECURED PARTY ACKNOWLEDGES AND AGREES THAT IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO THE COLLATERAL HEREUNDER OR UNDER ANY OTHER SECURITY AGREEMENT: (A) SECURED PARTY IS UNDER NO OBLIGATION TO MARSHAL ANY SUCH COLLATERAL; (B) SECURED PARTY MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON SUCH COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS; AND (C) SECURED PARTY SHALL APPLY THE PROCEEDS OF ANY OR ALL OF SUCH COLLATERAL TO THE SECURED OBLIGATIONS IN SUCH ORDER AS IT MAY DETERMINE.

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PLEDGOR WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY SUCH COLLATERAL.

(k) Governing Law; Submission to Jurisdiction. This Security Agreement constitutes “Margin Loan Documentation” entered into in connection with the Loan Agreement. The provisions of Section 9.06 of the Loan Agreement shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

PLEDGOR:

VALOR BUYER GP LLC

By:
Name:
Title:

[Signature Page to GP Security Agreement]

SECURED PARTY:

[____________]

By:
Name:
Title:

[Signature Page to GP Security Agreement]

Schedule 1

UCC Filing Location

1. Delaware

Exhibit A

Form of UCC Financing Statement

[Attached]

Exhibit B

Information with respect to Pledgor1

Pledgor

Pledgor’s exact name (as it appears in Pledgor’s Organization Documents): Valor Buyer GP LLC

Pledgor’s type of entity: Limited liability company

Pledgor’s state of organization: Delaware

Pledgor’s mailing address:

c/o Apax Partners, LP

601 Lexington Avenue, 53rd Floor

New York, NY 10022

Attention: Jason Wright, Umang Kajaria

Pledgor’s place of business:

c/o Apax Partners, LP

601 Lexington Avenue, 53rd Floor

New York, NY 10022

[1]	NTD: K&E to confirm.

EXHIBIT B-3

FORM OF LP SECURITY AGREEMENT

[Attached]

Exhibit B-3 to Margin Loan Agreement

B-3-1

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Security Agreement”) is entered into as of [_______], 2021, by and between [_________], as secured party on its own behalf and on behalf of the Perfection Parties (as defined below) (“Secured Party”), and [Valor AIV LLC, a Delaware limited liability company][Valor Topco Limited, a non-cellular company within the meaning of section 2(1)(c) of the Companies (Guernsey) Law, 2008], as pledgor (“Pledgor”).

Reference is made herein to that certain Margin Loan Agreement dated as of April 8, 2021, among Valor Buyer LP, as Borrower, Valor Buyer GP LLC, as Borrower’s general partner (“General Partner”), the several Lenders from time to time party thereto (the “Lenders”), Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent (as such may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

WHEREAS, Secured Party has required, as a condition to the obligation of Secured Party to make loans to Borrower under the Loan Agreement, that Pledgor execute and deliver this Security Agreement; and

WHEREAS, Pledgor agrees to grant a security interest in, and pledge and assign as applicable, the Collateral (as defined below) to Secured Party, as herein provided.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1. Security Interest. Pledgor hereby pledges, collaterally assigns and grants to Secured Party, on its own behalf and on behalf of (x) each Agented Lender and (y) all Related Parties of the foregoing to the extent of any Secured Obligations (as defined below) owing to such Related Parties, a continuing first priority security interest in and lien on, and a right of set-off against, the Collateral to secure the payment and the performance of the Secured Obligations, subject to Permitted Liens.

2. Collateral. The security interest granted hereunder to Secured Party is in all of Pledgor’s right, title and interest in and to, or otherwise with respect to, the following property and assets, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(a) (i) Pledgor’s limited partnership interest in, and its rights as a limited partner of, Borrower, including its rights under the limited partnership agreement of Borrower (the “Pledged Interest”); (ii) all of Pledgor’s interest in the capital of Borrower and in all profits and distributions to which Pledgor shall at any time be entitled in respect of such Pledged Interest or any other interest (whether general or limited) in Borrower owned by Pledgor; (iii) all other payments, if any, due or to become due to Pledgor in respect of the Pledged Interest, whether as contractual obligations, damages, insurance proceeds or otherwise; and (iv) all of Pledgor’s rights, powers and remedies, as a partner of Borrower or arising from its ownership of the Pledged Interest pursuant thereto or any other equity interest in Borrower owned by Pledgor; and

(b) all Proceeds (as defined below) of the Collateral described in the foregoing clause (a).

As used herein, “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, any Collateral.

The security interest granted hereunder is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to any of the Collateral or any transaction in connection therewith.

The security interest granted hereunder shall be limited to the largest aggregate amount of Collateral that would not render the grant of security hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provision of any other applicable law.

3. Collateral Maintenance and Administration.

(a) Promptly upon written demand of Secured Party, Pledgor shall pay or cause to pay to Secured Party the amount of any Taxes that Secured Party may be required to pay with respect to the Collateral by reason of the security interest granted herein (including but not limited to any Taxes with respect to (x) income earned with respect to the Collateral or (y) any proceeds or income from the sale, loan or other transfer of any Collateral) or to free any Collateral from any Lien thereon. For the avoidance of doubt, this provision does not apply to Taxes imposed on Secured Party in its capacity as beneficial owner of any assets formerly held as Collateral should Secured Party acquire such assets from Pledgor. Pledgor shall indemnify and hold harmless Secured Party with respect to any Taxes to which this provision applies.

(b) Unless an Event of Default has occurred and is continuing, Secured Party shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Collateral.

(c) At all times prior to an exercise of remedies hereunder during the existence of an Event of Default, Pledgor shall be entitled to exercise voting and other rights with respect to the Collateral.

(d) The parties hereto agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder, Pledgor shall be treated as the owner of the Collateral for U.S. federal, state and local tax purposes.

4. Secured Obligations. All Obligations owed to Secured Party or any Agented Lender or their Related Parties (collectively, the “Secured Obligations”) are secured by this Security Agreement.

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5. Pledgor’s Representations and Warranties. Pledgor hereby represents and warrants to Secured Party, as of the date hereof, that:

(a) The security interest in the Collateral granted to the Secured Party pursuant to this Security Agreement is a valid and binding security interest in the Collateral (subject to no other Liens, other than Permitted Liens).

(b) With respect to all Collateral a security interest in which may be perfected by filing a financing statement pursuant to the UCC, when a UCC financing statement in the form of Exhibit A hereto is filed in the appropriate office against Pledgor in the location listed on Schedule 1 (naming Pledgor as the debtor and Secured Party as the secured party), Secured Party will have a valid and perfected first priority security interest (subject to Permitted Liens) in such Collateral as security for the payment and performance of the Secured Obligations.

(c) Set forth on Exhibit B hereto (as updated from time to time by Pledgor by written notice to Secured Party) are Pledgor’s exact name as it appears in its Organization Documents; the type of entity of Pledgor; its state of organization; its mailing address; and the location of its place of business (which is its only place of business). Such information with respect to Pledgor has not been different from the information set forth on Exhibit B (as updated from time to time by Pledgor by written notice to Secured Party) at any time within the past five years.

(d) Pledgor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to enter into, and perform its obligations under, this Security Agreement and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(e) The Transactions involving Pledgor are within the powers of and have been duly authorized by all necessary action by Pledgor. This Security Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(f) The Transactions involving Pledgor (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Margin Loan Documentation, (ii) will not violate any Law applicable to Pledgor, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Pledgor or any assets of Pledgor, or give rise to a right thereunder to require any payment to be made by Pledgor, (iv) will not result in the creation or imposition of any Lien on any asset of Pledgor, except Liens created pursuant to the Margin Loan Documentation and (v) will not violate or require any consent under the Organization Documents of Pledgor.

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(g) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Pledgor, threatened in writing against, Pledgor (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Agreement, this Security Agreement or the Transactions.

(h) Pledgor is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

(i) Pledgor is not, and after giving effect to the contemplated Transactions will not be, required to register as an “investment company” under the United States Investment Company Act of 1940.

(j) (i) The present fair market value of Pledgor’s assets exceeds the total amount of Pledgor’s liabilities (including contingent liabilities), (ii) Pledgor has capital and assets sufficient to carry on its businesses, (iii) Pledgor is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) Pledgor does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. Pledgor will not be rendered insolvent by the consummation of the Transactions.

(k) Pledgor owns all of its assets (including all of the Collateral) free and clear of Liens, other than Permitted Liens.

(l) Pledgor has not made nor consented to, nor is aware of, any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of its properties, including the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Liens granted to Lenders under the Margin Loan Documentation and Permitted Liens.

(m) Pledgor and its managers, officers and employees and to the knowledge of Pledgor, its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Pledgor or any of its Responsible Officers, or (b) to the knowledge of Pledgor, any managers, employees or agents of Pledgor, is a Sanctioned Person.

(n) Pledgor (a) does not have and has never had any employees and it has never directly contracted with individuals who are not independent contractors, (b) does not maintain, contribute to, or have any direct obligation to maintain or contribute to, any Employee Benefit Plan, and (c) does not have any actual or contingent liabilities with respect to any Pension Plan, including as a result of its affiliation with any of its ERISA Affiliates, that in the case of (c), individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

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(o) The assets of Pledgor do not constitute “plan assets” within the meaning of the Plan Asset Regulation.

(p) Pledgor is not engaged in any business or activity other than (a) holding Collateral and ministerial activities incidental thereto and otherwise expressly contemplated herein or in the Loan Agreement, (b) performing its obligations under the Margin Loan Documentation and the Transactions and (c) payment of taxes and administrative fees in connection with the business permitted under this Security Agreement, the Loan Agreement and its Organization Documents.

6. Pledgor’s Covenants. During the term of this Security Agreement:

(a) Pledgor shall not create, incur, assume or suffer to exist any Lien upon the Collateral, except for Permitted Liens. Pledgor shall defend the Collateral against all claims and demands of all persons (other than another Lender or its Related Parties) at any time claiming any interest therein adverse to Secured Party. Pledgor shall not, at any time, file or suffer to be on file, or authorize to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Secured Party (or another Lender) is not named as the sole secured party, other than Permitted Liens.

(b) Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, Secured Party at its option may, following notice to the Pledgor when it may reasonably do so without prejudice, pay any such costs and reasonable expenses and discharge encumbrances on the Collateral, and any payments of such costs and reasonable expenses and any payments to discharge such encumbrances shall become a part of the Secured Obligations. Pledgor agrees to reimburse Secured Party on demand for any payments of such costs and reasonable expenses and any payments to discharge such encumbrance.

(c) Pledgor shall take such other actions as Secured Party shall reasonably determine are necessary or appropriate to perfect and duly record the Lien created under this Security Agreement in the Collateral, including executing, delivering, filing and/or recording, in such locations and jurisdictions as Secured Party shall specify, any financing statement that may be necessary or desirable (in the reasonable judgment of Secured Party) to create, preserve or perfect the security interest granted pursuant hereto and the priority thereof or to enable Secured Party to exercise and enforce its rights under this Security Agreement with respect to such security interest.

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(d) Pledgor shall (i) promptly furnish Secured Party any information with respect to the Collateral reasonably requested by Secured Party and (ii) allow Secured Party or its representatives to inspect and copy, or furnish Secured Party or its representatives with copies of, all records relating to the Collateral (other than, in each case, information or records Pledgor is prohibited from disclosing due to applicable Law, and Tax returns of Pledgor, Fund Entities or Affiliates of any of the foregoing, other than receipts or other evidence showing the payment of Taxes with respect to the Collateral), subject to Section 5.06 of the Loan Agreement. Notwithstanding the foregoing, to the extent any information requested by Secured Party is not then available, Pledgor will furnish to Secured Party or cause to be furnished to Secured Party such information as soon as reasonably practicable after such request.

(e) Without at least ten (10) days’ prior written notice to Secured Party, Pledgor shall not (i) maintain any of Pledgor’s books and records with respect to the Collateral at any office, or maintain Pledgor’s place of business (or, if Pledgor has more than one place of business, Pledgor’s chief executive office) at any place other than at the address indicated in Section 9.02(a) of the Loan Agreement or (ii) make or permit any change to Pledgor’s name, or the name under which Pledgor does business, or the form or jurisdiction of Pledgor’s organization from the name, form and jurisdiction set forth on the first page of this Security Agreement.

(f) Pledgor shall not transfer any Collateral (it being understood that the Borrower may require each Applicable Lender to direct Custodian to release Collateral in accordance with Section 2.06(d) of the Loan Agreement) without (i) obtaining the prior written consent of Secured Party and (ii) entering into such agreements as Secured Party may in its sole discretion require to ensure the continued priority and perfection of its lien on such Collateral.

(g) Pledgor shall at all times preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises and governmental authorizations material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(h) Pledgor shall pay and discharge, as and when the same shall become due and payable, all Taxes and any other liabilities imposed upon it or upon its property; provided that no such Tax or liability needs to be paid or discharged if (i) it is being contested in good faith by appropriate proceedings, (ii) reserves, in accordance with GAAP, have been provided for and (iii) no Collateral would become subject to forfeiture or loss as a result of such contest.

(i) Pledgor shall comply with the requirements of all applicable Laws, all orders, writs, injunctions and decrees applicable to it or its property. Pledgor (or its Affiliates) will maintain policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions by Pledgor and its managers, officers, employees and, in the case of Anti-Corruption Laws, its agents (acting in their capacity as such).

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7. Power of Attorney. Pledgor, in such capacity, hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of Pledgor or in its own name, to take, upon the occurrence and during the continuance of an Event of Default that has not been waived, cured or deemed not to occur pursuant to Section 7.01 of the Loan Agreement, any and all action and to execute any and all documents and instruments that Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation, (a) exercising any voting rights with respect to the Pledged Interest; (b) selling any of the Collateral on behalf of Pledgor as agent or attorney in fact for Pledgor, in the name of Pledgor and applying the proceeds received therefrom to the Secured Obligations; (c) in the name of Pledgor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under or with respect to any Collateral whenever payable; (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (e) to ask or demand for, collect, receive and give acquittance for payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (f) to commence, compound and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (g) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (h) to settle, compromise, compound, prosecute, defend or adjust any suit, action or proceeding and, in connection therewith, to give such discharges or releases or to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto as Secured Party may deem appropriate; (i) to cause Pledgor to intervene in any suit, action or proceeding with respect thereto; and (j) generally, to sell, charge, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and Pledgor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Pledgor might do; provided that nothing in this Section 7 shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Secured Obligations have been paid and performed in full.

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8. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Secured Party may: take control of proceeds; release the Collateral in its possession to Pledgor, temporarily or otherwise; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use the same to reduce any part of the Secured Obligations and exercise all other rights that an owner of such Collateral may exercise; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for any act or omission arising out of their own willful misconduct, gross negligence, bad faith or fraud. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Security Agreement, the other Margin Loan Documentation or otherwise.

(b) In addition to and not in lieu of the rights set forth in Section 8(a), upon the occurrence and during the continuance of an Event of Default, Secured Party may, without notice of any kind, which Pledgor hereby expressly waives (except for any notice required under this Security Agreement or any other Margin Loan Documentation that may not be waived under applicable Law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party’s option:

(i) Demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and otherwise exercise all of Pledgor’s rights with respect to any and all of the Collateral, in its own name, in the name of Pledgor or otherwise; provided that Secured Party shall have no obligation to take any of the foregoing actions; and

(ii) Sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable Law and cannot be waived), and Secured Party may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(c)

(i) Pledgor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Security Agreement may be effected by Secured Party at times and in manners that could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in

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different manners, and Pledgor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, to the extent permitted under applicable Law. Pledgor further acknowledges that any specific disclaimer of any warranty of title or the like by Secured Party will not be considered to adversely affect the commercial reasonableness of any sale of Collateral.

(ii) In the event that an Event of Default shall have occurred and be continuing and Secured Party shall desire to exercise any of its rights and remedies with respect to the Collateral, as provided above or otherwise available to it under the UCC, at law or in equity, as contemplated by Section 9-603 of the UCC, the parties hereto agree to the standards set forth herein for measuring the fulfillment of the obligations of Secured Party and the rights of Pledgor under the UCC. In the event that notification of disposition of the Collateral is required by applicable law (it being acknowledged and agreed that no such notice shall be required if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market), the parties hereto agree that notice sent to each of the persons specified in Section 9-611(c) of the UCC prior to (x) the date of any proposed public sale of the Collateral (or on such date but prior to any such sale) or (y) the date on or after which Secured Party intends to conduct a private sale of Collateral (or on such date but prior to any such sale), shall constitute a reasonable time for such notice.

(iii) In the event that Secured Party determines to sell Collateral in a sale that is a public sale for purposes of the UCC, the parties hereto agree that posting of notice of such sale, such notice to describe the Collateral being sold and the time and place of the sale as described below, through the Bloomberg Professional service or any other comparable on-line service widely used by sophisticated equity traders and/or investors after the close of trading on the Exchange on the day of, but prior to, such sale shall constitute sufficient public notice of any such sale and that no notice thereof in any newspaper or other written publication shall be required. The parties hereto agree that notification of the time and method of a sale of the Collateral conducted in such a manner shall constitute sufficient notice of the time and place of the public sale for purposes of the UCC. Any disposition pursuant to the foregoing procedures shall be deemed to be a public disposition for purposes of the UCC even if Secured Party is the only person who submits a bid for the Collateral. Each of the parties hereto has been advised by legal counsel and believes that the foregoing procedures and agreements for any disposition of the Collateral are in their mutual interest.

(iv) Secured Party or any Lender may purchase the Collateral for its own account at any public disposition within the meaning of the UCC. Secured Party shall give Pledgor such notice of any public or private sale as may be required by the UCC; provided that, if Secured Party fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. Pledgor further

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acknowledges that to the extent Secured Party exercises any of its rights or remedies through any bulk sale or private sale, (x) such bulk sale or private sale may result in a lower sale price than would be obtainable through a public sale and (y) such bulk sale or private sale shall not be considered to be commercially unreasonable solely because it is conducted as a bulk or private sale or results in a lower sale price than would be obtainable through a public sale.

(d) If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 8 are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full of the Secured Obligations, Secured Party may continue to enforce its remedies under this Security Agreement and the other Margin Loan Documentation to collect the deficiency.

(e) Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Pledgor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

(f) If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 8, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

(i) execute and deliver, to any Person or Governmental Authority, as Secured Party may choose, any and all documents and writings that, in Secured Party’s reasonable judgment, may be required by any Governmental Authority located in any city, county, state or country where Pledgor or Issuer engages in business in order to permit the transfer of, or to more effectively or efficiently transfer, the Collateral or otherwise enforce Secured Party’s rights hereunder; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.

(g) Except as otherwise expressly provided in this Security Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto following the occurrence, and during the continuance, of an Event of Default, shall be applied by Secured Party to the Secured Obligations in such order as Secured Party shall determine.

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(h) Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 8 may be specifically enforced.

9. Secured Party as Perfection Agent.

Solely for purposes of perfecting the Liens of any Agented Lender and any Related Parties of Secured Party or any Agented Lender (the “Perfection Parties”) in the Collateral, Secured Party hereby acknowledges, with respect to all of the Collateral that it controls, that it will also hold control over such property as gratuitous bailee for the benefit of such Perfection Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(b)(2) and 9-313(c) of the UCC, if applicable) until, in the case of any Agented Lender or any Related Parties of such Agented Lender, such time as such Agented Lender becomes an Applicable Lender under the Loan Agreement and has a separate Security Agreement with respect to its Collateral; provided that Secured Party shall not have any fiduciary or other duty hereunder to any such Perfection Party.

10. Unconditional Grant of Security Interest. The obligations of Pledgor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Borrower under the Loan Agreement, by operation of law or otherwise;

(b) any modification or amendment of or supplement to the Loan Agreement;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of Borrower under the Loan Agreement;

(d) any change in the existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting release or discharge of any obligation of Borrower contained in the Loan Agreement;

(e) the existence of any claim, set-off or other rights which Pledgor may have at any time against Borrower, Secured Party or any other entity, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against Borrower for any reason of the Loan Agreement or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of any Obligations; or any other act or omission to act or delay of any kind by Borrower, Secured Party or any other person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense (other than defense of payment) to Pledgor’s obligations hereunder.

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11. General.

(a) Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Margin Loan Documentation without the prior written consent of Secured Party (and any attempted assignment or transfer by Pledgor without such consent shall be null and void) and (ii) Secured Party may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.07 of the Loan Agreement. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Perfection Parties and their respective successors and assigns permitted under the Loan Agreement) any legal or equitable right, remedy or claim under or by reason of this Security Agreement.

(b) No Waiver. No failure or delay by Secured Party in exercising any right or power hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder and under any other Margin Loan Documentation are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Margin Loan Documentation or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by Sections 9.01 and 9.03 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Secured Party or any Agented Lender may have had notice or knowledge of such Event of Default at the time.

(c) Continuing Agreement; Release of Collateral. This Security Agreement shall constitute a continuing agreement and shall continue in effect until the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued) have been paid in full, at which time the Collateral shall automatically be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Pledgor. At the request and sole expense of Pledgor following any such

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termination, Secured Party shall deliver to Pledgor any Collateral held by Secured Party hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. No Collateral shall be released prior to the payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued), except as set forth in Section 2.06(d) of the Loan Agreement. Notwithstanding the foregoing, if at any time, any payment in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise, the rights and obligations of the parties hereunder, and the Liens of Secured Party on the Collateral shall be automatically reinstated and Pledgor shall promptly deliver any documentation reasonably requested by Secured Party to evidence such reinstatement.

(d) Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

(e) Notice. Each notice to, or other communication with Secured Party or Pledgor hereunder shall be given to such party as provided under Section 9.02 of the Loan Agreement (as if Pledgor were the Borrower for purposes of such Section 9.02).

(f) Modifications. No provision hereof shall be modified or limited except pursuant to Section 9.01 of the Loan Agreement. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade.

(g) Financing Statement. Pledgor hereby irrevocably authorizes Secured Party (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the Law of any other applicable jurisdiction (in each case without the signature of Pledgor to the extent permitted by applicable Law), reasonably necessary or appropriate in the judgment of Secured Party to perfect or evidence its security interest in and lien on the Collateral. Pledgor agrees to provide to Secured Party (or its designees) any and all information required under the UCC or the Law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

(h) Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and the other Margin Loan Documentation constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Security Agreement shall become effective when it shall have been executed by Secured Party and when Secured Party shall have received counterparts hereof that, when taken together, bear the

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signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of such signature page. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Security Agreement or any document to be signed in connection with this Security Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(i) Severability. Any provision of any Margin Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(j) WAIVER OF MARSHALING. EACH OF PLEDGOR AND SECURED PARTY ACKNOWLEDGES AND AGREES THAT IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO THE COLLATERAL HEREUNDER OR UNDER ANY OTHER SECURITY AGREEMENT: (A) SECURED PARTY IS UNDER NO OBLIGATION TO MARSHAL ANY SUCH COLLATERAL; (B) SECURED PARTY MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON SUCH COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS; AND (C) SECURED PARTY SHALL APPLY THE PROCEEDS OF ANY OR ALL OF SUCH COLLATERAL TO THE SECURED OBLIGATIONS IN SUCH ORDER AS IT MAY DETERMINE. PLEDGOR WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY SUCH COLLATERAL.

(k) Governing Law; Submission to Jurisdiction. This Security Agreement constitutes “Margin Loan Documentation” entered into in connection with the Loan Agreement. The provisions of Section 9.06 of the Loan Agreement shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

PLEDGOR:

[VALOR AIV LLC][VALOR TOPCO
LIMITED]

By:
Name:
Title:

[Signature Page to Parent Security Agreement]

SECURED PARTY:

[____________]

By:
Name:
Title:

[Signature Page to Parent Security Agreement]

Schedule 1

UCC Filing Location

1. Delaware

Exhibit A

Form of UCC Financing Statement

[Attached]

Exhibit B

Information with respect to Pledgor1

Pledgor

[Pledgor’s exact name (as it appears in Pledgor’s Organization Documents): Valor AIV LLC

Pledgor’s type of entity: limited liability company

Pledgor’s jurisdiction of organization: Delaware

Pledgor’s mailing address:

c/o Apax Partners, LP

601 Lexington Avenue, 53rd Floor

New York, NY 10022

Attention: Jason Wright, Umang Kajaria

Pledgor’s place of business:

c/o Apax Partners, LP

601 Lexington Avenue, 53rd Floor

New York, NY 10022]

[Pledgor’s exact name (as it appears in Pledgor’s Organization Documents): Valor Topco Limited (f/k/a Valor EUR Topco Limited)

Pledgor’s type of entity: A non-cellular company within the meaning of section 2(1)(c) of the Companies (Guernsey) Law, 2008

Pledgor’s jurisdiction of organization: Guernsey

Pledgor’s mailing address:

East Wing, Trafalgar Court

Les Banques, St Peter Port

Guernsey, GY1 3PP

[1]	NTD: K&E to confirm.

Pledgor’s place of business:

East Wing, Trafalgar Court

Les Banques, St Peter Port

Guernsey, GY1 3PP]

EXHIBIT B-4

FORM OF GP PARENT SECURITY AGREEMENT

[Attached]

Exhibit B-4 to Margin Loan Agreement

B-4-1

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Security Agreement”) is entered into as of [______], 2021, by and between [_________], as secured party on its own behalf and on behalf of the Perfection Parties (as defined below) (“Secured Party”), and Valor Topco Limited, a non-cellular company within the meaning of section 2(1)(c) of the Companies (Guernsey) Law, 2008, as pledgor (“Pledgor”).

Reference is made herein to that certain Margin Loan Agreement dated as of April 8, 2021, among Valor Buyer LP, as Borrower, Valor Buyer GP LLC, as Borrower’s general partner (“General Partner”), the several Lenders from time to time party thereto (the “Lenders”), Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent (as such may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement.

WHEREAS, Secured Party has required, as a condition to the obligation of Secured Party to make loans to Borrower under the Loan Agreement, that Pledgor execute and deliver this Security Agreement; and

WHEREAS, Pledgor agrees to grant a security interest in, and pledge and assign as applicable, the Collateral (as defined below) to Secured Party, as herein provided.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1. Security Interest. Pledgor hereby pledges, collaterally assigns and grants to Secured Party, on its own behalf and on behalf of (x) each Agented Lender and (y) all Related Parties of the foregoing to the extent of any Secured Obligations (as defined below) owing to such Related Parties, a continuing first priority security interest in and lien on, and a right of set-off against, the Collateral to secure the payment and the performance of the Secured Obligations, subject to Permitted Liens.

2. Collateral. The security interest granted hereunder to Secured Party is in all of Pledgor’s right, title and interest in and to, or otherwise with respect to, the following property and assets, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”):

(a) (i) Pledgor’s membership interest in, and its rights as a member of, General Partner, including its rights under the limited liability company agreement of General Partner (the “Pledged Interest”); (ii) all of Pledgor’s interest in the capital of General Partner and in all profits and distributions to which Pledgor shall at any time be entitled in respect of such Pledged Interest or any other interest (whether general or limited) in General Partner owned by Pledgor; (iii) all other payments, if any, due or to become due to Pledgor in respect of the Pledged Interest, whether as contractual obligations, damages, insurance proceeds or otherwise; and (iv) all of Pledgor’s rights, powers and remedies, as an owner of an equity interest in General Partner or arising from its ownership of the Pledged Interest pursuant thereto; and

(b) all Proceeds (as defined below) of the Collateral described in the foregoing clause (a).

As used herein, “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, or other disposition of, or other realization upon, any Collateral.

The security interest granted hereunder is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Pledgor with respect to any of the Collateral or any transaction in connection therewith.

The security interest granted hereunder shall be limited to the largest aggregate amount of Collateral that would not render the grant of security hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provision of any other applicable law.

3. Collateral Maintenance and Administration.

(a) Promptly upon written demand of Secured Party, Pledgor shall pay or cause to pay to Secured Party the amount of any Taxes that Secured Party may be required to pay with respect to the Collateral by reason of the security interest granted herein (including but not limited to any Taxes with respect to (x) income earned with respect to the Collateral or (y) any proceeds or income from the sale, loan or other transfer of any Collateral) or to free any Collateral from any Lien thereon. For the avoidance of doubt, this provision does not apply to Taxes imposed on Secured Party in its capacity as beneficial owner of any assets formerly held as Collateral should Secured Party acquire such assets from Pledgor. Pledgor shall indemnify and hold harmless Secured Party with respect to any Taxes to which this provision applies.

(b) Unless an Event of Default has occurred and is continuing, Secured Party shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Collateral.

(c) At all times prior to an exercise of remedies hereunder during the existence of an Event of Default, Pledgor shall be entitled to exercise voting and other rights with respect to the Collateral.

(d) The parties hereto agree that at all times prior to the sale of any Collateral pursuant to an exercise of remedies hereunder, Pledgor shall be treated as the owner of the Collateral for U.S. federal, state and local tax purposes.

4. Secured Obligations. All Obligations owed to Secured Party or any Agented Lender or their Related Parties (collectively, the “Secured Obligations”) are secured by this Security Agreement.

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5. Pledgor’s Representations and Warranties. Pledgor hereby represents and warrants to Secured Party, as of the date hereof, that:

(a) The security interest in the Collateral granted to the Secured Party pursuant to this Security Agreement is a valid and binding security interest in the Collateral (subject to no other Liens, other than Permitted Liens).

(b) With respect to all Collateral a security interest in which may be perfected by filing a financing statement pursuant to the UCC, when a UCC financing statement in the form of Exhibit A hereto is filed in the appropriate office against Pledgor in the location listed on Schedule 1 (naming Pledgor as the debtor and Secured Party as the secured party), Secured Party will have a valid and perfected first priority security interest (subject to Permitted Liens) in such Collateral as security for the payment and performance of the Secured Obligations.

(c) Set forth on Exhibit B hereto (as updated from time to time by Pledgor by written notice to Secured Party) are Pledgor’s exact name as it appears in its Organization Documents; the type of entity of Pledgor; its state of organization; its mailing address; and the location of its place of business (which is its only place of business). Such information with respect to Pledgor has not been different from the information set forth on Exhibit B (as updated from time to time by Pledgor by written notice to Secured Party) at any time within the past five years.

(d) Pledgor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to enter into, and perform its obligations under, this Security Agreement and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(e) The Transactions involving Pledgor are within the powers of and have been duly authorized by all necessary action by Pledgor. This Security Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(f) The Transactions involving Pledgor (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Margin Loan Documentation, (ii) will not violate any Law applicable to Pledgor, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Pledgor or any assets of Pledgor, or give rise to a right thereunder to require any payment to be made by Pledgor, (iv) will not result in the creation or imposition of any Lien on any asset of Pledgor, except Liens created pursuant to the Margin Loan Documentation and (v) will not violate or require any consent under the Organization Documents of Pledgor.

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(g) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Pledgor, threatened in writing against, Pledgor (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Agreement, this Security Agreement or the Transactions.

(h) Pledgor is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

(i) Pledgor is not, and after giving effect to the contemplated Transactions will not be, required to register as an “investment company” under the United States Investment Company Act of 1940.

(j) (i) The present fair market value of Pledgor’s assets exceeds the total amount of Pledgor’s liabilities (including contingent liabilities), (ii) Pledgor has capital and assets sufficient to carry on its businesses, (iii) Pledgor is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) Pledgor does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. Pledgor will not be rendered insolvent by the consummation of the Transactions.

(k) Pledgor owns all of its assets (including all of the Collateral) free and clear of Liens, other than Permitted Liens.

(l) Pledgor has not made nor consented to, nor is aware of, any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of its properties, including the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Liens granted to Lenders under the Margin Loan Documentation and Permitted Liens.

(m) Pledgor and its managers, officers and employees and to the knowledge of Pledgor, its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Pledgor or any of its Responsible Officers, or (b) to the knowledge of Pledgor, any managers, employees or agents of Pledgor, is a Sanctioned Person.

(n) Pledgor (a) does not have and has never had any employees and it has never directly contracted with individuals who are not independent contractors, (b) does not maintain, contribute to, or have any direct obligation to maintain or contribute to, any Employee Benefit Plan, and (c) does not have any actual or contingent liabilities with respect to any Pension Plan, including as a result of its affiliation with any of its ERISA Affiliates, that in the case of (c), individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

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(o) The assets of Pledgor do not constitute “plan assets” within the meaning of the Plan Asset Regulation.

(p) Pledgor is not engaged in any business or activity other than (a) holding Collateral and ministerial activities incidental thereto and otherwise expressly contemplated herein or in the Loan Agreement, (b) performing its obligations under the Margin Loan Documentation and the Transactions and (c) payment of taxes and administrative fees in connection with the business permitted under this Security Agreement, the Loan Agreement and its Organization Documents.

6. Pledgor’s Covenants. During the term of this Security Agreement:

(a) Pledgor shall not create, incur, assume or suffer to exist any Lien upon the Collateral, except for Permitted Liens. Pledgor shall defend the Collateral against all claims and demands of all persons (other than another Lender or its Related Parties) at any time claiming any interest therein adverse to Secured Party. Pledgor shall not, at any time, file or suffer to be on file, or authorize to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Secured Party (or another Lender) is not named as the sole secured party, other than Permitted Liens.

(b) Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, Secured Party at its option may, following notice to the Pledgor when it may reasonably do so without prejudice, pay any such costs and reasonable expenses and discharge encumbrances on the Collateral, and any payments of such costs and reasonable expenses and any payments to discharge such encumbrances shall become a part of the Secured Obligations. Pledgor agrees to reimburse Secured Party on demand for any payments of such costs and reasonable expenses and any payments to discharge such encumbrance.

(c) Pledgor shall take such other actions as Secured Party shall reasonably determine are necessary or appropriate to perfect and duly record the Lien created under this Security Agreement in the Collateral, including executing, delivering, filing and/or recording, in such locations and jurisdictions as Secured Party shall specify, any financing statement that may be necessary or desirable (in the reasonable judgment of Secured Party) to create, preserve or perfect the security interest granted pursuant hereto and the priority thereof or to enable Secured Party to exercise and enforce its rights under this Security Agreement with respect to such security interest.

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(d) Pledgor shall (i) promptly furnish Secured Party any information with respect to the Collateral reasonably requested by Secured Party and (ii) allow Secured Party or its representatives to inspect and copy, or furnish Secured Party or its representatives with copies of, all records relating to the Collateral (other than, in each case, information or records Pledgor is prohibited from disclosing due to applicable Law, and Tax returns of Pledgor, Fund Entities or Affiliates of any of the foregoing, other than receipts or other evidence showing the payment of Taxes with respect to the Collateral), subject to Section 5.06 of the Loan Agreement. Notwithstanding the foregoing, to the extent any information requested by Secured Party is not then available, Pledgor will furnish to Secured Party or cause to be furnished to Secured Party such information as soon as reasonably practicable after such request.

(e) Without at least ten (10) days’ prior written notice to Secured Party, Pledgor shall not (i) maintain any of Pledgor’s books and records with respect to the Collateral at any office, or maintain Pledgor’s place of business (or, if Pledgor has more than one place of business, Pledgor’s chief executive office) at any place other than at the address indicated in Section 9.02(a) of the Loan Agreement or (ii) make or permit any change to Pledgor’s name, or the name under which Pledgor does business, or the form or jurisdiction of Pledgor’s organization from the name, form and jurisdiction set forth on the first page of this Security Agreement.

(f) Pledgor shall not transfer any Collateral (it being understood that the Borrower may require each Applicable Lender to direct Custodian to release Collateral in accordance with Section 2.06(d) of the Loan Agreement) without (i) obtaining the prior written consent of Secured Party and (ii) entering into such agreements as Secured Party may in its sole discretion require to ensure the continued priority and perfection of its lien on such Collateral.

(g) Pledgor shall at all times preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises and governmental authorizations material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(h) Pledgor shall pay and discharge, as and when the same shall become due and payable, all Taxes and any other liabilities imposed upon it or upon its property; provided that no such Tax or liability needs to be paid or discharged if (i) it is being contested in good faith by appropriate proceedings, (ii) reserves, in accordance with GAAP, have been provided for and (iii) no Collateral would become subject to forfeiture or loss as a result of such contest.

(i) Pledgor shall comply with the requirements of all applicable Laws, all orders, writs, injunctions and decrees applicable to it or its property. Pledgor (or its Affiliates) will maintain policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions by Pledgor and its managers, officers, employees and, in the case of Anti-Corruption Laws, its agents (acting in their capacity as such).

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7. Power of Attorney. Pledgor, in such capacity, hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of Pledgor or in its own name, to take, upon the occurrence and during the continuance of an Event of Default that has not been waived, cured or deemed not to occur pursuant to Section 7.01 of the Loan Agreement, any and all action and to execute any and all documents and instruments that Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement, including, without limitation, (a) exercising any voting rights with respect to the Pledged Interest; (b) exercising the right and power of Pledgor to appoint and remove officers of General Partner; (c) selling any of the Collateral on behalf of Pledgor as agent or attorney in fact for Pledgor, in the name of Pledgor and applying the proceeds received therefrom to the Secured Obligations; (d) in the name of Pledgor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under or with respect to any Collateral whenever payable; (e) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (f) to ask or demand for, collect, receive and give acquittance for payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (g) to commence, compound and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (h) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (i) to settle, compromise, compound, prosecute, defend or adjust any suit, action or proceeding and, in connection therewith, to give such discharges or releases or to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto as Secured Party may deem appropriate; (j) to cause Pledgor to intervene in any suit, action or proceeding with respect thereto; and (k) generally, to sell, charge, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and Pledgor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Pledgor might do; provided that nothing in this Section 7 shall be construed to obligate Secured Party to take any action hereunder nor shall Secured Party be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Secured Obligations have been paid and performed in full.

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8. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Secured Party may: take control of proceeds; release the Collateral in its possession to Pledgor, temporarily or otherwise; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use the same to reduce any part of the Secured Obligations and exercise all other rights that an owner of such Collateral may exercise; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Secured Party shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Secured Party, its officers, agents or employees, except for any act or omission arising out of their own willful misconduct, gross negligence, bad faith or fraud. The foregoing rights and powers of Secured Party will be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, elsewhere in this Security Agreement, the other Margin Loan Documentation or otherwise.

(b) In addition to and not in lieu of the rights set forth in Section 8(a), upon the occurrence and during the continuance of an Event of Default, Secured Party may, without notice of any kind, which Pledgor hereby expressly waives (except for any notice required under this Security Agreement or any other Margin Loan Documentation that may not be waived under applicable Law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Secured Party’s option:

(i) Demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and otherwise exercise all of Pledgor’s rights with respect to any and all of the Collateral, in its own name, in the name of Pledgor or otherwise; provided that Secured Party shall have no obligation to take any of the foregoing actions; and

(ii) Sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable Law and cannot be waived), and Secured Party may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

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(c)

(i) Pledgor specifically understands and agrees that any sale by Secured Party of all or part of the Collateral pursuant to the terms of this Security Agreement may be effected by Secured Party at times and in manners that could result in the proceeds of such sale being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases Secured Party and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale, to the extent permitted under applicable Law. Pledgor further acknowledges that any specific disclaimer of any warranty of title or the like by Secured Party will not be considered to adversely affect the commercial reasonableness of any sale of Collateral.

(ii) In the event that an Event of Default shall have occurred and be continuing and Secured Party shall desire to exercise any of its rights and remedies with respect to the Collateral, as provided above or otherwise available to it under the UCC, at law or in equity, as contemplated by Section 9-603 of the UCC, the parties hereto agree to the standards set forth herein for measuring the fulfillment of the obligations of Secured Party and the rights of Pledgor under the UCC. In the event that notification of disposition of the Collateral is required by applicable law (it being acknowledged and agreed that no such notice shall be required if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market), the parties hereto agree that notice sent to each of the persons specified in Section 9-611(c) of the UCC prior to (x) the date of any proposed public sale of the Collateral (or on such date but prior to any such sale) or (y) the date on or after which Secured Party intends to conduct a private sale of Collateral (or on such date but prior to any such sale), shall constitute a reasonable time for such notice.

(iii) In the event that Secured Party determines to sell Collateral in a sale that is a public sale for purposes of the UCC, the parties hereto agree that posting of notice of such sale, such notice to describe the Collateral being sold and the time and place of the sale as described below, through the Bloomberg Professional service or any other comparable on-line service widely used by sophisticated equity traders and/or investors after the close of trading on the Exchange on the day of, but prior to, such sale shall constitute sufficient public notice of any such sale and that no notice thereof in any newspaper or other written publication shall be required. The parties hereto agree that notification of the time and method of a sale of the Collateral conducted in such a manner shall constitute sufficient notice of the time and place of the public sale for purposes of the UCC. Any disposition pursuant to the foregoing procedures shall be deemed to be a public disposition for purposes of the UCC even if Secured Party is the only person who submits a bid for the Collateral. Each of the parties hereto has been advised by legal counsel and believes that the foregoing procedures and agreements for any disposition of the Collateral are in their mutual interest.

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(iv) Secured Party or any Lender may purchase the Collateral for its own account at any public disposition within the meaning of the UCC. Secured Party shall give Pledgor such notice of any public or private sale as may be required by the UCC; provided that, if Secured Party fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. Pledgor further acknowledges that to the extent Secured Party exercises any of its rights or remedies through any bulk sale or private sale, (x) such bulk sale or private sale may result in a lower sale price than would be obtainable through a public sale and (y) such bulk sale or private sale shall not be considered to be commercially unreasonable solely because it is conducted as a bulk or private sale or results in a lower sale price than would be obtainable through a public sale.

(d) If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 8 are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full of the Secured Obligations, Secured Party may continue to enforce its remedies under this Security Agreement and the other Margin Loan Documentation to collect the deficiency.

(e) Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Pledgor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.

(f) If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section 8, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

(i) execute and deliver, to any Person or Governmental Authority, as Secured Party may choose, any and all documents and writings that, in Secured Party’s reasonable judgment, may be required by any Governmental Authority located in any city, county, state or country where Pledgor or Issuer engages in business in order to permit the transfer of, or to more effectively or efficiently transfer, the Collateral or otherwise enforce Secured Party’s rights hereunder; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law.

(g) Except as otherwise expressly provided in this Security Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto following the occurrence, and during the continuance, of an Event of Default, shall be applied by Secured Party to the Secured Obligations in such order as Secured Party shall determine.

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(h) Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 8 may be specifically enforced.

9. Secured Party as Perfection Agent.

Solely for purposes of perfecting the Liens of any Agented Lender and any Related Parties of Secured Party or any Agented Lender (the “Perfection Parties”) in the Collateral, Secured Party hereby acknowledges, with respect to all of the Collateral that it controls, that it will also hold control over such property as gratuitous bailee for the benefit of such Perfection Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(b)(2) and 9-313(c) of the UCC, if applicable) until, in the case of any Agented Lender or any Related Parties of such Agented Lender, such time as such Agented Lender becomes an Applicable Lender under the Loan Agreement and has a separate Security Agreement with respect to its Collateral; provided that Secured Party shall not have any fiduciary or other duty hereunder to any such Perfection Party.

10. Unconditional Grant of Security Interest. The obligations of Pledgor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Borrower under the Loan Agreement, by operation of law or otherwise;

(b) any modification or amendment of or supplement to the Loan Agreement;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of Borrower under the Loan Agreement;

(d) any change in the existence, structure or ownership of Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or its assets or any resulting release or discharge of any obligation of Borrower contained in the Loan Agreement;

(e) the existence of any claim, set-off or other rights which Pledgor may have at any time against Borrower, Secured Party or any other entity, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against Borrower for any reason of the Loan Agreement or any provision of applicable law or regulation purporting to prohibit the payment by Borrower of any Obligations; or any other act or omission to act or delay of any kind by Borrower, Secured Party or any other person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense (other than defense of payment) to Pledgor’s obligations hereunder.

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11. General.

(a) Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder or under any other Margin Loan Documentation without the prior written consent of Secured Party (and any attempted assignment or transfer by Pledgor without such consent shall be null and void) and (ii) Secured Party may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.07 of the Loan Agreement. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Perfection Parties and their respective successors and assigns permitted under the Loan Agreement) any legal or equitable right, remedy or claim under or by reason of this Security Agreement.

(b) No Waiver. No failure or delay by Secured Party in exercising any right or power hereunder or under any other Margin Loan Documentation shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder and under any other Margin Loan Documentation are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Margin Loan Documentation or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by Sections 9.01 and 9.03 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of an Advance shall not be construed as a waiver of any Event of Default, regardless of whether Secured Party or any Agented Lender may have had notice or knowledge of such Event of Default at the time.

(c) Continuing Agreement; Release of Collateral. This Security Agreement shall constitute a continuing agreement and shall continue in effect until the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued) have been paid in full, at which time the Collateral shall automatically be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of Secured Party and Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Pledgor. At the request and sole expense of Pledgor following any such

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termination, Secured Party shall deliver to Pledgor any Collateral held by Secured Party hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. No Collateral shall be released prior to the payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued), except as set forth in Section 2.06(d) of the Loan Agreement. Notwithstanding the foregoing, if at any time, any payment in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise, the rights and obligations of the parties hereunder, and the Liens of Secured Party on the Collateral shall be automatically reinstated and Pledgor shall promptly deliver any documentation reasonably requested by Secured Party to evidence such reinstatement.

(d) Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Security Agreement; if UCC definitions conflict, Article 8 and/or 9 definitions apply.

(e) Notice. Each notice to, or other communication with Secured Party or Pledgor hereunder shall be given to such party as provided under Section 9.02 of the Loan Agreement (as if Pledgor were the Borrower for purposes of such Section 9.02).

(f) Modifications. No provision hereof shall be modified or limited except pursuant to Section 9.01 of the Loan Agreement. The provisions of this Security Agreement shall not be modified or limited by course of conduct or usage of trade.

(g) Financing Statement. Pledgor hereby irrevocably authorizes Secured Party (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the Law of any other applicable jurisdiction (in each case without the signature of Pledgor to the extent permitted by applicable Law), reasonably necessary or appropriate in the judgment of Secured Party to perfect or evidence its security interest in and lien on the Collateral. Pledgor agrees to provide to Secured Party (or its designees) any and all information required under the UCC or the Law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

(h) Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and the other Margin Loan Documentation constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Security Agreement shall become effective when it shall have been executed by Secured Party and when Secured Party shall have received counterparts hereof that, when taken together, bear the

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signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of such signature page. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Security Agreement or any document to be signed in connection with this Security Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(i) Severability. Any provision of any Margin Loan Documentation held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(j) WAIVER OF MARSHALING. EACH OF PLEDGOR AND SECURED PARTY ACKNOWLEDGES AND AGREES THAT IN EXERCISING ANY RIGHTS UNDER OR WITH RESPECT TO THE COLLATERAL HEREUNDER OR UNDER ANY OTHER SECURITY AGREEMENT: (A) SECURED PARTY IS UNDER NO OBLIGATION TO MARSHAL ANY SUCH COLLATERAL; (B) SECURED PARTY MAY, IN ITS ABSOLUTE DISCRETION, REALIZE UPON SUCH COLLATERAL IN ANY ORDER AND IN ANY MANNER IT SO ELECTS; AND (C) SECURED PARTY SHALL APPLY THE PROCEEDS OF ANY OR ALL OF SUCH COLLATERAL TO THE SECURED OBLIGATIONS IN SUCH ORDER AS IT MAY DETERMINE. PLEDGOR WAIVES ANY RIGHT TO REQUIRE THE MARSHALING OF ANY SUCH COLLATERAL.

(k) Governing Law; Submission to Jurisdiction. This Security Agreement constitutes “Margin Loan Documentation” entered into in connection with the Loan Agreement. The provisions of Section 9.06 of the Loan Agreement shall apply mutatis mutandis to this Security Agreement as if such provisions were fully set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their duly authorized representatives as of the date first above written.

PLEDGOR:

VALOR TOPCO LIMITED

By:
Name:
Title:

[Signature Page to GP Parent Security Agreement]

SECURED PARTY:

[____________]

By:
Name:
Title:

[Signature Page to GP Parent Security Agreement]

Schedule 1

UCC Filing Location

1. District of Columbia

Exhibit A

Form of UCC Financing Statement

[Attached]

Exhibit B

Information with respect to Pledgor

Pledgor

Pledgor’s exact name (as it appears in Pledgor’s Organization Documents): Valor Topco Limited (f/k/a Valor EUR Topco Limited)

Pledgor’s type of entity: A non-cellular company within the meaning of section 2(1)(c) of the Companies (Guernsey) Law, 2008

Pledgor’s jurisdiction of organization: Guernsey

Pledgor’s mailing address:

East Wing, Trafalgar Court

Les Banques, St Peter Port

Guernsey, GY1 3PP

Pledgor’s place of business:

East Wing, Trafalgar Court

Les Banques, St Peter Port

Guernsey, GY1 3PP

EXHIBIT B-5

FORM OF CONTROL AGREEMENT

[Attached]

Exhibit B-5 to Margin Loan Agreement

B-5-1

ACCOUNT CONTROL AGREEMENT

THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of [_____], 2021 among Valor Buyer LP (“Pledgor”) with an address of 601 Lexington Avenue, 53rd Floor, New York, NY 10022, Deutsche Bank Trust Company Americas, as Securities Intermediary (“Securities Intermediary”), with an address of 60 Wall Street, Mailstop NYC60-2409, New York, NY 10005, and [APPLICABLE LENDER] (“Secured Party”), with an address of [__________].

DEFINITIONS

1.

“Account” shall mean the Account No. [_______] account established and maintained by Securities Intermediary hereunder in the name of Pledgor, identifying Secured Party as pledgee of Pledgor (as the same may be redesignated, renumbered or otherwise modified) to hold Collateral. For purposes of the UCC, the Account shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the UCC), and for purposes of the Hague Securities Convention[1] (“Convention”) the Account shall be deemed to be a “securities account” (within the meaning of Article 1(1)(b) of the Convention).

2.

“Authorized Person” shall be any person, whether or not an officer or employee of Secured Party, duly authorized by Secured Party to give Written Instructions on behalf of Secured Party, each such person to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person (unless such person is a signatory hereto) attached hereto as Schedule 1 (as it may be updated from time to time).

3.

“Collateral” for purposes of this Agreement shall mean the Account and all cash, securities, security entitlements, financial assets, investment property and other assets held in or credited to the Account from time to time, and the proceeds thereof (including, for the avoidance of doubt, securities underlying any such security entitlements).

4.

“Loan Agreement” shall mean the Margin Loan Agreement dated as of April 8, 2021, among Pledgor, as Borrower, Valor Buyer GP LLC, as Borrower’s general partner, the several Lenders party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent, as it may be amended from time to time.

5.

“Release Conditions” shall mean that (i) all Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued) owed to Secured Party and any Agented Lender with respect thereto and any Related Parties of the foregoing have been paid in full and (ii) the Commitments of Secured Party and any Agented Lender have been terminated in full.

[1]

Hague Securities Convention means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, dated July 5, 2006, as signed by the United States on such date, which came into legal force and effect on April 1, 2017.

6.	“Security Agreement” shall mean the Pledge and Security Agreement dated as of [______], 2021, between Pledgor and Secured Party.

7.	“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

8.

“Written Instructions” shall mean instructions in writing by an Authorized Person received by Securities Intermediary via letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC and the term “security” shall also include property included in the term “securities” in the Convention.

Any capitalized term used but not defined herein shall have the meaning given to such term in the Loan Agreement or the Security Agreement (collectively, the “Loan Documents”), as the context shall require.

Pledgor, Securities Intermediary and Secured Party are entering into this Agreement to provide for the control of the Account and the Collateral and to perfect the security interest of Secured Party in the Account and the Collateral.

Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.

Appointment of Securities Intermediary. Pledgor and Secured Party hereby appoint Deutsche Bank Trust Company Americas as Securities Intermediary in accordance with the terms and conditions set forth herein, and the Securities Intermediary hereby accepts such appointment.

2.

Security Interest. The parties acknowledge that, to secure the prompt and complete payment, performance and observance of all of the Secured Obligations (as defined in the Security Agreement) owed to Secured Party and any Agented Lender and their Related Parties, Pledgor has granted to Secured Party, for its benefit and the benefit of (x) any Agented Lender and (y) their Related Parties to the extent of any Secured Obligations owing to such Related Parties, pursuant to the Security Agreement, a security interest in all of its right, title and interest in the Collateral.

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3.	The Account.

a.

Securities Intermediary hereby represents and warrants to, and agrees with, Secured Party and Pledgor that (i) the Account has been established in the name of Pledgor, identifying Secured Party as pledgee of Pledgor, (ii) Securities Intermediary will maintain appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party, (iii) to the best of Securities Intermediary’s knowledge, except for the claims and interest of Secured Party and Pledgor in the Account (subject to any claim in favor of Securities Intermediary permitted under Section 6), Securities Intermediary does not know of any claim to or interest in the Account or any financial asset held in or credited to the Account and (iv) Securities Intermediary will credit to the Account all proceeds received by it with respect to the Collateral. Pledgor and Securities Intermediary agree that they will not terminate the Account prior to termination of this Agreement without the prior written consent of Secured Party. All parties agree that the Account is a “securities account” within the meaning of Article 8 of the UCC and Article 1(1)(b) of the Convention and that all property, including cash, held by Securities Intermediary in the Account shall be treated as “financial assets” within the meaning of Article 8 of the UCC. The Securities Intermediary confirms and agrees that (w) it is a “securities intermediary” within the meaning of Article 8 of the UCC and acting in such capacity with respect to the Collateral, (x) for purposes of Article 8 of the UCC, the State of New York is the Securities Intermediary’s jurisdiction and (y) as of the date hereof, it has an office in the United States which satisfies the requirements of clause (1) and (2) of Article 4 of the Convention. The Securities Intermediary and Pledgor each confirms that this Agreement constitutes the sole agreement between the Securities Intermediary and Pledgor governing the Account. The Securities Intermediary makes no representation or warranty, and shall have no responsibility or liability, with respect to the effectiveness of the Security Agreement or this Agreement in granting or perfecting Secured Party’s security interest in the Collateral.

b.

All securities or other property underlying any financial assets credited to the Account that are registered in the name of, or payable to the order of, any Person or are specially indorsed shall be indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case shall any such financial asset credited to the Account be registered in the name of Pledgor, payable to the order of Pledgor or specially indorsed to Pledgor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

4.

Deposit into the Account. Pledgor, simultaneously with the execution and delivery of this Agreement, has caused the initial Collateral to be deposited in the Account, which initial Collateral, together with any additional Collateral deposited in the Account from time to time following the date hereof, shall be held by the Securities Intermediary upon the terms and conditions hereinafter set forth and credited to the Account. Any cash maintained in the Account will not bear interest. The Securities Intermediary shall have no duty to solicit the Collateral. Pledgor or Secured Party shall notify the Securities Intermediary in writing at or prior to the time when Collateral is sent to the Securities Intermediary pursuant to this Agreement. The Securities Intermediary shall have no liability for Collateral, or interest thereon, sent to it that remains unclaimed and/or is returned if such written notification is not given.

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5.

Distribution of Collateral. The Securities Intermediary shall hold the Collateral in its possession until instructed hereunder to deliver the Collateral or any specified portion thereof in accordance with a Written Instruction signed by an Authorized Person of Secured Party pursuant to Section 7 or 15 hereof.

6.

Priority of Lien. Securities Intermediary hereby acknowledges the security interest granted to Secured Party (on behalf of itself and any Agented Lender and their Related Parties) by Pledgor. Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in, or credited to, the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and charges relating to the Account (including overdraft fees and reimbursement of amounts advanced to settle authorized transactions for the Account) in an aggregate amount not to exceed $100,000, it shall not assert any such lien, encumbrance, claim or right against the Account or any financial asset carried in the Account or any credit balance in the Account. Securities Intermediary (i) shall not enter into any agreement with any third party that (x) provides that Securities Intermediary shall comply with entitlement orders concerning the Account originated by such third party or (y) purports to limit or condition the obligation of Securities Intermediary to comply with Written Instructions, including entitlement orders, originated by Secured Party hereunder without the prior written consent of Pledgor, and (ii) represents and warrants to Secured Party that it has made no agreement of the type set forth in clause (i). For the avoidance of doubt, Securities Intermediary’s security interest in and lien on the Account and the Collateral set forth in this Section 6 shall not secure any amounts owed by Pledgor to Securities Intermediary pursuant to any other agreement between Pledgor and Securities Intermediary.

7.

Control. Secured Party and Pledgor hereby intend that this Agreement establish “control” by Secured Party of the Account and the Collateral for purposes of perfecting Secured Party’s security interest in the Account and the Collateral (on behalf of itself and any Agented Lender and their Related Parties) pursuant to Articles 8 and 9 of the UCC, and Securities Intermediary hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Account and the Collateral. Securities Intermediary shall comply at all times with entitlement orders originated by Secured Party concerning the Account without further consent by Pledgor. Unless an Event of Default has occurred and is continuing, Secured Party hereby covenants, for the benefit of Pledgor, that Secured Party will not originate entitlement orders concerning the Account or the Collateral, except in accordance with the Loan Documents. The foregoing covenant is for the benefit of Pledgor only and will not be deemed to constitute a limitation on Secured Party’s right, as between Securities Intermediary and Secured Party, to originate entitlement orders with respect to the Account and the Collateral or on Securities Intermediary’s obligation to comply with those entitlement orders.

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For the avoidance of doubt, Securities Intermediary shall at all times, without inquiry, comply with Written Instructions (including entitlement orders) solely from Secured Party with respect to the Account.

Securities Intermediary shall transfer Collateral from the Account only in accordance with the provisions of this Section 7 and as provided in Section 15.

In each instance in which Collateral consisting of Shares is deposited into or credited to the Account following the date hereof, if so requested by Secured Party, the Securities Intermediary will deposit or credit such Shares to a new sub-account within the Account.

8.

Statements and Notices. Securities Intermediary shall send copies of all monthly statements concerning the Account within five business days of the end of each month and advices of transactions affecting the Account promptly following the occurrence of such transactions, in each case to each of Pledgor and Secured Party at the addresses set forth in the heading of this Agreement. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any financial asset carried therein, Securities Intermediary shall make reasonable efforts to promptly notify Secured Party and Pledgor thereof. In addition, Securities Intermediary shall provide to the persons indicated on Schedule 2 hereto (as updated from time to time by Secured Party) the ability to view the types and amounts of Collateral held in or credited to the Account, pursuant to Securities Intermediary’s online platform.

9.

Limited Responsibility of Securities Intermediary. Securities Intermediary shall have no responsibility or liability to Pledgor for complying with entitlement orders concerning the Account originated by Secured Party. Securities Intermediary shall have no responsibility or liability to Secured Party with respect to the value of the Account (except on account of any breach of this Agreement by Securities Intermediary) or any asset held therein. Securities Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between Pledgor and Secured Party.

10.

Indemnification of Securities Intermediary. Pledgor hereby agrees to indemnify, defend and hold harmless Securities Intermediary, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent resulting from Secured Party’s or Securities Intermediary’s gross negligence, willful misconduct or breach of this Agreement. This indemnity shall be a continuing obligation of Pledgor and its successors and assigns, notwithstanding the earlier of resignation of the Securities Intermediary or termination of this Agreement.

5

Secured Party hereby agrees to indemnify and hold Securities Intermediary harmless from and against any and all any costs, expenses, damages, liabilities or claims, including attorneys’ fees, sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any Written Instructions (including entitlement orders) originated by Secured Party (except Written Instructions requested by Pledgor) with respect to the Account and the Collateral; provided that Secured Party shall not indemnify Securities Intermediary for those losses arising out of Securities Intermediary’s gross negligence, willful misconduct or breach of this Agreement. This indemnity shall be a continuing obligation of Secured Party and its successors and assigns, notwithstanding the earlier of resignation of the Securities Intermediary or termination of this Agreement.

11.

Compensation of Securities Intermediary. The Securities Intermediary shall be entitled to payment from Pledgor for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between Pledgor and the Securities Intermediary (as such fees may be adjusted from time to time). Annual fees are due annually in advance for each year or any part thereof. Pledgor shall reimburse the Securities Intermediary on demand for all loss, liability, damage, disbursements, advances or reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all outside counsel, advisors’ and agents’ fees and disbursements and other governmental charges. At all times, the Securities Intermediary will have a right of set off and first lien on the funds in the Collateral for payment of customary fees and expenses and all such loss, liability, damage or expenses, in an aggregate amount not to exceed $100,000. Such compensation and expenses may, at the election of Securities Intermediary, be paid from any Collateral that would otherwise be released to Pledgor to the extent not otherwise paid within thirty (30) days after an invoice has been rendered. The obligations contained in this Section 11 shall survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

12.

Resignation of Securities Intermediary. The Securities Intermediary may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to Pledgor and Secured Party. Pledgor and Secured Party may jointly remove the Securities Intermediary at any time by giving thirty (30) calendar days’ prior written notice to the Securities Intermediary. Upon such notice, a successor Securities Intermediary shall be appointed by Pledgor and Secured Party, which shall provide written notice of such to the resigning or removed Securities Intermediary. Such successor Securities Intermediary shall become the Securities Intermediary hereunder upon the resignation or removal date specified in such notice. If Pledgor and Secured Party are unable to agree upon a successor Securities Intermediary within thirty (30) days after notice of such resignation, the Securities Intermediary may apply to a court of competent jurisdiction for the appointment of a successor Securities Intermediary or for other appropriate relief. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Securities Intermediary in connection with such proceeding shall be paid by Pledgor. Upon receipt of the identity of the successor Securities Intermediary and such successor Securities Intermediary agreeing to act as Securities Intermediary hereunder and to comply with this Agreement, the Securities Intermediary shall deliver the Collateral then held hereunder to the successor Securities Intermediary; provided that the

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Securities Intermediary may condition such delivery on the payment of any accrued fees, costs and expenses or other obligations owed to the Securities Intermediary hereunder. Upon its resignation and delivery of the Collateral as set forth in this Section 12, the Securities Intermediary shall be discharged of and from any and all further obligations arising in connection with the Collateral or this Agreement.

13.	The Securities Intermediary.

a.

The duties, responsibilities and obligations of Securities Intermediary shall be limited to those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied against the Securities Intermediary. The Securities Intermediary shall not be subject to, nor required to comply with, any other agreement to which Pledgor or Secured Party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from Pledgor or Secured Party or an entity acting on its behalf. The Securities Intermediary shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

b.

If at any time the Securities Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), the Securities Intermediary is authorized to, in good faith, comply therewith in any manner it (in its reasonable determination) or legal counsel of its own choosing deems appropriate; and if the Securities Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Securities Intermediary shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

c.

The Securities Intermediary shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence or willful misconduct on its part. In no event shall the Securities Intermediary be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Secured Party, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, or (iv) for an amount in excess of the value of the Collateral, but only to the extent of direct money damages.

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d.

If any fees, expenses or costs incurred by, or any obligations owed to, the Securities Intermediary or its counsel hereunder are not promptly paid when due, the Securities Intermediary (i) may reimburse itself therefor from the Collateral consisting of cash (in an aggregate amount not to exceed $100,000) and (ii) may sell, liquidate, convey or otherwise dispose of any investment in respect of the Collateral with an aggregate value not to exceed $100,000 (less the aggregate amount of cash Collateral applied to reimbursement pursuant to clause (i) above) for such purpose. In addition, the Securities Intermediary may in its sole discretion withhold from any distribution of Collateral that would otherwise be released to Pledgor an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Securities Intermediary is entitled to hereunder.

e.

As security for the due and punctual performance of any and all of Pledgor’s obligations to the Securities Intermediary hereunder, now or hereafter arising, in an aggregate amount not to exceed $100,000, Pledgor hereby pledges, assigns and grants to the Securities Intermediary a continuing security interest in, and a lien on, the Collateral and all distributions thereon or additions thereto. The security interest of the Securities Intermediary shall at all times be valid, perfected and enforceable by the Securities Intermediary against Pledgor and all third parties in accordance with the terms of this Agreement.

f.

The Securities Intermediary may consult with legal counsel of its own choosing, at the reasonable expense of Pledgor, as to any matter relating to this Agreement, and the Securities Intermediary shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

g.

The Securities Intermediary shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Securities Intermediary (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, epidemic, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); provided that the Securities Intermediary shall use commercially reasonable efforts to resume performance as promptly as practicable thereafter.

h.

The Securities Intermediary shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder (subject to Section 13.l below) without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Securities Intermediary may act in conclusive reliance upon any instrument or signature believed by it to be genuine (subject to Section 13.l below) and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

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i.

The Securities Intermediary shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Securities Intermediary shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

j.

The Securities Intermediary shall not be under any duty to give the Collateral held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder. Uninvested funds held hereunder shall not earn or accrue interest.

k.

When the Securities Intermediary acts on any information, instructions or communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Securities Intermediary, absent gross negligence or bad faith, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Secured Party or is not in the form the Secured Party sent or intended to send (whether due to fraud, distortion or otherwise). The party that sent such communication shall indemnify the Securities Intermediary against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

l.	The Securities Intermediary shall at all times solely comply with the instructions or entitlement orders of Secured Party.

m.

The Securities Intermediary does not have any interest in or beneficial ownership of the Collateral deposited hereunder but is serving as securities intermediary and having only possession thereof. Pledgor shall pay or reimburse the Securities Intermediary upon request for any transfer taxes, withholding or other taxes relating to the Collateral incurred in connection herewith and shall indemnify and hold harmless the Securities Intermediary from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Account shall be subject to withholding regulations then in force with respect to United States taxes. Pledgor and Secured Party will provide the Securities Intermediary with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Securities Intermediary shall only be responsible for income reporting with respect to income earned on the Collateral and will not be responsible for any other reporting. For all applicable tax reporting and accounting purposes, all dividends, interest, distributions, gains and other income with respect to the Account shall be reported in the name of Pledgor. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Securities Intermediary.

9

n.

For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Securities Intermediary may conclusively rely upon such instructions or directions, delivered and executed by an Authorized Person of Pledgor or Secured Party.

14.

Termination. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Account and the Collateral, are powers coupled with an interest and shall not be affected by the lapse of time. This Agreement shall continue in effect until the earliest of (i) as to Securities Intermediary, Securities Intermediary’s resignation and delivery of the Collateral to a successor Securities Intermediary that agrees to act as Securities Intermediary hereunder and comply with this Agreement, in accordance with Section 12, (ii) any termination following the withdrawal of all Collateral from the Account pursuant to Section 15(b) below and (iii) Secured Party having notified Securities Intermediary in writing that this Agreement is to be terminated.

15.	Withdrawal of Collateral by Pledgor.

a.

For the avoidance of doubt, Securities Intermediary shall not release any Collateral upon a request from Pledgor and shall act solely upon the Written Instructions of Secured Party at all times, and Sections 15(b) and (c) shall not in any way affect the obligation of Securities Intermediary to comply with other instructions or entitlement orders originated by Secured Party.

b.

Pledgor may, following satisfaction of the Release Conditions, provide written notice to Secured Party that Pledgor is entitled to return of all of the Collateral held in the Account, subject to the immediately following sentence. If the Release Conditions have been met and Pledgor so requests, Secured Party agrees, vis a vis Pledgor, to deliver Written Instructions to Securities Intermediary to transfer the Collateral as requested in writing by Pledgor, and Securities Intermediary shall comply with such Written Instructions. Secured Party agrees, solely for the benefit of Pledgor, that it will deliver such Written Instructions promptly following satisfaction of the Release Conditions and a request from Pledgor therefor. For the avoidance of doubt, Securities Intermediary shall have no duty to determine whether the Release Conditions have been satisfied. This Agreement shall terminate upon Securities Intermediary’s delivery of all of the Collateral held in the Account to Pledgor in accordance with the terms of this Section 15(b).

10

c.

Notwithstanding any provision of this Agreement to the contrary, but subject to Section 15(a) above, Pledgor may, following satisfaction of the applicable conditions set forth in Section 2.06(d) of the Loan Agreement, provide written notice to Secured Party that Pledgor is entitled to release of the specified portion of the Collateral held in the Account to the extent permitted under Section 2.06(d) of the Loan Agreement, subject to the immediately following sentence. If Administrative Agent has notified Secured Party that it is reasonably satisfied that the conditions for such release under Section 2.06(d) of the Loan Agreement have been met, Secured Party agrees, solely for the benefit of Pledgor, to deliver Written Instructions to Securities Intermediary to effect such release as requested by Pledgor, and Securities Intermediary shall, without inquiry and in reliance on such Written Instructions, transfer such specified portion of Collateral pursuant to such Written Instructions of Secured Party. For the avoidance of doubt, Securities Intermediary shall have no duty to determine whether the relevant conditions to release set forth in the Loan Agreement have been satisfied.

16.

Representations. Each party hereto represents and warrants that (i) it has the power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance and (ii) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

17.

Ambiguity. In the event of any ambiguity or uncertainty in any Written Instructions, Securities Intermediary may request clarification thereof and refrain from taking any action other than to retain possession of the Collateral, unless and until Securities Intermediary receives new or revised Written Instructions which eliminate such ambiguity or uncertainty; provided that nothing in this sentence shall affect the rights or obligations of Secured Party and Securities Intermediary under Section 7 of this Agreement.

18.

Entire Agreement. This Agreement, any schedules hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.

19.

Amendments. No amendment, modification or (except as otherwise specified in Section 15(b) above) termination of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

20.

Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

11

21.	Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

22.

Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and signed by an authorized person and shall be deemed to have been properly given (i) when delivered in person, (ii) when sent by telecopy or other electronic means as approved in advance by the Securities Intermediary and electronic confirmation of error free receipt is received or (iii) upon receipt of notice sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties’ name at the heading of this Agreement. Any party may change its address for notices in the manner set forth above.

23.

Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement by telecopy or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Securities Intermediary acts on any Executed Documentation sent by electronic transmission, the Securities Intermediary will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being

12

understood and agreed that the Securities Intermediary shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Securities Intermediary acting on unauthorized instructions and the risk of interception and misuse by third parties.

24.

Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Account shall be governed by and construed in accordance with the laws of the State of New York. The State of New York is the Securities Intermediary’s jurisdiction. Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York County, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction any party hereto may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such party irrevocably agrees not to claim, and hereby waives, such immunity. Secured Party, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. As permitted by Article 4 of the Convention, the parties hereto agree that the law of the State of New York shall govern all of the issues specified in Article 2(1) of the Convention.

25.

USA PATRIOT Act Section 326 Customer Identification Program. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to U.S. financial institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Securities Intermediary is required to obtain, verify, record and update certain information relating to individuals and entities which maintain an account with the Securities Intermediary. Accordingly, Pledgor agrees to provide to the Securities Intermediary such identifying information and documentation as the Securities Intermediary may request from time to time in order to enable the Securities Intermediary to comply with Applicable Law.

26.

Conflict. In the case of a conflict between this Agreement and any custody or account agreement between Pledgor and Securities Intermediary, this Agreement shall prevail. As between Pledgor and Secured Party, in the case of any conflict between this Agreement and any Loan Document, the relevant Loan Document shall prevail.

[Remainder of page intentionally left blank; signature page follows]

13

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

VALOR BUYER LP, as Pledgor

By:
Name:
Title:

[Signature Page to Account Control Agreement]

[APPLICABLE LENDER], as Secured Party

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Securities Intermediary

By:
Name:
Title:

By:
Name:
Title:

15

Schedule 1

Authorized Person

Name	Title	Phone Number	Specimen Signature

Schedule 2

Authorized Persons for Online Access

Name	Company Name	Email Address	Telephone Number

EXHIBIT C

FORM OF FUND REPRESENTATION LETTER

[Attached]

Exhibit C to Margin Loan Agreement

C-1

FUND REPRESENTATION LETTER

Date: April [    ], 2021

To:	Valor Buyer LP, as the Borrower (as defined below)

Ladies and Gentlemen:

Reference is made to the Margin Loan Agreement, dated April 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Margin Loan Agreement”), among Valor Buyer LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Calculation Agent, and, solely for purposes of Articles 3, 5 and 6 thereof, Valor Buyer GP LLC, a Delaware limited liability company, as Borrower’s general partner. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Margin Loan Agreement.

Each of [Apax X USD L.P., a Guernsey limited partnership, and Apax X EUR L.P., a Guernsey limited partnership (each acting by its investment manager, Apax X GP Co. Limited)] (each, a “Fund Entity” and together, the “Fund Entities”), agrees that it will not (a) commit, or take any action to cause the Borrower to commit, fraud or intentional misrepresentation in connection with the Margin Loan Documentation, (b) except at the request of all Lenders, (1) file, cause or consent to the filing of, any voluntary petition for bankruptcy, reorganization, arrangement, liquidation or winding up in respect of the Borrower pursuant to federal bankruptcy law, or any similar federal or state law, (2) collude in, otherwise cooperate with (except as required by a court order or applicable Law) or consent to the appointment of a conservator, receiver, liquidator, trustee or other similar officer in respect of the Borrower or (3) collude in, otherwise cooperate with (except as required by a court order or applicable Law) or consent to the adjudication of the Borrower as bankrupt or insolvent in an involuntary proceeding of the Borrower or (c) prohibit or restrict the Borrower from depositing cash received under any Equity Commitment Letter into the Collateral Accounts following receipt, or fail to instruct the Borrower to deposit any cash received by the Borrower under any Equity Commitment Letter into the Collateral Accounts on a Pro Rata Basis within one Business Day following receipt, or (d) collude in, otherwise cooperate with (except as required by a court order or applicable Law) or consent to a breach by the Borrower of any of the “Specified Special Purpose Provisions”, as defined in its limited partnership agreement. Notwithstanding anything to the contrary contained in this Letter or the Margin Loan Agreement, in no event shall the Fund Entities be liable for any breaches of the foregoing sentence in the aggregate in excess of the then current Obligations outstanding under the Margin Loan Agreement. The parties hereto agree that, if the Fund Entities breach this Letter and in addition an Event of Default shall occur, Borrower’s claim for damages resulting from such breach shall be deemed equal to the amount of its Obligations that it is unable to pay.

The Borrower acknowledges and agrees that (1) the Borrower shall not, in any circumstance, have any recourse hereunder to the assets or property of any Person other than the Fund Entities, (2) no Person other than the Fund Entities shall have any obligation hereunder or in connection with the obligations contemplated hereby and (3) notwithstanding that such Fund Entity may be a partnership or limited liability company, no Person has any rights of recovery

1

against and no recourse hereunder or in respect of any oral representations made or alleged to have been made in connection herewith or therewith shall be had against any of the former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates, assignees or representatives or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, assignee or representative of any of the foregoing in their capacity as such (other than the Fund Entities themselves, an “Apax Fund Related Party” and together, the “Apax Fund Related Parties”), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of such Fund Entity against any Apax Fund Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, or otherwise, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Apax Fund Related Party for any obligations of such Fund Entity or any of its successors or assigns under this Letter, or under any documents or instrument delivered in connection herewith or therewith, in respect of any transaction contemplated hereby or thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

The Borrower acknowledges and agrees that this Letter does not serve as a guarantee that the Borrower will be able to meet any obligation under the Margin Loan Agreement, and that the Fund Entities’ collective liability hereunder is limited solely to those losses arising out of any breach by a Fund Entity of this Letter as more fully provided above, and then only to the extent the Borrower, following the occurrence of an Event of Default, has not otherwise been reimbursed or collected on any indemnity by any other Affiliate of a Fund Entity or subsidiary of a Fund Entity and not paid any amount owed under the Margin Loan Agreement. No provision of this Letter shall confer upon any Person other than the Borrower (including any authorized representatives, delegates, proxies or anyone authorized to act on behalf of the Borrower) any rights or remedies hereunder. Notwithstanding anything in this Letter or the Margin Loan Agreement to the contrary, the obligations hereunder shall not be recourse to any investor in any Fund Entity, and the Borrower shall not have the right to pursue any claim or action against any such investor.

This Letter and any non-contractual obligations arising from or in connection with it shall be governed by and construed in accordance with the laws of the State of New York.

2

Very truly yours,

[APAX X USD L.P.]

By: Apax X GP Co. Limited
Its: Investment Manager

By:
Name:
Title:	Director

[APAX X EUR L.P.]

By: Apax X GP Co. Limited
Its: Investment Manager

By:
Name:
Title:	Director

[Signature Page to Fund Representation Letter]

Acknowledged and agreed by:

Valor Buyer LP

By: Valor Buyer GP LLC,
Its: General Partner

By:
Name:
Title:

[Signature Page to Fund Representation Letter]

EXHIBIT D

FORM OF COLLATERAL CALL NOTICE

[DATE]

Valor Buyer LP

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, NY 10022

Attn: Roy Mackenzie

Reference is hereby made to that certain Margin Loan Agreement, dated April 8, 2021, among Valor Buyer LP, as Borrower, the several Lenders from time to time party thereto (the “Lenders”), Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent (as such may be amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Any capitalized term that is used but not defined herein shall have the meaning given thereto in the Loan Agreement.

We hereby notify you that a Collateral Shortfall is continuing on the date hereof. This notice shall constitute a “Collateral Call Notice” within the meaning of the Loan Agreement.

Yours truly,

[______]

Exhibit D to Margin Loan Agreement

D-1

EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of April 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Valor Buyer LP, a Delaware limited partnership, as Borrower (“Borrower”), the several Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Pursuant to the provisions of Section 2.08(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower, within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[     ]

Exhibit E-1 to Margin Loan Agreement

E-1-1

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of April 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among Valor Buyer LP, a Delaware limited partnership, as Borrower (“Borrower”), the several Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Pursuant to the provisions of Section 2.08(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower, within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[     ]

Exhibit E-2 to Margin Loan Agreement

E-2-1

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of April 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Valor Buyer LP, a Delaware limited partnership, as Borrower (“Borrower”), the several Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Pursuant to the provisions of Section 2.08(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower, within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[     ]

Exhibit E-3 to Margin Loan Agreement

E-3-1

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Margin Loan Agreement dated as of April 8, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Valor Buyer LP, a Delaware limited partnership, as Borrower (“Borrower”), the several Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Calculation Agent. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Pursuant to the provisions of Section 2.08(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Margin Loan Documentation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower, within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or an applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Exhibit E-4 to Margin Loan Agreement

E-4-1

EXHIBIT F

FORM OF EQUITY COMMITMENT LETTER

[Attached]

Exhibit F to Margin Loan Agreement

F-1

FORM OF EQUITY COMMITMENT LETTER

[Date]

Valor Buyer LP (“Borrower”)

c/o Apax Partners, L.P.

601 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is hereby made to the Margin Loan Agreement, dated as of April 8, 2021, by and among Borrower, the Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Calculation Agent, and, solely for purposes of Articles 3, 5 and 6 thereof, Valor Buyer GP LLC, a Delaware limited liability company, as Borrower’s general partner (as amended, restated, supplemented or modified from time to time, the “Margin Loan Agreement”, and together with all of the other documents and instruments (including the Margin Loan Documentation (as defined in the Margin Loan Agreement)) executed and delivered in connection therewith, the “Loan Documents”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Margin Loan Agreement.

This commitment letter (the “Commitment Letter”) sets forth the commitment of [Apax X USD L.P., a Guernsey limited partnership, and Apax X EUR L.P., a Guernsey limited partnership (each acting by its investment manager, Apax X GP Co. Limited)] (collectively, the “Investors” and each, an “Investor”), subject to the terms and conditions contained herein, to provide capital contributions, directly or indirectly, to Borrower, in connection with the Margin Loan Agreement.

1. Commitment.

(a) Borrower has informed the Investors that Borrower, [pursuant to Section 2.06(c) of the Margin Loan Agreement, is required to (i) (A) post Cash, Cash Equivalents or Other Acceptable Collateral to the Collateral Accounts on a Pro Rata Basis and/or (B) provide Eligible Letters of Credit to the Applicable Lenders on a Pro Rata Basis, (ii) prepay all or a portion of the outstanding principal amount of the Advances on a Pro Rata Basis, and pay any related amounts, pursuant to Section 2.06(a) of the Margin Loan Agreement, and/or (iii) execute one or more Permitted Sale Transactions,]1 [pursuant to Section 2.06(b) of the Margin Loan Agreement, is required to, in an aggregate amount equal to the Total Accrued Loan Amount, (i) pay Cash to the Administrative Agent, in accordance with Section 2.11 of the Margin Loan Agreement, and/or (ii) execute one or more Permitted Sale Transactions (the proceeds of which shall be paid to Administrative Agent in accordance with Section 2.11 of the Margin Loan Agreement promptly upon settlement),]2 in each case by 5:00 p.m., New York City time, on [•], 20[•]3 (the “Initial Cure Time”). Pursuant to the Margin Loan Agreement, the Initial Cure Time is extended to 5:00 p.m., New York City time, on [•], 20[•] 4 (the “Extended Cure Time”) if Borrower meets certain requirements, including delivering to the Administrative Agent and the Calculation Agent this Equity Commitment Letter, executed by Borrower and the Investors. In order to enable Borrower to comply with its obligations under the Margin

[1]	Note: Insert bracketed language if this Commitment Letter is entered into in connection with a Collateral Shortfall.
[2]	Note: Insert bracketed language if this Commitment Letter is entered into in connection with a Mandatory Prepayment Event.
[3]

Note: Insert (i) if this Commitment Letter is entered into in connection with a Collateral Shortfall, the second Scheduled Trading Day after the date on which Collateral Call Notice is received by Borrower or (ii) if this Commitment Letter is entered into in connection with a Mandatory Prepayment Event, the second Business Day following the date on which the related Mandatory Prepayment Event Notice is received.

[4]	Note: Insert 15th Business Day after Borrower’s receipt of the relevant notice.

1

Loan Agreement described in the first sentence of this paragraph after taking into account the combined effect of any other steps taken prior to the Initial Cure Time pursuant to the Margin Loan Agreement, on and subject to the terms of this Commitment Letter, each Investor hereby irrevocably and (subject to the terms of this Commitment Letter) unconditionally undertakes to Borrower to pay or cause to be paid to Borrower by way of capital contribution on or before the Extended Cure Time, an amount in cash equal to that Investor’s Pro Rata Percentage (as defined below) of the Investors’ aggregate commitment amount of US$[insert amount] (being the Capital Call Cure Amount) (the “Commitment”), which amount Borrower shall, following receipt, deposit directly into the Collateral Accounts on a Pro Rata Basis in accordance with the terms of Margin Loan Agreement. Until paid (or caused to be paid) to Borrower, such amount shall constitute an obligation of the Investors to make capital contributions to Borrower in an aggregate amount equal to the Commitment.

(b) Under no circumstances shall (i) any Investor be obligated hereunder to fund an aggregate amount in excess of such Investor’s Pro Rata Percentage of the Commitment or (ii) the Investors collectively be obligated to fund an aggregate amount in excess of the Commitment.

2. Fall Away of Obligations; Reduction of Commitment. The Investors’ respective obligations under this Commitment Letter to fund, or cause the funding of, the Commitment to Borrower shall, in each case, automatically and immediately terminate based on their respective Pro Rata Percentages (and in any event, if such actions are taken in an aggregate amount equal to the applicable Cure Amount, in full) to the extent that on or prior to the Extended Cure Time, Borrower [(i)(a) deposits (or causes to be deposited) into the Collateral Accounts on a Pro Rata Basis Cash, Cash Equivalents or Other Acceptable Collateral, (b) provides Eligible Letters of Credit to the Applicable Lenders on a Pro Rata Basis,] 5 [(i)][(ii)] prepays the outstanding principal amount of the Advances on a Pro Rata Basis, and pays any related amounts, pursuant to Section 2.06(a) of the Margin Loan Agreement and/or [(ii)][(iii)] executes one or more Permitted Sale Transactions [(the proceeds of which shall be paid to Administrative Agent in accordance with Section 2.11 of the Margin Loan Agreement promptly upon settlement)]6, in each case in accordance with the terms of the Margin Loan Agreement.

If any direct or indirect equityholder of Borrower other than the Investors shall contribute cash to the Borrower following the date hereof and such cash shall be credited to the Collateral Accounts, the Commitment (or, if such contribution shall be made by [Apax X (Guernsey) USD AIV L.P., the obligation of Apax X USD L.P.] with respect to the Commitment) shall be deemed satisfied to the extent of such contribution; provided that if any portion of such contribution is rescinded or must be returned for any reason, the corresponding portion of the Commitment shall be reinstated as if such contribution had not been made.

3. Investor Representations. Each Investor hereby represents and warrants to Borrower that, as of the date hereof:

(a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Reservations”), this Commitment Letter when executed in accordance with its terms will constitute such Investor’s legal and binding obligation and be enforceable against it in accordance with its terms;

[5]	Note: Delete bracketed language if this Commitment Letter is entered into in connection with a Mandatory Prepayment Event.
[6]	Note: Include bracketed language if this Commitment Letter is entered into in connection with a Mandatory Prepayment Event.

2

(b) the entry into and performance by such Investor of, and the transactions contemplated by, this Commitment Letter do not:

(i) contravene any law or regulation or judicial order applicable to it;

(ii) conflict with its constitutional or governing documents; or

(iii) conflict in any material respect with any document which is binding upon it or any of its assets, except where such conflict would not reasonably be expected to have a material adverse effect on the ability of that Investor to comply with its obligations under this Commitment Letter;

(c) such Investor has the power and capacity to enter into and perform, and has taken all necessary action to authorize the entry into and performance and delivery of, this Commitment Letter and the transactions contemplated hereunder;

(d) as of the date hereof, such Investor has, and immediately prior to the Extended Cure Time, will have sufficient cash, available lines of credit, capital commitments or other sources of available funds to satisfy such Investor’s Pro Rata Percentage of the Commitments in accordance with the terms and subject to the conditions set forth herein;

(e) such Investor has, to the extent necessary (in its sole determination), called capital from its limited partners in an amount sufficient, when combined with other sources, to equal such Investor’s Pro Rata Percentage of the Commitments;

(f) the proceeds of such capital calls (as described in subsection (e)) are not and will not be subject to any lien other than a lien that will be automatically released upon the transfer to Borrower and such automatic release is not subject to any condition that is not currently met or would not be met upon giving effect to such transfer;

(g) such Investor is entitled, pursuant to its Organizational Documents, to call or cause the transfer and funding of capital from its limited partners or other interest holders in connection with, and for the purpose of satisfying, a [Collateral Call Notice] [Mandatory Prepayment Event Notice] pursuant to this Commitment Letter in an amount at least equal to such Investor’s Pro Rata Percentage of the Commitment;

(h) the table below sets forth (i) its net asset value as of [__]7, (ii) the aggregate amount of the uncalled capital commitments of its limited partners as of [__]8 that are then available to be called by such Investor for the purpose contemplated by this Commitment Letter (its “Uncalled Capital Commitments”) and (iii) the aggregate amount of its outstanding obligations under its subscription line credit facility or otherwise that are secured by such uncalled capital commitments as of the date hereof (its “Subline Obligations” and the excess of such Uncalled Capital Commitments over such Subline Obligations, its “Available Capital Commitments”):

Investor	Net Asset Value	Uncalled Capital Commitments	Subline Obligations
[Apax X USD L.P.	$[ ]	$[ ]	$[ ]
Apax X EUR L.P.]	$[ ]	$[ ]	$[ ]

(i) it has Available Capital Commitments (treating as Uncalled Capital Commitments for this purpose any capital commitments that have been called in connection with this Commitment Letter) at least equal to 1.25 times such Investor’s Pro Rata Percentage of the Commitments; and

7	Note: Insert date on which NAV is most recently internally available.
8	Note: Insert most recent date of LP closing for Investors.

3

(j) the aggregate amount available to be drawn under the Subscription Facility does not exceed $1,000,000 as of the date of this Commitment Letter (after taking into account the borrowing base and pending borrowings, including without limitation any such borrowings pending for purposes of application toward the Cure Amount by the Cure Time).

4. Borrower Representations. Borrower hereby represents and warrants to the Investors that, as of the date hereof:

(a) subject to the Reservations, this Commitment Letter when executed in accordance with its terms will constitute Borrower’s legal and binding obligation and be enforceable against Borrower in accordance with its terms;

(b) the entry into and performance by Borrower of, and the transactions contemplated by, this Commitment Letter do not:

(i) contravene any law or regulation or judicial order applicable to it;

(ii) conflict with its constitutional or governing documents; or

(iii) conflict in any material respect with any document which is binding upon it or any of its assets, except where such conflict would not reasonably be expected to have a material adverse effect on the ability of Borrower to comply with its obligations under this Commitment Letter; and

(c) Borrower has the power and capacity to enter into and perform, and has taken all necessary action to authorize the entry into and performance and delivery of, this Commitment Letter and the transactions contemplated hereunder.

5. Enforceability; Assignment. This Commitment Letter may only be enforced by Borrower against an Investor. None of the rights of Borrower under this Commitment Letter may be assigned or transferred without the prior written consent of the Investors, other than in connection with an assignment by the Borrower to another Person in accordance with Section 9.07 of the Margin Loan Agreement. An Investor’s obligation to fund all or any portion of the Commitment set forth herein may be assigned or transferred by that Investor to any person(s); provided, however, that any such assignment or transfer shall not relieve that Investor of its obligations under this Commitment Letter (including its obligation to fund a portion of the Commitment) to the extent not performed by such person(s). Any assignment or transfer in violation of any provisions of this Section 5 shall be null and void.

6. No Modification. This Commitment Letter may not be amended or otherwise modified without the prior written consent of Borrower and the Investors.

7. Governing Law; Jurisdiction; Waiver of Jury Trial; Agent for Service of Process.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State. All legal actions or proceedings arising out of or relating to this Commitment Letter shall be heard and determined in any U.S. Federal or New York State court sitting in New York, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such legal action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such legal action or proceeding. The consents to jurisdiction and venue set forth in

4

this Section 7 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any legal action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9 of this Commitment Letter. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.

Each Investor hereby irrevocably designates, appoints, authorizes and empowers as its agent for service of process Corporation Service Company at its offices currently located at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, to accept and acknowledge for and on behalf of such Investor service of any and all process, notices or other documents that may be served in any suit, action or proceeding relating hereto or any other Margin Loan Documentation in any New York State or Federal court sitting in the State of New York. Each Investor agrees that such service (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section shall affect the right of the Borrower to serve process in any manner permitted by law, or limit any right that the same may have to bring proceedings against any Investor in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

8. Counterparts; Entire Agreement. This Commitment Letter may be executed and delivered by facsimile or electronic transmission and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Commitment Letter constitutes the entire agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the parties with respect to the transactions contemplated hereby.

9. Notices. All notices, requests, claims, demands and other communications hereunder shall be given and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next Business Day if transmitted by national overnight courier with confirmation of delivery, or (d) upon confirmation of delivery if transmitted by facsimile, as follows:

if to the Investors:

[Apax X USD L.P.

Apax X EUR L.P.]

5

Third Floor Royal Bank Place

1 Glategny Esplanade

St Peter Port, Guernsey GY1 2HJ

Attn: Andrew Guille

Email: GeneralPartner@apax.gg

if to Borrower:

Valor Buyer LP

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, NY 10022

Attn: [__]

Email: [__]

10. No Third Party Beneficiaries. This Commitment Letter shall inure to the benefit of and be binding upon Borrower and the Investors. Nothing in this Commitment Letter, express or implied, is intended to nor does it confer upon any person other than Borrower and the Investors any rights or remedies under, or by reason of, or any rights to enforce, the Commitment or any provisions of this Commitment Letter or to confer upon any person any rights or remedies against any person other than Borrower and the Investors under or by reason of this Commitment Letter (in each case, as and to the extent expressly set forth in this Commitment Letter); provided that the Related Persons (as defined below) are express third party beneficiaries of Section 13 of this Commitment Letter and shall be entitled to enforce the provisions of Section 13 of this Commitment Letter. For the avoidance of doubt, the Commitment will be funded to Borrower by the Investors and under no circumstances will the Administrative Agent or any Lender be entitled to or seek that the Investors fund, or cause the funding of, the Commitment directly to the Administrative Agent or to any Lender.

11. Several Liability; Maximum Liability.

Each party acknowledges and agrees that (a) this Commitment Letter is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this Commitment Letter nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise; (b) the obligations of each of the Investors under this Commitment Letter are solely contractual in nature and (c) the determination of each Investor was independent of each other. Notwithstanding anything to the contrary contained in this Commitment Letter (but subject to the immediately succeeding sentence), the liability of each Investor hereunder shall be several, not joint or joint and several, based upon its respective Pro Rata Percentage, and no Investor shall be liable for any amounts hereunder in excess of its Pro Rata Percentage of the Commitment or such lesser amount as may be required to be paid by the Investors in accordance with the terms hereof. For purposes of this Commitment Letter, the “Pro Rata Percentage” shall mean, with respect to any Investor, the percentage that such Investor’s direct or indirect ownership of Borrower as of any such time represents of all Investors’ direct or indirect ownership of Borrower as of any such time.

Notwithstanding anything to the contrary contained in this Commitment Letter, the maximum aggregate liability of Borrower and all the Investors under this Commitment Letter shall in no event exceed an aggregate amount equal to the Commitment, and the remedies of Borrower under this Commitment Letter shall be limited to seeking specific performance of each Investor’s obligation to fund its Pro Rata Percentage of the Commitment hereunder or such lesser amount as may be required to be paid by the Investors in accordance with the terms hereof.

6

12. Termination. The obligation of the Investors to fund, or cause the funding of, the Commitment, will terminate automatically and immediately (at which time the obligation shall be discharged) upon the earliest to occur of (a) the Maturity Date (after any funding in respect of the Commitment required to be made hereunder on such date has been funded in full), (b) the termination of the Margin Loan Agreement in accordance with its terms, (c) the funding of the Commitment in full in accordance with the terms hereof, (d) the date on which the Advances and all other amounts due under the Loan Documents have been repaid in full, (e) the deposit (from any source) of Cash, Cash Equivalents or Other Acceptable Collateral by Borrower into the Collateral Accounts on a Pro Rata Basis in an amount equal to the applicable Cure Amount in accordance with the terms of the Margin Loan Agreement after taking into account the combined effect of any other steps taken prior to the Initial Cure Time pursuant to the Margin Loan Agreement, (f) the provision by Borrower of Eligible Letters of Credit to the Applicable Lenders on a Pro Rata Basis in respect of the applicable Cure Amount and (g) the prepayment by Borrower of the outstanding principal amount of the Advances, and payment of any related amounts, pursuant to Section 2.06(a) of the Margin Loan Agreement, in an amount equal to the applicable Cure Amount. Upon termination, all rights and obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto. For the avoidance of doubt, Borrower shall not be or be deemed to be the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at any time whether before or after any enforcement of any security created or purported to be created under the Security Agreements.

13. No Recourse. Notwithstanding anything that may be expressed or implied in this Commitment Letter or any document or instrument delivered in connection herewith, and notwithstanding the fact that the Investors may be partnerships or limited liability companies, by its acceptance of the benefits of this Commitment Letter, Borrower acknowledges and agrees that no person other than the Investors has any obligations hereunder or in connection with the transactions contemplated hereby and that no recourse shall be had hereunder, or for any claim based on, in respect of, or by reason of, such obligations or their creation, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, against, and no personal liability shall attach to, be imposed on or otherwise be incurred by any Related Person, whether by or through attempted piercing of the corporate veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of Borrower or any Investor against any Related Person, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise. For the purposes of this Commitment Letter, “Related Person” means (i) any former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, affiliated (or commonly advised) funds, members, managers, general or limited partners or assignees or successors of the Investors or (ii) any former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, affiliated (or commonly advised) funds, members, managers, general or limited partners, or assignees or successors of any of the foregoing, but excluding in each case Borrower to the extent that paragraph (i) or (ii) would otherwise apply to it.

14. Confidentiality. This Commitment Letter shall be treated as confidential by each of the parties hereto. This Commitment Letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Investors; provided that no such written consent shall be required for disclosure to the Administrative Agent, Calculation Agent or any Lender and to such person to whom it would be permitted to disclose “Information” (with this Commitment Letter constituting confidential “Information”) under Section 9.11 of the Margin Loan Agreement (and on the same terms); provided, further, that the parties may disclose the existence of this Commitment Letter to the extent required by law, the applicable rules of any national securities exchange or in connection with any required regulatory filings relating to the transactions contemplated by the Loan Documents.

7

15. Certain Waivers. Each Investor acknowledges and agrees that any claim that any Investor may have against the Borrower under or in connection with this Commitment Letter (or the Commitment provided under this Commitment Letter) will be subordinate to any claim that the Administrative Agent, Calculation Agent or any Lender may have against the Borrower under the Margin Loan Agreement. Each Investor hereby waives (x) any right of set-off, counterclaim, deduction or retention it might otherwise have against the Borrower in respect of the Commitment due from such Investor and (y) any claim or defense that it may have under Section 365(c) of the Bankruptcy Code with respect to the enforceability of its obligation under this Commitment Letter.

* * * * *

[Signature pages follow]

8

If this Commitment Letter is agreeable to you, please so indicate by signing in the space indicated below.

Very truly yours,

[APAX X USD L.P.]

By:	Apax X GP Co. Limited
Its:	Investment Manager

By:
Name:
Title:

[APAX X EUR L.P.]

By:	Apax X GP Co. Limited
Its:	Investment Manager

By:
Name:
Title:

[Signature Page to Equity Commitment Letter]

Accepted and agreed to as of the first date written above.

Borrower

VALOR BUYER LP

By:
Name:
Title:

[Signature Page to Equity Commitment Letter]

EXHIBIT G

FORM OF CAPITAL CALL CONFIRMATION

[Attached]

Exhibit G to Margin Loan Agreement

G-1

EXHIBIT G

FORM OF CAPITAL CALL CONFIRMATION

[DATE]

To:	Valor Buyer LP,

as Borrower under the Loan Agreement

Reference is hereby made to that certain Margin Loan Agreement, dated April 8, 2021, among Valor Buyer LP, a Delaware limited partnership, as Borrower, the several Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Calculation Agent, and, solely for purposes of Articles 3, 5 and 6 thereof, Valor Buyer GP LLC, a Delaware limited liability company, as Borrower’s general partner (as such may be amended, restated, supplemented or modified from time to time, the “Loan Agreement”). Any capitalized term that is used but not defined herein shall have the meaning given thereto in the Loan Agreement.

[The Calculation Agent or a Lender, as the case may be, has provided a Collateral Call Notice to Borrower pursuant to Section 2.06(c) of the Loan Agreement identifying a Collateral Shortfall.]1

[The Calculation Agent or a Lender, as the case may be, has provided a Mandatory Prepayment Event Notice to Borrower pursuant to Section 2.06(b) of the Loan Agreement identifying a Mandatory Prepayment Event.]2

Pursuant to the terms of the Loan Agreement, [Apax X GP Co. Limited, the Investment Manager] of [Apax X USD L.P. and Apax X EUR L.P.], confirms that:

1.

It has called capital from the limited partners of the Fund Entity or Fund Entities for which it serves as investment manager [or managing general partner, as applicable], in each case in an aggregate amount in Cash sufficient to fund the relevant Fund Entity’s pro rata share of the applicable Capital Call Cure Amount.

2.

With respect to each Fund Entity for which it serves as investment manager [or managing general partner, as applicable], (a) such capital calls have been made in compliance with the Organizational Documents of such Fund Entity and (b) such Fund Entity has cash on hand, cash equivalents, available lines of credit or unused or otherwise available capital commitments at least equal to the amount set forth in clause (1) above with respect to such Fund Entity.

[1]	Insert if a Collateral Shortfall has occurred.
[2]	Insert if a Mandatory Prepayment Event has occurred.

1

3.

It will deliver, or cause to be delivered, to the Borrower all amounts received in respect of such capital calls as promptly as practicable but in any event no later than the Extended Cure Time, and the Borrower shall transfer all such amounts into the Collateral Accounts on a Pro Rata Basis following receipt.

4.	It will not rescind or modify, or permit the Fund Entities to rescind or modify, any such capital calls.

5.

It will promptly (but in any event within one Business Day) notify the Administrative Agent and Calculation Agent if it has received notice or has any other reason to believe that any such capital calls made will not be satisfied.

Yours truly,

[APAX X GP CO. LIMITED., in its capacity as Investment Manager of APAX X USD L.P. and APAX X EUR L.P.]

By: _________________________________
Name:
Title:

2

EXHIBIT H

FORM OF ISSUER AGREEMENT

[Attached]

Exhibit H to Margin Loan Agreement

H-1

ISSUER AGREEMENT

April [__], 2021

[LENDER]

Re: Margin Loan Agreement to be entered into by Valor Buyer LP

Ladies and Gentlemen:

This letter agreement (the “Issuer Agreement”) is being entered into at the request of Valor Buyer LP, a Delaware limited partnership (the “Borrower”), in connection with the Margin Loan Agreement, dated as of April 8, 2021, among the Borrower, Valor Buyer GP LLC, as the Borrower’s general partner, [LENDER], as lender (the “Lender”), the other lenders party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent and JPMorgan Chase Bank, N.A., as Calculation Agent (as amended, supplemented or otherwise modified from time to time, the “Margin Loan Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Investment Agreement, dated as of December 4, 2019, by and between Verint Systems Inc. (the “Issuer”) and Borrower, as assignee of Valor Parent LP, a Delaware limited partnership (“Valor Parent”) (the “Investment Agreement”).

On May 7, 2020, the Issuer issued to Valor Parent shares of Series A Preferred Stock pursuant to the Series A Certificate of Designation and in accordance with the Investment Agreement and, prior to the date hereof, Valor Parent transferred such shares of Series A Preferred Stock to the Borrower and Valor Parent was subsequently dissolved on June 22, 2020. On June 12, 2020, Borrow and Issuer entered into a letter agreement with respect to a margin loan agreement and such agreements are being terminated and replaced by the Issuer Agreement and Margin Loan Agreement. On April 6, 2021, the Issuer issued to the Borrower shares of Series B Preferred Stock pursuant to the Series B Certificate of Designation and in accordance with the Investment Agreement. Pursuant to the Security Agreement (as defined below), (x) on the date hereof, the Lender is acquiring a first priority security interest in (a) such shares of Series A Preferred Stock (the “Pledged Series A Preferred Stock”) and (b) certain Common Stock of the Issuer that may be received upon conversion of the Series A Preferred Stock in accordance with the Series A Certificate of Designation and (y) on the date hereof, the Lender is acquiring a first priority security interest in (a) such shares of Series B Preferred Stock (the “Pledged Series B Preferred Stock” and, together with the Pledged Series A Preferred Stock, the “Pledged Preferred Stock”) and (b) certain Common Stock of the Issuer that may be received upon conversion of the Series B Preferred Stock in accordance with the Series B Certificate of Designation (together with the Common Stock described in clause (x)(b), the “Pledged Common Stock”).

The Pledged Preferred Stock and any Pledged Common Stock will be credited or delivered to, and held in, an account at a third-party custodian (which may be the Lender or an affiliate thereof) (the “Custodian”) in each case subject to the security interest granted under the Security Agreement (the “Collateral Account”). As used herein, “Business Day” means any day on which commercial banks are open in New York City, “DTC” means the Depository Trust Company, and “Holding Period Start Date” means, with respect to any Pledged Preferred Stock or any Pledged Common Stock issued upon conversion of such Pledged Preferred Stock, the later of (x) the applicable date of issuance of such Pledged Preferred Stock and (y) the date on which the Lender’s “holding period” under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), commences with respect to such Pledged Preferred Stock (it being agreed that such holding period shall be deemed to have commenced on the date on which the Borrower first pledged such Pledged Preferred Stock to any lender under the Margin Loan Agreement).

As used in this Issuer Agreement, the following terms shall have the following definitions:

“Exercises of Remedies” means the exercise of remedies by the Lender (including through its affiliates or agents) under the Margin Loan Agreement and/or the Security Agreement, including foreclosure, conversion, assignments, transfers or other dispositions of the Pledged Preferred Stock and any Pledged Common Stock, in all cases after an Event of Default (as defined in the Margin Loan Agreement). For the avoidance of doubt, any Exercise of Remedies shall be made pursuant to and subject to the limitations set forth in Annex A (the “Foreclosure Limitations”).

“Security Agreement” means the definitive collateral document entered into in connection with the Margin Loan Agreement pursuant to which the Borrower has granted a lien to the Lender in the Pledged Preferred Stock and Pledged Common Stock as collateral security for the Borrower’s obligations to the Lender under the Margin Loan Agreement.

“Transactions” means the making of the loans by the Lender under the Margin Loan Agreement and the granting of the Lien by Borrower to the Lender in the Pledged Preferred Stock and Pledged Common Stock as collateral security for the Borrower’s obligations thereunder.

1. Issuer Agreements. The Issuer agrees, covenants, represents and warrants as follows:

(a) The Issuer confirms that based solely on the information provided to the Issuer prior to its execution of this Issuer Agreement (it being understood that the Issuer has received the Margin Loan Agreement and the Security Agreement), the Issuer has no objection to the Transactions and none of the Transactions or any Exercise of Remedies violates, or is restricted in any manner by, any constitutional document of the Issuer or any other agreement to which the Issuer is a party (in all respects subject to the Foreclosure Limitations), or any insider trading or other policy or rule of the Issuer.

2

(b) The Issuer agrees and acknowledges that the Borrower shall have the right to pledge and sell the Pledged Preferred Stock or Pledged Common Stock to the extent permitted in connection with, and that the Transactions constitute “Back Leverage” pursuant to the terms of the Investment Agreement. The Issuer further agrees and acknowledges that any transferee of the Pledged Preferred Stock or Pledged Common Stock in an Exercise of Remedies shall not be subject to any restriction on transfer applicable to the Borrower pursuant to the Investment Agreement.

(c) The Issuer acknowledges that pursuant to the Security Agreement, the Borrower can assign by way of security to the Lender its rights as a Holder (as defined in the Registration Rights Agreement) under the Registration Rights Agreement (as defined in the Investment Agreement), and confirms that it has no objection to the assignment of such rights thereunder or any transfers of Pledged Preferred Stock or Pledged Common Stock to the Lender made in connection with the grant of the security interest to the Lender under the Security Agreement or any Exercise of Remedies.

(d) Except as required by applicable law and stock exchange rules, as determined in good faith by the Issuer, the Issuer will not take any actions intended to hinder or delay any Exercise of Remedies by the Lender pursuant to the Margin Loan Agreement or the Security Agreement. Without limiting the generality of Sections 1(f) through 1(h) below, the Issuer agrees, upon the Lender’s request in connection with any Exercise of Remedies, to cooperate in good faith (and in accordance with applicable law) with the Lender and/or the Issuer’s transfer agent in any transfer of Pledged Preferred Stock or Pledged Common Stock or conversion of Pledged Preferred Stock to Pledged Common Stock, in each case, made pursuant to any Exercise of Remedies under the Margin Loan Agreement or the Security Agreement.

(e)

(i) The Issuer confirms that the Pledged Series B Preferred Stock meet the requirements of Rule 144A(d)(3) under the Securities Act. The Issuer further confirms that the Pledged Series A Preferred Stock and Pledged Common Stock issued upon conversion thereof has been assigned “unrestricted CUSIPs”, do not bear any restrictive legend. The Issuer agrees that (A) it has caused the Series B Preferred Stock to be issued in book-entry DTC form as of the date hereof bearing a “restricted CUSIP” for regular book-entry settlement of Rule 144A securities in DTC, (B) as promptly as practicable but in any event within five Business Days of receipt by the Issuer of an opinion of counsel from either (x) counsel to the Lender, (y) counsel to the Borrower or (z) another nationally recognized counsel reasonably acceptable to the Issuer (an “Opinion of Counsel”), stating, inter alia, that the Pledged Series B Preferred Stock may be transferred without registration under the Securities Act and that such opinion may be relied upon by the Issuer’s transfer agent, it being agreed that an opinion substantially in the form attached hereto as Exhibit 2, Exhibit 3 or Exhibit 4 delivered by Davis Polk & Wardwell LLP, Kirkland & Ellis LLP or any other “AmLaw 100” law firm (as published by the American Lawyer) shall be deemed to satisfy the requirement for an Opinion of Counsel set forth in this paragraph, it will deliver

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to its transfer agent such Opinion of Counsel and a free transferability certificate substantially in the form attached hereto as Exhibit 5 certifying that the restrictive legend on such Series B Preferred Stock can be removed and (C) it will cause any Pledged Common Stock to be issued in book-entry DTC form, bearing a restricted or unrestricted CUSIP to the extent such Pledged Preferred Stock is required to bear a restricted or unrestricted CUSIP as set forth herein and, as promptly as practicable but in any event within five Business Days of receipt by the Issuer of an Opinion of Counsel stating, inter alia, that the Pledged Common Stock may be transferred without registration under the Securities Act and that such opinion may be relied upon by the Issuer’s transfer agent, it will deliver to its transfer agent such Opinion of Counsel and a free transferability certificate substantially in the form attached hereto as Exhibit 5 certifying that the restrictive legend on such Pledged Common Stock can be removed. The date on which all Pledged Series B Preferred Stock and Pledged Common Stock issued upon conversion thereof shall have been assigned an unrestricted CUSIP and shall not bear any restrictive legends is referred to as the “Unrestricted Date”.

(ii) The Issuer shall cause any Pledged Preferred Stock and any Pledged Common Stock not held in DTC form as set forth above to be held from and after issuance in the form of uncertificated securities registered on the books of the Issuer and its transfer agent in the name of the Lender, except as otherwise instructed by the Lender or as set forth in Section 1(g) below. The Issuer acknowledges and agrees that the Lender shall have the exclusive right to give instructions to the Issuer or its transfer agent with respect to the transfer of Pledged Preferred Stock and Pledged Common Stock or conversion of Pledged Preferred Stock and agrees to comply with any such instructions relating to transfers and/or conversions that are in compliance with this Issuer Agreement and applicable law. The Issuer further acknowledges and agrees that, if the Lender notifies the Issuer that any instruction for the transfer of the Pledged Preferred Stock or Pledged Common Stock or the conversion of any Pledged Preferred Stock in accordance with the applicable Certificate of Designation that is delivered by the Lender to the Issuer is delivered pursuant to an Exercise of Remedies, such transfer or conversion shall not be subject to (i) any restriction applicable to the Borrower pursuant to the Investment Agreement or otherwise or (ii) any other restriction, except as set forth in Section 1(f) or 1(g) below or under applicable law.

(f) In connection with any Exercise of Remedies, the Issuer shall, to the extent reasonably requested by the Lender, use commercially reasonable efforts to cooperate in good faith with the Lender in any transfer of Pledged Preferred Stock or Pledged Common Stock pursuant to any such Exercise of Remedies. For purposes of any transfer of Pledged Preferred Stock or Pledged Common Stock held in the form of uncertificated securities registered on the books of the Issuer and its transfer agent, in connection with an Exercise of Remedies, the Issuer will not, and will instruct its transfer agent not to, require any documents or requirements that are in addition to those

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set forth in the Foreclosure Limitations, other than (i) an instruction executed by the Lender in the form attached hereto as Exhibit 1 (an “Instruction”), which shall be delivered by the Custodian in the case of Pledged Preferred Stock that is held in book-entry form through DTC immediately prior to such transfer, with a single “Z” level medallion stamp guarantee of the Lender’s signature (unless the Issuer’s transfer agent shall accept an Instruction with a lesser level or with no medallion stamp guarantee), and (ii) for any transfer of Pledged Series B Preferred Stock or Pledged Common Stock issued upon conversion thereof constituting “restricted securities” within the meaning of Rule 144 prior to the Unrestricted Date, an Opinion of Counsel, it being agreed that an opinion substantially in the form attached hereto as Exhibit 2 or Exhibit 3 delivered by Davis Polk & Wardwell LLP or any other “AmLaw 100” law firm (as published by the American Lawyer) shall be deemed to satisfy the requirement for an Opinion of Counsel set forth in this paragraph. As promptly as practicable but in any event within five Business Days of delivery to the Issuer of an Instruction with respect to the transfer of any Pledged Preferred Stock or Pledged Common Stock in the form of uncertificated securities and, if required as set forth in the immediately preceding sentence, an Opinion of Counsel, the Issuer shall cause its transfer agent to register the transfer of the Pledged Preferred Stock or Pledged Common Stock specified in such Instruction to the name(s) of the purchaser(s) specified in such Instruction, free of any legend regarding the Investment Agreement and, if such transfer is with respect to Pledged Series A Preferred Stock or Common Stock issued upon conversion thereof or takes place on or after the Unrestricted Date or an Opinion of Counsel in the form of Exhibit 3 is delivered, free of any securities law legend.

(g) If (i) the Lender delivers an Instruction for either or both of (x) the conversion of any Pledged Preferred Stock into Common Stock or (y) the transfer of any Pledged Common Stock, (ii) the Lender notifies the Issuer that such Instruction is delivered pursuant to an Exercise of Remedies and (iii) either (x) such Instruction is with respect to Pledged Series A Preferred Stock or Common Stock issued upon conversion thereof, (y) such Instruction is delivered on or after the Unrestricted Date or (z) the Issuer receives an Opinion of Counsel stating that the restrictive legend relating to securities laws may be removed (it being agreed that an opinion substantially in the form attached hereto as Exhibit 3 delivered by Davis Polk & Wardwell LLP or any other “AmLaw 100” law firm (as published by the American Lawyer) shall be deemed to satisfy the requirement for an Opinion of Counsel set forth in this clause (iii)(z)), the Issuer shall, as promptly as practicable but in any event within five Business Days of delivery to the Issuer of such Instruction and, if such Instruction is delivered with respect to Pledged Series B Preferred Stock or Common Stock issued upon conversion thereof prior to the Unrestricted Date, such Opinion of Counsel, cause the Common Stock issuable upon such conversion to be issued or such Pledged Common Stock to be transferred, as applicable, in book-entry DTC form, without any restrictive legends and bearing an unrestricted CUSIP, and credited to the Collateral Account or as otherwise directed by the Lender; provided that if clauses (i) and (ii) of this sentence are satisfied but clause (iii) is not satisfied, the Issuer shall within five Business Days of delivery to the Issuer of such Instruction cause the Common Stock issuable upon such conversion to be issued or such Pledged Common Stock to be transferred, as applicable, in book-entry DTC form, bearing a restricted CUSIP, and credited to the Collateral Account or as otherwise directed by the Lender. Prior to the date hereof, the Issuer has procured a restricted CUSIP for the Common Stock for regular book-entry settlement of Rule 144A securities in DTC.

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(h) In connection with any Exercise of Remedies whereby all or any portion of the Pledged Preferred Stock or Pledged Common Stock is or may be sold in a private resale transaction exempt from registration under the Securities Act prior to the date one year immediately following the applicable Holding Period Start Date (or such other time as may then apply under applicable securities laws), the Issuer shall use its commercially reasonable efforts to provide, within a reasonable time following a request by the Lender, a reasonable opportunity for a customary business, legal and documentary diligence investigation to potential purchasers of such Pledged Preferred Stock and/or shares of Pledged Common Stock that are institutional investors that confirm they are acquiring the securities for investment purposes only and not to influence Control (as defined below) of the Issuer, as identified by the Lender in such notice, subject to customary non-disclosure agreements to be executed by any such purchaser; provided that (i) such diligence investigation is not unreasonably disruptive to the business of the Issuer and its subsidiaries and (ii) the Issuer shall, for the avoidance of doubt, not be required to provide any diligence investigation or similar access to a competitor.

(i) The Issuer will make all payments on the Pledged Preferred Stock and the Pledged Common Stock with a record date on and after the date hereof to the Collateral Accounts, as irrevocably directed by the Borrower, unless the Issuer has received a written notice from the Lender directing otherwise.

(j) The Issuer agrees that any lock-up agreement that the Borrower or any of its affiliates may be required to enter into pursuant to Section 2.6 of the Registration Rights Agreement or otherwise shall not in any way limit any Exercise of Remedies or have any applicability to any person that purchases Pledged Preferred Stock or Pledged Common Stock in an Exercise of Remedies.

(k) The Issuer represents and warrants that:

(1) Except as described in the preamble to this Issuer Agreement, the Issuer has not entered into any other “issuer agreement” or agreement similar to this Issuer Agreement with respect to the Pledged Preferred Stock and/or the Pledged Common Stock other than in connection with the Margin Loan Agreement and the Security Agreement (or a substantially similar security agreement with another lender that is a party to the Margin Loan Agreement); and

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(2) The Pledged Preferred Stock will, upon issuance pursuant to the terms of the Investment Agreement and the terms of the applicable Certificate of Designation and upon payment therefor, be duly and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive or similar rights and will rank senior in all respects to the Common Stock. The Pledged Common Stock, when issued upon conversion of the Pledged Preferred Stock, will be duly and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive or similar rights and will rank pari passu in all respects with all other existing shares of Common Stock.

(l) The Issuer agrees that the Lender and its directors, officers and employees shall have no liability to the Issuer for any breach of this Issuer Agreement by the Lender that is caused, directly or indirectly, by the actions or omissions of the Borrower and/or the Issuer’s transfer agent.

The provisions of this Section 1 are solely for the benefit of the Lender, and no other person shall have rights as a third-party beneficiary of any of such provisions, subject to Section 2(f) below.

2. Lender Agreements. The Lender represents and warrants to, and covenants and agrees with Issuer, that:

(a) The Lender agrees and acknowledges that, prior to the occurrence and continuance of an Event of Default (as defined in the Margin Loan Agreement) that results in any Exercise of Remedies, the Lender shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Pledged Preferred Stock or Pledged Common Stock; provided that, subject to Section 2(f) below in the case of an assignment, the Lender may pledge or assign its rights under the Margin Loan Agreement.

(b) The Lender hereby irrevocably acknowledges and agrees with the Issuer that the Pledged Preferred Stock or Pledged Common Stock (including, for the avoidance of doubt, any share that, immediately prior to any direct or indirect transfer thereof out of a Collateral Account, constitutes Pledged Preferred Stock or Pledged Common Stock) (x) have not been registered under the Securities Act or any applicable state securities laws, and are therefore “restricted securities” within the meaning of Rule 144, (y) have a holding period that, in the hands of the Lender, commenced on the Holding Period Start Date and will be subject to the transfer restrictions contemplated herein and (z) may not be sold, pledged, hypothecated or otherwise made subject to a security interest or otherwise transferred (it being understood that a release of the Pledged Preferred Stock or Pledged Common Stock from the lien granted under the Security Agreement in accordance with the requirements set forth in this Issuer Agreement, shall not constitute a “transfer” for purposes of this clause (z)) except pursuant to a foreclosure in connection with an Exercise of Remedies or as otherwise permitted under the Investment Agreement and as permitted under the Securities Act.

(c) The Lender agrees that any sale of Pledged Preferred Stock or Pledged Common Stock by or through the Lender or its affiliates will only be made in transactions registered under the Securities Act or in transactions that are exempt from registration under the Securities Act.

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(d) The Lender is not, and has not been during the preceding three months, an affiliate (within the meaning of Rule 144) of the Issuer. If the Lender reasonably determines that it is, at the time of any sale of Pledged Preferred Stock or Pledged Common Stock, in reliance on Rule 144 or at any time during the preceding three months has been, an affiliate of the Issuer (within the meaning of Rule 144), then, for the avoidance of doubt and without limitation of the Lender’s other obligations hereunder, the Lender will comply with the conditions set forth in Rule 144 applicable to sales by affiliates, including the manner and volume conditions thereunder in any Exercise of Remedies pursuant to Rule 144.

(e) The Lender agrees that, upon reasonable request of the Issuer, in furtherance of the Issuer’s obligation under Sections 1(e), 1(f) or 1(g) (but without limiting the Issuer’s obligation thereunder), it will cooperate in good faith with the Issuer to provide assistance, clarification or customary documentation. The Lender further agrees that, if the Issuer reasonably requests any customary information, certification or representation from any third party (other than the Borrower) that purchases Pledged Preferred Stock or Pledged Common Stock from the Lender or its affiliates (other than in a transaction registered under the Securities Act or a sale pursuant to Rule 144 or in respect of which Issuer received an Opinion of Counsel as set forth above), the Lender will reasonably cooperate with the Issuer’s efforts to obtain such information, certification or affidavit.

(f) Any assignee of Lender’s rights and obligations under the Margin Loan Agreement shall enter into a joinder to this Issuer Agreement in form and substance reasonably acceptable to the Issuer, or shall deliver to the Issuer a counterpart, executed by the assignee, of a substantially identical agreement and the Issuer shall as promptly as is reasonably practicable accept such assignment by executing such joinder or counterpart.

(g) The Lender agrees that the Issuer and its directors, officers and employees shall have no liability to the Lender for any breach of this Issuer Agreement by the Issuer that is caused, directly or indirectly, by the actions or omissions of the Borrower and/or the Issuer’s transfer agent.

(h) The Lender will promptly notify the Issuer when (i) all obligations owed to the Lender under the Margin Loan Agreement (other than contingent indemnification obligations for which no claim has been asserted or accrued) have been paid in full and (ii) all commitments of the Lender to make loans under the Margin Loan Agreement have been terminated in full (the date as confirmed in writing by the Lender, the “Termination Date”).

(i) On the date hereof, the Lender has provided the Issuer with a true and correct copy of the Margin Loan Agreement and Security Agreement as in effect on the date hereof.

(j) The Lender acknowledges and agrees that the Issuer, the Issuer’s transfer agent and their respective counsel may rely on its representations, warranties, acknowledgments and covenants set forth herein and in the Margin Loan Agreement and Security Agreement and related documentation for purposes of facilitating the pledge of the Pledged Preferred Stock and/or Pledge Common Stock in connection with the Margin Loan Agreement, the Security Agreement and other transactions contemplated hereby.

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(k) The Lender acknowledges and agrees that any Exercise of Remedies will be subject to the Foreclosure Limitations.

(l) The Lender agrees that following any release of Pledged Preferred Stock or Pledged Common Stock from the lien granted under the Security Agreement (other than a transfer among the Lender and one or more other lenders to the Margin Loan Agreement in accordance with the Margin Loan Agreement), the Lender shall cooperate in good faith with the Issuer and the Borrower to facilitate the registration of such Pledged Preferred Stock or Pledged Common Stock on the books and records of the Issuer’s transfer agent in the name of the Borrower and/or the legending or re-legending of such Pledged Preferred Stock or Pledged Common Stock.

(m) The Lender agrees that it will not transfer any Pledged Preferred Stock through DTC, and will transfer such Pledged Preferred Stock solely in uncertificated form on the books of the Issuer’s transfer agent pursuant to the provisions in Section 1 above governing transfers of uncertificated securities (which such provisions, for the avoidance of doubt, shall apply to, and govern, any such transfer of the Pledged Preferred Stock).

3. Borrower Undertakings. The Borrower agrees with the Issuer that:

(a) It will reimburse the Issuer for all reasonable and documented out-of-pocket fees and expenses of the Issuer (including, without limitation, all reasonable and documented fees and expenses of external counsel to the Issuer) incurred in connection with the negotiation of and entry into this Issuer Agreement.

(b) It will promptly notify the Issuer when the Termination Date has occurred.

(c) The Borrower agrees that (i) it will not transfer any Preferred Stock or Common Stock through DTC, and will transfer such Preferred Stock and Common Stock solely in uncertificated form on the books of the Issuer’s transfer agent and in accordance with the Investment Agreement and (ii) promptly following the release of any Pledged Preferred Stock or Pledged Common Stock from the lien granted under the Security Agreement (other than as part of a transfer among the Lender and one or more other lenders to the Margin Loan Agreement in accordance with the Margin Loan Agreement), the Borrower shall cooperate in good faith with the Issuer and the Lender to facilitate the registration of such Pledged Preferred Stock or Pledged Common Stock on the books and records of the Issuer’s transfer agent in the name of the Borrower and/or the legending or re-legending of such Pledged Preferred Stock or Pledged Common Stock, in each case, unless the Borrower is no longer an affiliate of the Company or transfers the shares in a transaction that is registered or exempt under the Securities Act.

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(d) Borrower (x) represents and warrants that the Holding Period Start Date is the date hereof and (y) repeats for the benefit of the Issuer the representations and warranties contained in Section 3.12 of the Margin Loan Agreement.

4. Miscellaneous

(a) Each party represents to the other parties hereto that it has the power to execute and deliver this Issuer Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, and its obligations under this Issuer Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) This Issuer Agreement and the rights and obligations of the Issuer, Borrower and the Lender hereunder may not be amended, modified or waived without the written consent of the other parties hereto.

(c) Except with respect to claims of fraud, no party hereto shall have any liability hereunder for any special, incidental, punitive, indirect or consequential damages (including with respect to loss of profits), it being agreed that, in the event of willful misconduct, bad faith or gross negligence of the Issuer, in each case, in connection with actions or omissions taken (or required to be taken) in connection with (i) the conversion of any Pledged Preferred Stock to Pledged Common Stock, (ii) the exchange of any restricted CUSIP for an unrestricted CUSIP with respect to any Pledged Preferred Stock and/or Pledged Common Stock and/or (iii) the removal of any restrictive legend on any Pledged Preferred Stock and/or Pledged Common Stock, damages resulting from diminution in the value of the Pledged Preferred Stock or Pledged Common Stock shall not constitute special, incidental, punitive, indirect or consequential damages.

(d) This Issuer Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City (and any appropriate appellate courts), in any action or proceeding arising out of or relating to this Issuer Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(f) Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Issuer Agreement in any court referred to in Section 4(e) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ISSUER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 4(G).

(h) All notices and other communications hereunder (including, for the avoidance of doubt, the delivery of any Instruction pursuant to Section 1(f) or 1(g) of this Issuer Agreement) shall be in writing and shall be delivered (i) by hand or overnight courier service or mailed by certified or registered mail as follows, or (ii) by electronic mail to the applicable e-mail address, as follows:

(i) if to the Issuer, to:

Verint Systems Inc.

175 Broadhollow Road

Melville, New York 11747

Attention: Chief Administrative Officer

Email: peter.fante@verint.com

with a copy to (which shall not constitute notice):

Jones Day

250 Vesey Street

11

New York, NY 10281

Attention: Randi Lesnick and Brad Brasser

Email: rclesnick@jonesday.com, bcbrasser@jonesday.com

(ii) if to the Lender, to:

[__]

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications sent to an e-mail address shall be deemed received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose). Each party hereto may change its address, telephone number or e-mail address for notices and other communications hereunder by at least three Business Days’ notice to the other party hereto.

(i) The parties hereto agree that the terms and provisions of this Issuer Agreement shall govern all matters set forth herein and, to the extent inconsistent with any terms or provisions of the applicable Certificate of Designations, the terms and provisions of this Issuer Agreement shall prevail.

(j) This Issuer Agreement shall expire and be of no further force and effect on and after the occurrence of the Termination Date.

[Remainder of Page Intentionally Left Blank]

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Annex A

Foreclosure Limitations

With respect to its Exercise of Remedies pursuant to the Margin Loan Agreement or the Security Agreement, and with respect to Issuer and the Pledged Preferred Stock and/or Pledged Common Stock, the Lender:

(1) shall not be entitled to exercise its rights or remedies in a manner that would cause it (together with, without duplication, any Affiliate of it and any other person subject to aggregation of such shares with it under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder) to become at any one time the beneficial owner (within the meaning of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) of more than 9.0% of the then outstanding Common Stock of the Issuer; and

(2) will not knowingly (after reasonable inquiry) sell, transfer or otherwise dispose of any Pledged Preferred Stock and/or Pledged Common Stock otherwise than in a Qualifying Disposition.

As used herein:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Broadly Distributed Offering” means a broadly distributed public offering that is either (i) registered under the Securities Act or (ii) pursuant to an available exemption from registration (including, without limitation, Rule 144A or Regulation S) under the Securities Act (including the acquisition of the Pledged Preferred Stock and/or Pledged Common Stock by the underwriter or initial purchaser of such offering, which may be the Lender or an Affiliate of the Lender, in connection with the settlement of such offering).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Qualifying Disposition” means a sale, transfer or other disposition of Pledged Preferred Stock and/or Pledged Common Stock:

(i) to any Person who acquires them in a Broadly Distributed Offering;

(ii) effected on any securities exchange so long as neither Lender nor any of its Affiliates solicited or arranged for the solicitation of orders to buy such Pledged Preferred Stock and/or Pledged Common Stock in anticipation of or in connection with such sale;

(iii) made in compliance with the manner-of-sale requirements set forth in Rule 144(g) of the Securities Act;

(iv) to a Person that Lender believes in good faith is not, and after giving effect to such sale, transfer or other disposition, will not be, an “affiliate” (as such term is used under the Securities Act) of Issuer;

(v) to a Person that is an “affiliate” (as such term is used under the Securities Act) of Issuer prior to such sale, transfer or other disposition, so long as the number of shares of Pledged Preferred Stock and/or Pledged Common Stock, together with any shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock that are collateral or other security for any other transaction to which Lender or any Affiliate thereof is party, sold, transferred or otherwise disposed of to such Person (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate, assuming conversion of any Common Stock, exceed 9.0% of the outstanding shares of Common Stock of the Issuer; or

(vi) to Issuer or any subsidiary thereof.

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Exhibit 1

Form of Instruction

Form of Instruction

Verint Systems Inc.

175 Broadhollow Road

Melville, New York 11747

Broadridge Corporate Issuer Solutions, Inc.

Attn: Issuance Department

51 Mercedes Way

Edgewood, NY 11717

Ladies and Gentlemen:

[The undersigned hereby instructs Verint Systems Inc. (the “Issuer”) and its transfer agent to transfer [ ] shares of [Series A Preferred Stock (Cusip No. 92343X 407) / Series B Preferred Stock (Restricted Cusip No. 92343X 506) / common stock (Cusip No. 92343X 209)] of the Issuer to [name of transferee].]1

[The undersigned hereby instructs Verint Systems Inc. (the “Issuer”) and its transfer agent to convert [ ] shares of [Series A Preferred Stock (Cusip No. 92343X 407) / Series B Preferred Stock (Cusip No. [_____])] into common stock (Cusip No. 92343X 209) in accordance with the terms of the [Series A] [Series B] Certificate of Designation and to deliver such common stock to [name of transferee or DTC participant and account number.]2

Dated:

Signed:

[ ]

By:
Name:

Signature guarantee:

[1]	Include in the case of an Instruction for the transfer of Preferred Stock or Common Stock in uncertificated form.
[2]	Include in the case of an Instruction for the conversion of Preferred Stock.

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Exhibit 2

Form of Opinion of Counsel [Private Placement]

Form of Opinion of Counsel

Verint Systems Inc.

175 Broadhollow Road

Melville, New York 11747

Ladies and Gentlemen:

We are acting as counsel for [_______] (“Secured Party”) in connection with the sale by it of [_____] shares of [Series B Preferred Stock / common stock] (the “Securities”) of Verint Systems Inc., a Delaware corporation (“Issuer”), that were [received upon conversion of shares of Series B Preferred Stock] pledged to it by Valor Buyer LP (“Borrower”) to secure Borrower’s obligations pursuant to the Margin Loan Agreement dated as of April 8, 2021 among, inter alia, Borrower and Secured Party.

We have examined a representation letter from Secured Party dated as of [____] (the “Seller’s Letter”) with respect to the sale of the Securities. In rendering the opinion expressed herein, we have relied exclusively on the Seller’s Letter, a copy of which is attached hereto as Schedule I, as to matters of fact, and we have without independent inquiry or investigation assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so and (v) all statements in the Seller’s Letter were and are accurate.

Based on the foregoing, we are of the opinion that the Securities may be sold by Secured Party without registration under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Securities.

This opinion is limited to the federal securities law of the United States of America.

This opinion is rendered solely to you in connection with the proposed sale of the Securities by Secured Party. This opinion may not be relied upon by you for any other purpose or relied upon by any other person or furnished to any other person without our prior written consent.

Very truly yours,

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Schedule I

[Law Firm]

[Address]

Re:	Sale of [_____] Shares of [Series B Preferred Stock / Common Stock] of Verint Systems Inc. (“Issuer”) to Qualified Institutional Buyers in a Private Placement

Ladies and Gentlemen:

We hereby refer to the Margin Loan Agreement dated as of April 8, 2021 (the “Loan Agreement”) between [______] (“we,” “our” or “us”) and Valor Buyer LP (“Borrower”) pursuant to which Borrower has pledged to us, inter alia, shares of Series B Preferred Stock (the “Pledged Preferred Stock”) of Issuer to secure Borrower’s obligations to us under the Loan Agreement.

In connection with our proposed sale, as pledgee under the Security Agreement (as defined in the Loan Agreement), of [____] shares of [Pledged Preferred Stock / common stock of Issuer received upon conversion of shares of Pledged Preferred Stock] (the “Securities”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), we represent and warrant to you:

(a)

The Securities are being sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or to purchasers that we and any person acting on our behalf reasonably believe are qualified institutional buyers. We have notified the purchaser of the restrictions on further transfer of the Securities, and the purchaser is aware that the Securities are being sold by us pursuant to an exemption from registration under the Securities Act for private placements of securities.

(b)	Issuer is subject to Section 13(a) and/or Section 15(d) of the Securities Exchange Act of 1934, as amended.

(c)	Neither we nor any person acting on our behalf has offered or sold the Securities by any form of general solicitation or general advertising.

Very truly yours,

[___________]

By: ___________________________________
Name:
Title:

Exhibit 3

Form of Opinion of Counsel [Rule 144]

Form of Opinion of Counsel

Verint Systems Inc.

175 Broadhollow Road

Melville, New York 11747

Ladies and Gentlemen:

We are acting as counsel for [_______] (“Secured Party”) in connection with the sale by it of [_____] shares of [Series B Preferred Stock / common stock] (the “Securities”) of Verint Systems Inc., a Delaware corporation (“Issuer”), that were [received upon conversion of shares of Series B Preferred Stock] pledged to it by Valor Buyer LP (“Borrower”) to secure Borrower’s obligations pursuant to the Margin Loan Agreement dated as of April 8, 2021 among, inter alia, Borrower and Secured Party.

We have examined a representation letter from Secured Party dated as of [____] (the “Seller’s Letter”) with respect to the sale of the Securities. In rendering the opinion expressed herein, we have relied exclusively on the Seller’s Letter, a copy of which is attached hereto as Schedule I, as to matters of fact, and we have without independent inquiry or investigation assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so and (v) all statements in the Seller’s Letter were and are accurate.

Based on the foregoing, we are of the opinion that the Securities may be sold by Secured Party as described in the Seller’s Letter without registration under the Securities Act of 1933, as amended, in reliance of Rule 144 promulgated thereunder and that any restrictive legends concerning transfers of the Securities may be removed.

This opinion is limited to the federal securities law of the United States of America.

This opinion is rendered solely to you in connection with the proposed sale of the Securities by Secured Party. This opinion may not be relied upon by you for any other purpose or relied upon by any other person or furnished to any other person without our prior written consent.

Very truly yours,

Schedule I

[Law Firm]

[Address]

Re:	Sale of [_____] Shares of [Series B Preferred Stock / Common Stock] of Verint Systems Inc. (“Issuer”)

Ladies and Gentlemen:

We hereby refer to the Margin Loan Agreement dated as of April 8, 2021 (the “Loan Agreement”) between [______] (“we,” “our” or “us”) and Valor Buyer LP (“Borrower”) pursuant to which Borrower has pledged to us, inter alia, shares of Series B Preferred Stock (the “Pledged Preferred Stock”) of Issuer to secure Borrower’s obligations to us under the Loan Agreement.

In connection with our proposed sale, as pledgee under the Security Agreement (as defined in the Loan Agreement), of [____] shares of [Pledged Preferred Stock / common stock of Issuer received upon conversion of shares of Pledged Preferred Stock] pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), we represent and warrant to you:

(a)	We are not an “affiliate” of Issuer within the meaning of Rule 144 under the Securities Act and have not been such an affiliate within the preceding three months.

(b)

Issuer is, and has been for a period of at least 90 days immediately before the proposed sale, subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

(c)	A period of at least six months has elapsed for purposes of Rule 144(d) under the Securities Act since the date the Pledged Preferred Stock was pledged to us.

(d)	Issuer has satisfied the conditions set forth in Rule 144(c)(1) under the Securities Act at the time of the proposed sale.

Very truly yours,

[___________]

By: ___________________________________
Name:
Title:

Exhibit 4

Form of Opinion of Counsel [De-Legending]

[DATE]

[VERINT SYSTEMS INC.]

Re:	Request for Legend Removal

Ladies and Gentlemen:

We are issuing this letter as special counsel to [     ] (the “Shareholder”) in connection with the removal of the Legend (as defined below) by the Shareholder of an aggregate of [             ] shares (the “Shares”) of [             ] of Verint Systems Inc. (the “Company”). The Shares are registered in the name of the Shareholder and are subject to the restrictive legend set forth in Exhibit A hereto (the “Legend”).

For purposes of this letter, we have examined a shareholder representation letter dated [         ] from the Shareholder (the “Shareholder Representation Letter”) and such other agreements, documents, records and legal matters as we have deemed necessary or relevant for purposes of issuing this letter.

We have assumed for purposes of this letter, as of the date hereof: that each document we have reviewed for purposes of this letter that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine; that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder; that each such document was duly authorized by all requisite action, corporate or other; and that such documents were duly executed and delivered by each party thereto.

In rendering the opinion expressed below, we have also assumed with your permission that: (a) the Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, amended (the “Exchange Act”), for a period of at least 90 days immediately preceding the date hereof, and has filed all reports required to be filed under Section 13 of the Exchange Act during the 12 month period immediately preceding the date hereof (or for such shorter period that the issuer has been required to file such reports); (b) the Shareholder satisfies the required holding period under Rule 144(d); and (c) the Shares were not initially issued by an issuer as defined in Rule 144(i)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

We understand that you have received a copy of the Shareholder Representation Letter and we assume that you do not have any reason to believe that any factual statements and assumptions contained in those documents are incorrect. If the factual statements and assumptions set forth in this letter and referred to above prove to be incorrect or if they later change, our opinion as set forth in this letter could differ or, in some cases, be null and void. We have not made, and will not make, any effort to independently verify any information provided by the Company or the Shareholder, whether in such representations or otherwise. In rendering the opinion expressed below, we have relied upon, among other things, the representations in the Shareholder Representation Letter. We have assumed that there has been no relevant change or development between the dates as of which the information cited above was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

Based on our review of the documents referred to above, in reliance on the representations and other statements set forth in such documents, subject to the above assumptions and subject to the limitations expressed herein, it is our opinion that the [book entry interests] issued to evidence the Shares are no longer required to bear the Legend.

Our opinion herein is limited to matters arising under the Securities Act and we express no opinion as to the application or effect of any other United States federal laws or the laws of any other jurisdiction, including, without limitation, any state securities laws. Furthermore, this opinion is limited to the specific issues addressed herein and is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof, nor do we assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, or for any other reason.

This opinion has been furnished to you to assist you solely in your capacity as the the Company in connection with the removal of the Legend as contemplated hereby and may not be relied upon or utilized by any other person (including, without limitation, the Shareholder or any broker), other than your transfer agent with respect to the Shares, or by you or your transfer agent for any other purpose without our prior written consent.

                Sincerely,

EXHIBIT A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, OR EXCEPT, WITH RESPECT TO ANY COMMON STOCK, WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS

Exhibit 5

Free Transferability Certificate

CUSIP:_________________

Dear Sir/Madam:

Whereas the Series B Preferred Stock of Verint Systems Inc. (the “Securities”) have become freely tradable without restrictions by non-affiliates of Verint Systems Inc. (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 5.09 of the Investment Agreement, dated as of December 4, 2019, by and between Verint Systems Inc. and Valor Parent LP, a Delaware limited partnership and an Affiliate of the Borrower (the “Investment Agreement”), pursuant to which the Securities were issued, the Company hereby instructs you that:

(i) the restrictive legends described in Section 5.09 of the Investment Agreement and set forth on the Securities or Common Stock issued upon conversion of the Securities shall be deemed removed without further action on the part of holders; and

(ii) the restricted CUSIP number for the Securities shall be deemed removed from the Securities and replaced with the unrestricted CUSIP number set forth therein, in accordance with the terms and conditions of the Securities and as provided in the Investment Agreement, without further action on the part of holders.

Capitalized terms used but not defined herein shall have the meanings set forth in the Investment Agreement.

Very truly yours,

Verint Systems Inc.

By:
Name:
Title:

EXHIBIT I

FORM OF BORROWING CONFIRMATION

[Attached]

Exhibit I to Margin Loan Agreement

I-1

EXHIBIT I

FORM OF BORROWING CONFIRMATION

[DATE]

To:	[ ],

as Administrative Agent under the Loan Agreement

Reference is hereby made to that certain Margin Loan Agreement, dated April 8, 2021, among Valor Buyer LP, a Delaware limited partnership, as Borrower, the several Lenders from time to time party thereto, Bank of Montreal, Chicago Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Calculation Agent, and, solely for purposes of Articles 3, 5 and 6 thereof, Valor Buyer GP LLC, a Delaware limited liability company, as Borrower’s general partner (as such may be amended, restated, supplemented or modified from time to time, the “Loan Agreement”). Any capitalized term that is used but not defined herein shall have the meaning given thereto in the Loan Agreement.

[The Calculation Agent or a Lender, as the case may be, has provided a Collateral Call Notice to Borrower pursuant to Section 2.06(c) of the Loan Agreement identifying a Collateral Shortfall.]1

[The Calculation Agent or a Lender, as the case may be, has provided a Mandatory Prepayment Event Notice to Borrower pursuant to Section 2.06(b) of the Loan Agreement identifying a Mandatory Prepayment Event.]2

Pursuant to the terms of the Loan Agreement, [applicable Fund Entity] confirms that:

1.

It has submitted a borrowing request under a Subscription Facility under which [applicable Fund Entity] is a borrower requesting a borrowing in an amount equal to the [Cure Amount][3] [Total Accrued Loan Amount][4].

2.	Attached hereto is such executed borrowing request under such Subscription Facility.

[1]	Insert if a Collateral Shortfall has occurred.
[2]	Insert if a Mandatory Prepayment Event has occurred.
[3]	Insert if a Collateral Shortfall has occurred.
[4]	Insert if a Mandatory Prepayment Event has occurred.
[5]	Insert if a Collateral Shortfall has occurred.

1

3.

(a) Such borrowing request has been submitted in compliance with such Subscription Facility; (b) [applicable Fund Entity] has unused or otherwise available commitments under such Subscription Facility in an amount at least equal to the [Cure Amount][5] [Total Accrued Loan Amount][6] and such amount is available for the purpose contemplated hereby; (c) after giving effect to such borrowing, no default or mandatory prepayment shall exist under such Subscription Facility at the time of such borrowing; and (d) the proceeds of such borrowing are not and will not be subject to any lien other than a lien that will be automatically released upon the delivery thereof to the Borrower, and such automatic release is not subject to any condition that is not currently met or would not be met upon giving effect to such delivery.

4.

It will deliver, or cause to be delivered, to the Borrower all amounts received in respect of such borrowing as promptly as practicable but in any event no later than the Borrowing Extended Cure Time, and the Borrower shall transfer all such amounts into the Collateral Accounts on a Pro Rata Basis following receipt.

5.	It will not rescind or modify, or permit [applicable Fund Entity] to rescind or modify, such borrowing request.

6.

It will promptly (but in any event within one Business Day) notify the Administrative Agent and Calculation Agent if it has received notice or has any other reason to believe that such borrowing request will not be satisfied.

Yours truly,

[Applicable Fund Entity]

By: Apax X GP Co. Limited
Its: Investment Manager

By:
Name:
Title:

[6]	Insert if a Mandatory Prepayment Event has occurred.

2